As filed with the Securities and Exchange Commission on March 17, 2004

                                                     Registration No. 333-111891

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                 Amendment No. 1
                                       to
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                                  KOPPERS INC.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                              2491                          25-1588399
(State or other jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)         Classification Code Number)          Identification No.)


                               436 Seventh Avenue
                         Pittsburgh, Pennsylvania 15219

                                 (412) 227-2001
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ----------------------------

                       See Table of Additional Registrants
                          ____________________________

                                 Steven R. Lacy

      Senior Vice President, Administration, General Counsel and Secretary

                                  Koppers Inc.
                               436 Seventh Avenue
                       Pittsburgh, Pennsylvania 15219-1800
                                 (412) 227-2001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             Richard E. Farley, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective. / /

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. / /


================================================================================


                             ADDITIONAL REGISTRANTS

                                                                       Primary Standard
                                         State or Other Jurisdiction       Industrial
      Exact Name of Registrant             of Incorporation or        Classification Code        I.R.S. Employer
     as Specified in Its Charter              Organization                  Number              Identification No.
     ---------------------------              ------------                  ------              ------------------

Concrete Partners, Inc.                         Delaware                     2491                   25-1669803
Koppers Concrete Products, Inc.                 Delaware                     2491                   25-1655686
Koppers Industries of Delaware, Inc.            Delaware                     2491                   51-0370974
World-Wide Ventures Corporation                 Delaware                     2491                   51-0340346
Koppers Redemption, Inc.                        Delaware                     2491                   25-1604704
Koppers Australia Holding Company
   Pty Ltd.                                     Australia                    2491                   98-0403540
Koppers Australia Pty Ltd.                      Australia                    2491                   98-0188088
Koppers Carbon Materials & Chemicals
   Pty Ltd.                                     Australia                    2491                   98-0188396
Koppers Wood Products Pty Ltd.                  Australia                    2491                   98-0188395
Koppers Shipping Pty Ltd.                       Australia                    2491                   98-0188393
Continental Carbon Australia Pty Ltd.           Australia                    2491                   98-0188394
Koppers Investment Subsidiary Pty
   Ltd.                                         Australia                    2491                   98-0188387


                   SUBJECT TO COMPLETION, DATED MARCH 17, 2004

                                   PROSPECTUS
                                  $320,000,000
                                  Koppers Inc.
                       Exchange Offer for All Outstanding
                      9 7/8% Senior Secured Notes Due 2013

The Exchange Notes

     o The terms of the Exchange Notes we are issuing will be substantially identical to the outstanding notes that we issued on October 15, 2003 (the "Old Notes" and, collectively with the Exchange Notes, the "Notes"), except for the elimination of some transfer restrictions, registration rights and additional interest payments relating to the Old Notes.

     o Interest on the Exchange Notes will accrue at the rate of 9 7/8% per year, payable on April 15 and October 15 of each year, beginning April 15, 2004, and the Notes will mature on October 15, 2013.

     o Both the Old Notes and the Exchange Notes are fully and unconditionally guaranteed by the following wholly owned subsidiaries of Koppers Inc.: Concrete Partners, Inc., Koppers Concrete Products, Inc., Koppers Industries of Delaware, Inc., World-Wide Ventures Corporation, Koppers Redemption, Inc., Koppers Australia Holding Company Pty Ltd., Koppers Australia Pty Ltd., Koppers Carbon Materials & Chemicals Pty Ltd., Koppers Wood Products Pty Ltd., Koppers Shipping Pty Ltd., Continental Carbon Australia Pty Ltd. and Koppers Investment Subsidiary Pty Ltd.

     o The Exchange Notes will be secured and will rank equally with all of our existing and future senior obligations.

     o As of December 31, 2003, we and our subsidiaries had outstanding approximately $14.0 million of indebtedness secured by first priority liens on the collateral securing the Notes and our subsidiaries which do not guarantee the Notes had approximately $2.9 million of indebtedness outstanding, all of which would effectively rank senior to the Notes.

     o We may redeem some or all of the Exchange Notes at any time at the prices described under the heading "Description of the Exchange Notes--Optional Redemption." The Exchange Notes will not have the benefit of any sinking fund.

     o Unlike the Old Notes, the Exchange Notes will have been registered under the Securities Act, will not contain transfer restrictions and will not bear legends restricting their transfer.

     o The Exchange Notes are expected to be eligible for trading in The PortalSM Market, a subsidiary of The Nasdaq Stock Market, Inc.

Material Terms of the Exchange Offer

     o The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless extended. o The exchange offer is not conditioned on any minimum principal amount of outstanding Old Notes being tendered.

     o Our completion of the exchange offer is subject to customary conditions, which we may waive.

     o Upon our completion of the exchange offer, all outstanding Old Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of Exchange Notes that are registered under the Securities Act.

     o Tenders of outstanding Old Notes may be withdrawn at any time before the expiration of the exchange offer.

     o The exchange of Exchange Notes for outstanding Old Notes will not be a taxable exchange for U.S. Federal income tax purposes.

     o    We will not receive any proceeds from the exchange offer.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     For a discussion of factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 13 of this prospectus.

                           __________________________

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.............................................................2
Risk Factors..................................................................13
Use of Proceeds...............................................................29
Capitalization................................................................30
Selected Consolidated Financial Data..........................................31
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.......................................................34
Business......................................................................52
The Exchange Offer............................................................63
Management....................................................................76
Executive Compensation........................................................79
Security Ownership of Certain Beneficial Owners and Management................83
Certain Relationships and Related Party Transactions..........................86
Description of Senior Secured Credit Facilities...............................87
Description of the Exchange Notes.............................................91
Material Tax Considerations..................................................142
Plan of Distribution.........................................................146
Where You Can Find More Information..........................................146
EBITDA.......................................................................146
Enforceability of Judgments..................................................147
Legal Matters................................................................147
Experts......................................................................147

                                   ___________

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     In addition, this prospectus incorporates important business and financial information about us that is not included in or delivered with the document; this information is available without charge to security holders upon written or oral request. Request for such additional information should be addressed to Steven R. Lacy, Senior Vice President, Administration, General Counsel and Secretary, Koppers Inc., 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, or you may call (412) 227-2001. To obtain timely delivery, security holders must request the information no later than , 2004.


                                   ----------

                               Prospectus Summary

     You should read the following summary together with the more detailed information appearing elsewhere in this prospectus and the financial statements included in this prospectus. Effective as of February 24, 2003, we changed our name from Koppers Industries, Inc. to Koppers Inc. In this prospectus, when we use the terms "Koppers," the "Company," "we," "our" or "us," we mean Koppers Inc. and its subsidiaries on a consolidated basis, unless otherwise indicated or the context requires otherwise.

                                   Our Company

     We are a leading integrated producer of carbon compounds and treated wood products. Our chemical products, which primarily consist of carbon pitch, creosote and phthalic anhydride, are used in a wide variety of end markets and applications in the aluminum, railroad, specialty chemical, utility, rubber and steel industries. For the year ended December 31, 2003, we held 19% of the world market share for carbon pitch, 56% of the world market share for creosote, and 17.5% of the world market share for phthalic anhydride, in each case based on net sales. In 2003, we generated approximately 60% of our net sales from carbon pitch, carbon black, creosote, railroad crossties, and utility poles, in which we believe we held the number one or two market share position by volume. The "Koppers" brand name has been associated with the carbon compounds and wood treating businesses for many years, and is well-recognized as a leader in these industries. Our reputation has enabled us to establish strong relationships with numerous companies preeminent in their respective markets, including Alcoa Inc., CSX Transportation, Inc., Burlington Northern Santa Fe Railway, Union Pacific Railroad Company and UCAR Carbon Company Inc.

     We operate two principal businesses, Carbon Materials & Chemicals and Railroad & Utility Products. Through our Carbon Materials & Chemicals business, we process coal tar into a variety of products, including carbon pitch, creosote and phthalic anhydride, which are intermediate materials necessary in the production of aluminum, the pressure treatment of wood and the production of plasticizers and specialty chemicals, respectively. Through our Railroad & Utility Products business, we are the largest North American supplier of treated wood products, such as railroad crossties and utility poles, to railroads and the electric and telephone utility industries.

     We operate 37 facilities located in the United States, Australasia, China, Europe and South Africa. We also maintain an indirect ownership interest in an additional facility in the United States through our domestic joint venture, KSA Limited Partnership.

                                Industry Overview

     We believe that our two principal businesses are substantially affected by demand for aluminum and railroad track maintenance. Worldwide aluminum production increased 6.9% to 27.9 million metric tons in 2003 from 25.4 million metric tons in 2002, and is estimated to grow to 31.0 million metric tons in 2005, for a compound annual growth rate of 3.7% since 2002. Carbon pitch requirements for the aluminum industry were approximately 2.8 million metric tons in 2003, up from 2.6 million metric tons in 2002.

     The North American railroad crosstie market is a mature market with approximately 20.0 million replacement crossties purchased during 2003, representing an estimated $540.0 million in sales. Historically, investment trends in track maintenance by domestic railroads have been linked to general economic conditions in the railroad industry. During the past several years, domestic railroads have underinvested in track maintenance due to the recession and a focus on capital equipment programs, such as investments in locomotives. Recently, the seven largest railroads in North America (the "Class 1 railroads") have increased their spending on track maintenance, which has caused an increase in demand for railroad crossties. We believe this increase in demand will continue for the near term.

                            Key Competitive Strengths

     We believe that we are distinguished by the following key competitive strengths:

     o Leading Market Positions Across Business Segments. We are a leading integrated distiller of coal tar and supplier of treated wood products with operations strategically located around the world.

     o Strong Customer Relationships Under Contract Arrangements. The "Koppers" name has been associated with quality and reliability for over 70 years. We sell our products to over 2,300 customers across 69 countries.

     o Vertical Integration. Our ability to utilize products produced in our Carbon Materials & Chemicals business in our manufacturing processes provides us with significant cost savings.

     o Diversified Supply Base. Our leading position in coal tar distillation capacity complements our ability to source high-quality coal tar from multiple suppliers.

     o Global and Diverse Product Markets. We sell our carbon materials and treated wood products to diverse markets across all major regions of the world.

     o Experienced and Incentivized Management Team. Our senior management team has an average of 27 years of industry experience.

                              Our Business Strategy

     The key elements of our strategy are to:

     o Increase Market Penetration. We believe we have opportunities to increase sales of our products to our existing customers.

     o Expand Our Product Portfolio and Customer Base. We expect to expand many of our product lines through the development of related products to meet new end-use applications.

     o Continue to Enhance Productivity and Implement Cost Reduction Initiatives. We continue to focus on productivity and cost reduction initiatives to improve our profitability.

                               Recent Developments

     New Long-Term Contracts. We continue to expand our base of customers serviced under long-term contracts. In September 2003, we entered into contracts with International Steel Group that require us to supply it with approximately 350,000 net tons of coke, or 100% of our production, for a three-year term and International Steel Group to supply us with approximately 25.0 million gallons of coal tar for a five-year term. We expect to gain incremental sales and profit during 2004 as a result of this contract.

     Our largest competitor in the railroad wood treating industry exited the business at the end of 2003, which has created opportunities to gain business for our Railroad & Utility Products business. During the second quarter of 2003, we entered into a new contract with Burlington Northern and Santa Fe Railway, an existing customer, that will add incremental sales of approximately $13.0 million during 2004. Additionally, in November 2003 we entered into a new six-year contract with Union Pacific Railroad Company to procure and treat crossties and switch ties. We expect to gain an incremental $30.0 million in annual sales upon the effectiveness of these two contracts.

                              Corporate Information

     We are a Pennsylvania corporation incorporated in October 1988. Our principal offices are located at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1800. Our telephone number is (412) 227-2001.

                               The Exchange Offer

     The following is a brief summary of certain terms of this exchange offer. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.

The Exchange Offer                           The exchange offer relates to the
                                             exchange of up to $320.0 million
                                             aggregate principal amount of our 9
                                             7/8% Senior Secured Notes due 2013
                                             that have been registered under the
                                             Securities Act for an equal
                                             aggregate principal amount of our
                                             outstanding unregistered 9 7/8%
                                             Senior Secured Notes due 2013. On
                                             October 15, 2003, we issued and
                                             sold $320.0 million in aggregate
                                             principal amount of these Old Notes
                                             in a private placement. The form
                                             and terms of the Exchange Notes are
                                             substantially the same as the form
                                             and terms of the Old Notes, except
                                             that the Exchange Notes have been
                                             registered under the Securities Act
                                             and will not bear legends
                                             restricting their transfer. We
                                             issued the Old Notes under an
                                             indenture which grants you a number
                                             of rights. The Exchange Notes also
                                             will be issued under that indenture
                                             and you will have the same rights
                                             under the indenture as the holders
                                             of the Old Notes. See "Description
                                             of Exchange Notes." We are offering
                                             to exchange $1,000 principal amount
                                             of our Exchange Notes for each
                                             $1,000 principal amount of Old
                                             Notes.




Accrued Interest on the                      Interest on the Exchange Notes will
Exchange Notes                               accrue from the last interest
                                             payment date on which interest was
                                             paid on the Old Notes or, if no
                                             interest was paid on the Old Notes,
                                             from the date of issuance of the
                                             Old Notes, which was October 15,
                                             2003. Holders whose Old Notes are
                                             accepted for exchange will be
                                             deemed to have waived the right to
                                             receive any interest accrued on the
                                             Old Notes.


No Minimum Condition                         We are not conditioning the
                                             exchange offer on the tender of any
                                             minimum principal amount of Old
                                             Notes.

Expiration Date                              The exchange offer will expire at
                                             5:00 p.m., New York City time, on ,
                                             2004 unless we decide to extend the
                                             exchange offer.

Withdrawal Rights                            You may withdraw your tender at any
                                             time before the exchange offer
                                             expires.

Conditions to the Exchange Offer             The exchange offer is subject to
                                             customary conditions, which we may
                                             waive. We currently anticipate that
                                             each of the conditions will be
                                             satisfied and that we will not need
                                             to waive any conditions. We reserve
                                             the right to terminate or amend the
                                             exchange offer at any time before
                                             the expiration date if any of the
                                             conditions occurs. See "The
                                             Exchange Offer--Certain Conditions
                                             to the Exchange Offer."

Procedures for Tendering                     If you are a holder of Old Notes
Old Notes                                    who wishes to accept the exchange
                                             offer, you must:

                                             o complete, sign and date the
                                             accompanying letter of transmittal,
                                             or a facsimile of the letter of
                                             transmittal, and mail or otherwise
                                             deliver the letter of transmittal,
                                             together with
                                             your Old Notes, to the exchange
                                             agent at the address provided in
                                             the section "The Exchange
                                             Offer--Exchange Agent"; or

                                             o arrange for The Depository Trust
                                             Company to transmit certain
                                             required information, including an
                                             agent's message forming part of a
                                             book-entry transfer in which you
                                             agree to be bound by the terms of
                                             the letter of transmittal, to the
                                             exchange agent in connection with a
                                             book-entry transfer.

Resale Without Further                       We believe that you may resell or
 Registration                                otherwise transfer the Exchange
                                             Notes that you receive in the
                                             exchange offer without complying
                                             with the registration and
                                             prospectus delivery provisions of
                                             the Securities Act so long as you
                                             are not a broker-dealer and you
                                             meet the following conditions:

                                             o you are not an "affiliate" of
                                             ours within the meaning of Rule 405
                                             of the Securities Act;

                                             o you are acquiring the Exchange
                                             Notes issued in the exchange offer
                                             in the ordinary course of your
                                             business; and

                                             o you have no arrangement or
                                             understanding with any person to
                                             participate in the distribution of
                                             the Exchange Notes.

                                             By signing the letter of
                                             transmittal and tendering your Old
                                             Notes or making arrangements with
                                             The Depository Trust Company as
                                             described above, you will be making
                                             representations to this effect. You
                                             may incur liability under the
                                             Securities Act if:

                                             o any of the representations listed
                                             above are not true; and

                                             o you transfer any Exchange Note
                                             issued to you in the exchange offer
                                             without complying with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act, unless the transfer
                                             otherwise is exempt from the
                                             registration requirements under the
                                             Securities Act.

                                             We do not assume, or indemnify you
                                             against, liability under these
                                             circumstances, which means that we
                                             will not protect you from any loss
                                             you incur as a result of this
                                             liability.

Restrictions on Resale by                    Each broker-dealer that has
Broker-Dealers                               received Exchange Notes for its own
                                             account in exchange for Old Notes
                                             that were acquired as a result of
                                             market-making or other trading
                                             activities must acknowledge that it
                                             will deliver a prospectus meeting
                                             the requirements of the Securities
                                             Act in connection with any resale
                                             of the Exchange Notes. A
                                             broker-dealer may use this
                                             prospectus in connection with any
                                             resale for a period of 180 days
                                             after the end of the exchange
                                             offer.

Special Procedures for                       If you beneficially own Old Notes
Beneficial Owners                            registered in the name of a
                                             broker, dealer, commercial bank,
                                             trust company or other nominee and
                                             you wish to tender your Old Notes
                                             in the exchange offer, you should
                                             contact the registered holder
                                             promptly and instruct it to
                                             tender on your behalf. If you wish
                                             to tender on your own behalf, you
                                             must, prior to completing and
                                             executing the letter of transmittal
                                             and delivering your Old Notes,
                                             either arrange to have your Old
                                             Notes registered in your name or
                                             obtain a properly completed bond
                                             power from the registered holder.
                                             The transfer of registered
                                             ownership may take considerable
                                             time.

Guaranteed Delivery Procedures               If you wish to tender your Old
                                             Notes and time will not permit your
                                             required documents to reach the
                                             exchange agent by the expiration
                                             date, or the procedures for
                                             book-entry transfer cannot be
                                             completed on time, you may tender
                                             your Old Notes according to the
                                             guaranteed delivery procedures
                                             described in the section "The
                                             Exchange Offer--Procedures for
                                             Tendering Old Notes."

Acceptance of Old Notes and                  We will accept for exchange all Old
Delivery of Exchange Notes                   Notes which are properly
                                             tendered in the exchange offer
                                             prior to 5:00 p.m., New York City
                                             time, on the expiration date. The
                                             Exchange Notes issued in the
                                             exchange offer will be delivered
                                             promptly following the expiration
                                             date. See "The Exchange
                                             Offer--Acceptance of Old Notes for
                                             Exchange; Delivery of Exchange
                                             Notes."

Use of Proceeds                              We will not receive any proceeds
                                             from the issuance of Exchange Notes
                                             in the exchange offer. We will pay
                                             for our expenses incident to the
                                             exchange offer.

Federal Income Tax                           The exchange of Exchange Notes for
                                             Old Notes in the exchange offer
                                             will not be a taxable event for
                                             federal income tax purposes. See
                                             "Material Tax Considerations."

Effect on Holders of Old Notes               As a result of this exchange offer,
                                             we will have fulfilled a covenant
                                             contained in the registration
                                             rights agreement dated as of
                                             September 30, 2003 by and among
                                             Koppers Inc., each subsidiary
                                             guarantor and each of the initial
                                             purchasers named in the agreement.
                                             If you do not tender your Old Notes
                                             in the exchange offer:

                                             o you will continue to hold the Old
                                             Notes and will be entitled to all
                                             the rights and limitations
                                             applicable to the Old Notes under
                                             the indenture governing the Old
                                             Notes, except for any rights under
                                             the registration rights agreement
                                             that terminate as a result of the
                                             completion of the exchange offer;
                                             and

                                             o you generally will not have any
                                             further registration or exchange
                                             rights and your Old Notes will
                                             continue to be subject to
                                             restrictions on transfer.
                                             Accordingly, the trading market for
                                             untendered Old Notes could be
                                             adversely affected.

Exchange Agent                               JPMorgan Chase Bank is serving as
                                             exchange agent in connection with
                                             the exchange offer.

                               The Exchange Notes

Issuer                                       Koppers Inc.

Exchange Notes Offered                       $320.0 million aggregate principal
                                             amount of 9 7/8% Senior Secured
                                             Notes Due 2013.

                                             o the Exchange Notes will have been
                                             registered under the Securities
                                             Act, will not contain transfer
                                             restrictions and will not bear
                                             legends restricting their transfer;

                                             o the Exchange Notes will not
                                             contain terms providing for the
                                             payment of additional interest
                                             under circumstances relating to our
                                             obligation to file and cause to be
                                             effective a registration statement;

                                             o the Exchange Notes will be
                                             represented by one or more global
                                             notes in book-entry form; and

                                             o the Exchange Notes will be
                                             issuable in denominations of $1,000
                                             and multiples thereof.

Maturity Date                                October 15, 2013.

Interest Payments                            Interest will be payable
                                             semi-annually in arrears on April
                                             15 and October 15 of each year,
                                             beginning April 15, 2004.

Optional Redemption                          We may redeem some or all of the
                                             Exchange Notes beginning on October
                                             15, 2008 at the redemption prices
                                             listed under "Description of the
                                             Exchange Notes--Optional
                                             Redemption."

                                             Prior to October 15, 2006, we may
                                             redeem up to 35% of the aggregate
                                             principal amount of the Notes with
                                             the net proceeds of certain equity
                                             offerings. Interest will accrue
                                             from October 15, 2003, the date of
                                             issuance of the Old Notes, or, if
                                             interest has already been paid,
                                             from the date it was most recently
                                             paid.

Change of Control                            If a change of control occurs,
                                             subject to certain conditions, we
                                             must give holders of the Notes an
                                             opportunity to sell their Exchange
                                             Notes to us at a purchase price of
                                             101% of the principal amount of the
                                             Exchange Notes, plus accrued and
                                             unpaid interest to the date of the
                                             purchase. See "Description of the
                                             Exchange Notes--Change of Control."

Guarantees                                   The Exchange Notes will be fully
                                             and unconditionally guaranteed,
                                             jointly and severally, on a senior
                                             secured basis by some of our
                                             current and future subsidiaries.
                                             See "Description of the Exchange
                                             Notes--Guarantees."

Collateral                                   The Exchange Notes and the
                                             subsidiary guarantees will be
                                             secured, subject to specified
                                             permitted liens and except as
                                             described below, by a second
                                             priority lien on and security
                                             interest in substantially all of
                                             the assets owned by us and our
                                             subsidiary guarantors that secure
                                             our obligations under our senior
                                             secured credit facilities or future
                                             indebtedness incurred to refinance
                                             or replace such facilities on a
                                             first priority basis. These assets
                                             include (i) 100% of the capital
                                             stock of each of our existing and
                                             future domestic subsidiaries that
                                             are owned directly by us or a
                                             subsidiary guarantor, (ii) a
                                             portion of the capital stock of our
                                             Australian subsidiaries, (iii) 65%
                                             of the capital stock of each of our
                                             existing and future foreign
                                             subsidiaries that are owned
                                             directly by us or a subsidiary
                                             guarantor (but only, in the case of
                                             clauses (i), (ii) and (iii) as to
                                             any single subsidiary, to the
                                             extent that, from time to time, the
                                             aggregate principal amount, par
                                             value, book value as carried by us
                                             or market value (whichever is
                                             greatest) of such capital stock of
                                             any such subsidiary is not equal to
                                             or greater than 20% of the then
                                             outstanding aggregate principal
                                             amount of Notes outstanding) and
                                             (iv) substantially all of the
                                             tangible and intangible assets
                                             owned by us and our subsidiary
                                             guarantors (but only to secure
                                             $75.0 million aggregate principal
                                             amount of the Notes, in the case of
                                             the capital stock of our Australian
                                             guarantors and assets owned by our
                                             Australian guarantors).

                                             Rule 3-16 of Regulation S-X under
                                             the Securities Act requires the
                                             presentation of a subsidiary's
                                             stand-alone, audited financial
                                             statements if the subsidiary's
                                             securities secures an issuer's
                                             notes and the par value, book value
                                             or market value of the securities
                                             equals or exceeds 20% of the
                                             aggregate principal amount of notes
                                             outstanding. As described above,
                                             the terms of our Notes provide that
                                             the collateral securing the Notes
                                             will never include the securities
                                             of any subsidiary to the extent the
                                             par value, book value as carried by
                                             us or the market value of the
                                             securities is equal to or greater
                                             than 20% of the aggregate principal
                                             amount of the Notes outstanding. As
                                             a result, we will not be required
                                             to present separate financial
                                             statements of any of our
                                             subsidiaries under Rule 3-16. See
                                             "Management's Discussion and
                                             Analysis of Financial Condition and
                                             Results of Operations--Liquidity
                                             and Capital Resources --Subsidiary
                                             Pledges."

                                             The collateral securing the
                                             Exchange Notes may be released
                                             without the consent of the holders
                                             of the Exchange Notes in certain
                                             circumstances. In addition,
                                             amendments to or waivers of the
                                             collateral documents governing the
                                             first priority liens will, in
                                             certain circumstances,
                                             automatically apply, without
                                             consent of the holders of the
                                             Notes, to the collateral documents
                                             governing the second priority liens
                                             of the Notes. Also, in the event of
                                             a foreclosure, liquidation,
                                             bankruptcy or similar proceeding of
                                             us or any of our subsidiary
                                             guarantors, no assurance can be
                                             given that the proceeds from any
                                             sale or liquidation of the
                                             collateral will be sufficient to
                                             pay any of our obligations under
                                             the Exchange Notes or any of the
                                             guarantees thereof, in full or in
                                             part, after first satisfying our
                                             obligations and those of our
                                             subsidiary guarantors under our
                                             senior secured credit facilities.
                                             See "Description of the Exchange
                                             Notes--Security."

                                             Subject to certain exceptions, the
                                             security documents governing the
                                             collateral will provide that the
                                             first priority lienholders will
                                             control
                                             all remedies and other actions
                                             related to the collateral at all
                                             times prior to the payment in full
                                             of the obligations secured by the
                                             first priority liens, the
                                             termination of all commitments
                                             thereunder and the termination or
                                             cash collateralization of all
                                             letters of credit. As a result, in
                                             most circumstances neither the
                                             collateral agent or trustee nor the
                                             holders of the Notes will be able
                                             to force a sale of the collateral
                                             or otherwise exercise remedies
                                             normally available to secured
                                             creditors without the concurrence
                                             of lenders under the senior secured
                                             credit facilities and other holders
                                             of first priority liens. To the
                                             extent we re-grant first priority
                                             liens on any such collateral in the
                                             future, we will in most cases
                                             re-grant to the holders of the
                                             Exchange Notes a second priority
                                             lien on such collateral.

Intercreditor Agreement                      Pursuant to an intercreditor
                                             agreement, the liens securing the
                                             Exchange Notes will be expressly
                                             second in priority to all liens
                                             that secure our senior secured
                                             credit facilities and future
                                             indebtedness incurred to replace or
                                             refinance our senior secured credit
                                             facilities in accordance with the
                                             terms of the indenture. The second
                                             priority liens securing the
                                             Exchange Notes may not be enforced
                                             at any time when the obligations
                                             secured by first priority liens are
                                             outstanding, subject to certain
                                             limited exceptions. Any release of
                                             all first priority liens upon any
                                             collateral approved by holders of
                                             the first priority liens shall also
                                             release the second priority liens
                                             securing the Exchange Notes on the
                                             same collateral, subject to certain
                                             limited exceptions, including that
                                             after giving effect to the release,
                                             obligations and, subject to certain
                                             limitations, commitments in respect
                                             thereof of not less than $30.0
                                             million secured by first priority
                                             liens on the remaining collateral
                                             remain outstanding. Any proceeds
                                             received by the trustee on behalf
                                             of the holders of the Exchange
                                             Notes from the sale of the
                                             collateral securing the Exchange
                                             Notes and the guarantees prior to
                                             the payment in full of our and our
                                             subsidiary guarantors' obligations
                                             secured by the first priority liens
                                             must be delivered to the holders of
                                             those obligations. See "Description
                                             of the Exchange Notes--Security."

Ranking The Notes and the guarantees will be our and our subsidiary guarantors' senior secured obligations, and will rank:

                                             o equally in right of payment with
                                             all of our and our subsidiary
                                             guarantors' existing and future
                                             senior indebtedness, including
                                             indebtedness under our senior
                                             secured credit facilities and the
                                             guarantees thereof;

                                             o senior to all of our and our
                                             subsidiary guarantors' future
                                             subordinated indebtedness; and

                                             o effectively junior to (i) our and
                                             our subsidiary guarantors'
                                             obligations under our senior
                                             secured credit facilities and any
                                             other existing and future
                                             obligations secured by a first
                                             priority lien on the collateral
                                             securing the Notes to the extent of
                                             the value of such collateral and
                                             (ii) our and our subsidiary
                                             guarantors' obligations under any
                                             existing and future obligations
                                             that are secured by a lien on
                                             assets that are not part of the
                                             collateral securing the Notes, to
                                             the extent of the
                                             value of such assets. See
                                             "Description of the Exchange
                                             Notes--Security."

                                             In addition, the Exchange Notes
                                             will be structurally subordinated
                                             to the existing and future
                                             liabilities, including trade
                                             payables, of our subsidiaries that
                                             are not providing guarantees.

                                             As of December 31, 2003:

                                             o we, excluding our subsidiaries,
                                             had approximately $334.0 million of
                                             senior indebtedness, including
                                             $320.0 million of indebtedness
                                             represented by the Old Notes and
                                             $14.0 million of indebtedness under
                                             our senior secured credit
                                             facilities, which indebtedness
                                             under our senior secured credit
                                             facilities was secured by first
                                             priority liens on the collateral
                                             securing the Notes;

                                             o our subsidiary guarantors had
                                             approximately $337.8 million of
                                             senior indebtedness, including
                                             $320.0 million of indebtedness
                                             represented by our subsidiary
                                             guarantors' guarantees of the Notes
                                             and $14.0 million of indebtedness
                                             represented by our subsidiary
                                             guarantors' guarantees of loans
                                             under our senior secured credit
                                             facilities, all of which guarantees
                                             in respect of our senior secured
                                             credit facilities were secured by
                                             first priority liens on the
                                             collateral securing the Notes; and

                                             o our subsidiaries not guaranteeing
                                             the Notes had approximately $68.7
                                             million of indebtedness and other
                                             liabilities outstanding, including
                                             trade payables but excluding
                                             intercompany indebtedness.

Restrictive Covenants                        The indenture governing the
                                             Exchange Notes contains covenants
                                             that limit our ability and certain
                                             of our subsidiaries' ability to:

                                             o incur or guarantee additional
                                             debt and issue certain types of
                                             preferred stock;

                                             o pay dividends on our capital
                                             stock or redeem, repurchase or
                                             retire our capital stock or
                                             subordinated debt;

                                             o make investments;

                                             o create liens on our assets;

                                             o enter into sale and leaseback
                                             transactions;

                                             o sell assets;

                                             o engage in transactions with our
                                             affiliates;

                                             o create restrictions on the
                                             ability of our restricted
                                             subsidiaries to pay dividends or
                                             make other payments to us;

                                             o consolidate, merge or transfer
                                             all or substantially all of our
                                             assets and the assets of our
                                             subsidiaries; and

                                             o transfer or issue shares of stock
                                             of subsidiaries.

                                             These covenants are subject to
                                             important exceptions and
                                             qualifications, which are described
                                             under "Description of the Exchange
                                             Notes--Certain Covenants."

Use of Proceeds                              We will not receive any cash
                                             proceeds from the exchange offer.

                                  Risk Factors

     You should consider carefully each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the Exchange Notes.

Risks Relating to the Exchange Notes

We have a substantial amount of indebtedness following the offering of the Old Notes, which could harm our ability to operate our business, remain in compliance with debt covenants and make payments on our debt, including the Exchange Notes.

     As of December 31, 2003:

     o we, excluding our subsidiaries, had approximately $334.0 million of senior indebtedness, including $320.0 million of indebtedness represented by the Exchange Notes and $14.0 million of indebtedness under our senior secured credit facilities, which indebtedness under our senior secured credit facilities was secured by first priority liens on the collateral securing the Exchange Notes;

     o our subsidiary guarantors had approximately $337.8 million of senior indebtedness, including $320.0 million of indebtedness represented by our subsidiary guarantors' guarantees of the Exchange Notes and $14.0 million of indebtedness represented by our subsidiary guarantors' guarantees of loans under our senior secured credit facilities, all of which guarantees in respect of our senior secured credit facilities were secured by first priority liens on the collateral securing the Exchange Notes; and

     o our subsidiaries not guaranteeing the Exchange Notes had approximately $68.7 million of indebtedness and other liabilities outstanding, including trade payables but excluding intercompany indebtedness.

     The degree to which we are leveraged could have important consequences to the holders of the Exchange Notes, including:

     o our ability to satisfy our obligations under the Exchange Notes or other debt could be affected and any failure to comply with the requirements, including financial and other restrictive covenants, of any of our debt agreements could result in an event of default under the indenture governing the Exchange Notes and the agreement governing such other indebtedness;

     o a substantial portion of our cash flow from operations will be required to make interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

     o our ability to obtain additional financing in the future may be impaired;

     o we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage;

     o our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

     o our degree of leverage may make us more vulnerable in the event of a downturn in our business, our industry or the economy in general.

     The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, cash flows and business prospects.

We are able to incur more indebtedness, which may intensify the risks associated with our substantial leverage, including our ability to service our indebtedness.

     The indenture governing the Exchange Notes and the credit agreement governing our existing bank debt permit us, subject to specified conditions, to incur a significant amount of additional indebtedness, including indebtedness under our $100.0 million revolving credit facility. If we incur additional indebtedness, the risks associated with our substantial leverage, including our ability to service our debt, would increase.

To service our indebtedness, we will require a significant amount of cash and we cannot assure that we will be able to generate sufficient cash.

     Our ability to make payments on and to refinance our indebtedness, including the Exchange Notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash from operations in the future.

     We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior secured credit facilities in an amount sufficient to enable us to pay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs. If we cannot service our debt, we will have to take actions such as reducing or delaying investments, joint ventures and potential acquisitions, selling assets, restructuring or refinancing our debt or seeking additional equity capital. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, the terms of our debt instruments, including the indenture governing the Exchange Notes and the credit agreement governing our bank indebtedness, may restrict us from adopting any of these alternatives. We may be unable to pay the principal, premium, if any, interest or other amounts on the Exchange Notes.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payments on the Exchange Notes.

     Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payments on the Exchange Notes. Accordingly, our ability to make payments on the Exchange Notes is dependent on the earnings and the distribution of funds from our subsidiaries. Furthermore, our subsidiaries will be permitted under the terms of the indenture to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure holders of the Exchange Notes that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the Exchange Notes when due.

If the guarantees are deemed unenforceable, the Exchange Notes would be structurally subordinated to the indebtedness and other liabilities of such subsidiaries, and the assets of such subsidiaries that remain, if any, after the discharge of such indebtedness and other liabilities may not be sufficient to make any payments on the Exchange Notes.

     Although the guarantees provide the holders of the Exchange Notes with a direct claim as creditors against the assets of the subsidiary guarantors, the guarantees may not be enforceable. If the guarantees by the subsidiary guarantors are not enforceable, the Exchange Notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables. As a result of being structurally subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the Exchange Notes would not receive any amounts with respect to the Exchange Notes from the assets of such subsidiary until after the payment in full of the claims of creditors of such subsidiary.

The Exchange Notes are structurally subordinated in right of payment to the indebtedness and other liabilities of those of our subsidiaries that are not guaranteeing the Exchange Notes.

     The Exchange Notes are structurally subordinated to all liabilities of our subsidiaries that are not guarantors. In addition, none of the assets or property owned by our non-guarantor subsidiaries is part of the collateral securing the Exchange Notes.

     Our subsidiaries that are not guarantors generated 25% of our net sales to third parties for the year ended December 31, 2003. As of December 31, 2003, our subsidiaries that are not guarantors accounted for 22% of our total assets and had total liabilities (excluding liabilities owed to us) of $68.7 million. As of December 31, 2003, our subsidiaries that are not guarantors would have had total liabilities (excluding liabilities owed to us) of $68.7 million, and our subsidiaries that are guarantors would have had total liabilities (excluding liabilities owed to us and guarantees of the Exchange Notes and of the senior credit facilities) of $22.0 million.

The holders of the Exchange Notes may not be able to realize fully the value of the liens securing the Exchange Notes.

     The Exchange Notes will be secured by second priority liens, subject to specified permitted liens, on substantially all of our assets and the assets of our subsidiary guarantors. All of these assets are also pledged to secure existing and future debt under our senior secured credit facilities, future debt incurred to refinance or replace the facilities, as well as other future debt, in each case on a first priority basis. Accordingly, the Exchange Notes will be effectively subordinated in right of payment to all of our and our subsidiary guarantors' existing and future first priority secured debt that is secured by the collateral securing the Exchange Notes.

     As of December 31, 2003, the debt secured by first priority liens on collateral securing the Exchange Notes was approximately $14.0 million. The total amount of indebtedness that is permitted by the indenture to be secured on a first priority basis ahead of the claims of holders of the Exchange Notes is the greater of (1) $130.0 million and (2) the sum of 60% of the book value of our inventory and that of our restricted subsidiaries and 80% of the book value of our accounts receivable and those of our restricted subsidiaries, plus in either case $20.0 million. As of December 31, 2003, we could have incurred an additional $155.4 million of debt that would have been first priority debt.

     All rights against the collateral are subject to the terms of an intercreditor agreement. The holders of the first priority liens or their credit agent controls all decisions and actions with respect to the collateral until the debt secured by the first priority liens is paid in full. Accordingly, the holders of the Exchange Notes will not have any right to initiate or direct the exercise of remedies against the collateral while the first priority lien debt is outstanding. As a result, even following an event of default, including a bankruptcy proceeding, the holders of the Exchange Notes will not have any right or ability to exercise or cause the exercise of remedies against the collateral while the first priority lien debt is outstanding, other than to file a claim of interest in a bankruptcy proceeding to preserve the second priority liens against the collateral.

     Under the terms of the intercreditor agreement, if the lenders under the first priority lien debt release the first priority liens, then the holders of the Exchange Notes will be deemed to have released the second priority liens on the same collateral securing the Exchange Notes, subject to certain limitations. Any sale or disposition of collateral that does not violate the asset disposition covenant in the indenture will result in a release of the liens on that collateral.

     If the lenders holding the first priority lien debt enter into any amendment, waiver or consent in respect of any of the documents securing the first priority liens for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of such documents, or changing in any manner the rights of the first priority lenders, our rights or the rights of our subsidiary guarantors, then such amendment, waiver or consent shall apply automatically, with certain exceptions, to any comparable provision of the security documents securing the second priority liens.

     The holders of these first priority liens will receive all proceeds from the liquidation of the collateral securing the Exchange Notes until all obligations under such indebtedness (including our senior secured credit facilities and outstanding interest rate protection agreements, if applicable) are paid in full. The amount to be received from a liquidation of the collateral will depend upon numerous factors, including market and economic conditions, the availability of buyers, the timing and manner of sale and similar factors. There can be no assurance that the collateral can or will be liquidated in a short period of time. No independent appraisals of any of the pledged property have been prepared by us or on our behalf in connection with this offering of Exchange Notes. Accordingly, the Exchange Notes are secured by the collateral only to the extent the first priority lien debt is over-secured by such collateral, and we cannot assure the holders of the Exchange Notes that the proceeds of any sale of the pledged assets would be sufficient to satisfy, or would not be substantially less than, amounts due on the Exchange Notes after satisfying our obligations secured by the first priority liens.

     There may not be sufficient collateral to pay all or any amounts due on the Exchange Notes. Any claim for the difference between the amount, if any, realized by the holders of the Exchange Notes from the sale of the collateral securing the Exchange Notes and the obligations under the Exchange Notes will rank equally in right of payment with all of our other senior unsecured indebtedness and other obligations, including trade payables.

The ability of the holder of the Notes to foreclose on the collateral granted by our Australian subsidiaries is limited.

     Although the Exchange Notes and the guarantees are secured by second priority liens on substantially all of our and our subsidiary guarantors' assets, the ability of the holder of the Notes to foreclose on the collateral granted by our Australian subsidiaries is limited. Under the security documents governing the Australian security interests, holders of the Notes may not rely on proceeds from the sale of the Australian collateral to satisfy more than $75.0 million of indebtedness under the Notes. Even if the value of the Australian security is in excess of $75.0 million, holders of the Exchange Notes will not be able to rely on such excess in the event of a foreclosure.

The collateral securing the Exchange Notes is limited and may be diluted.

     Additionally, the collateral securing the Exchange Notes may also secure additional indebtedness (on a first or second priority basis) to the extent permitted by the indenture governing the Exchange Notes and the credit agreement governing our senior secured credit facilities. The rights of the holders of the Exchange Notes to the collateral would be diluted by any increase in the indebtedness secured by the collateral. Under the indenture, we are entitled to issue up to an additional $75.0 million of Notes, all of which would be pari passu in all respects with the Exchange Notes offered hereby, without adding any additional collateral for the benefit of holders of Exchange Notes.

The capital stock securing the Exchange Notes will automatically be released from the collateral to the extent the pledge of such collateral would require the filing of separate financial statements for any of our subsidiaries with the SEC.

     The indenture governing the Exchange Notes and the security documents provide that, to the extent that any rule is adopted, amended or interpreted which would require the filing with the SEC (or any other governmental agency) of separate financial statements of any of our subsidiaries due to the fact that such subsidiary's capital stock or other securities secure the Exchange Notes, then such capital stock or other securities will automatically be deemed, for so long as such requirement would be in effect, not to be part of the collateral securing the Exchange Notes to the extent necessary to not be subject to such requirement. In such event, the security documents may be amended, without the consent of any holder of the Exchange Notes, to the extent necessary to evidence the absence of any liens on such capital stock or other securities. The lenders under our credit facility are not subject to a similar requirement. As a result, holders of the Exchange Notes could lose their security interest in such portion of the collateral if and for so long as any such rule is in effect, in which case the lenders under our new credit facility will have a first priority lien on such portion while such provision is applicable. In addition, the absence of a lien on a portion of the capital stock of a subsidiary pursuant to this provision in certain circumstances could result in less than a majority of the capital stock of a subsidiary being pledged to secure the Exchange Notes, which could impair the ability of the collateral agent, acting on behalf of the holders of the Exchange Notes, to sell a controlling interest in such subsidiary or to otherwise realize value on its security interest in such subsidiary's stock or assets.

Restrictions in our debt agreements could limit our growth and our ability to respond to changing conditions.

     Our senior secured credit facilities and the indenture governing the Exchange Notes contain a number of significant covenants in addition to covenants restricting the incurrence of additional debt. These covenants limit our ability, among other things, to:

     o incur or guarantee additional debt and issue certain types of preferred stock;

     o pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated debt;

     o    make investments;

     o    create liens on our assets;

     o    enter into sale and leaseback transactions;

     o    sell assets;

     o    engage in transactions with our affiliates;

     o create restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

     o consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; and

     o    transfer or issue shares of stock of subsidiaries.

     In addition, our senior secured credit facilities contain other and more restrictive covenants. Additionally, they require us to maintain certain financial ratios and satisfy certain financial condition tests and require us to take action to reduce our debt or take some other action to comply with them.

     These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our senior secured credit facilities and the indenture governing the Exchange Notes impose on us.

     A breach of any of these covenants would result in a default under the applicable debt agreement. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and acceleration of, the debt outstanding under our other debt agreements and the indenture governing the Exchange Notes. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See "Description of Senior Secured Credit Facilities" and "Description of the Exchange Notes--Defaults."

Our financial failure or the financial failure of any subsidiary guarantor may hinder the receipt of payment on the Exchange Notes, as well as your ability to enforce remedies under the subsidiary guarantees.

     If we or any of our subsidiary guarantors become debtors subject to insolvency proceedings under any applicable bankruptcy law, the proceedings are likely to result in delays in the payment of the Exchange Notes and in the exercise of enforcement remedies under the Exchange Notes or the subsidiary guarantees. Provisions under bankruptcy law or general principles of equity that could result in the impairment of rights of the holders of the Exchange Notes include the automatic stay, avoidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on collectibility of unmatured interest or attorneys' fees and forced restructuring of the Exchange Notes. In addition, the right of the collateral agent to repossess and dispose of the pledged assets upon the occurrence of an event of default under the indenture governing the Exchange Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the pledged assets (as more fully described below).

     The Corporations Act 2001 (Australia) also imposes duties on secured creditors, and any agent or receiver that is appointed to enforce a lien, pledge or security interest, which must be complied with in the course of the possession and sale of any collateral. These include the duty to take all reasonable care to sell any collateral for not less than its market value. The discharge of such duties is subject to the supervision of the court.

Our financial failure or the financial failure of any of our subsidiaries may result in our assets and the assets of any or all of our subsidiaries becoming subject to the claims of our creditors and the creditors of all of our subsidiaries.

     A financial failure by us or our subsidiaries could affect payment of the Exchange Notes if a bankruptcy court were to "substantively consolidate" us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would be subject to the claims of creditors of all entities so consolidated. This would expose holders of the Exchange Notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the Exchange Notes could occur through the "cram-down" provision of the bankruptcy code. Under this provision, the Exchange Notes could be restructured over the objections of the holders of the Exchange Notes as to their general terms, including interest rate and maturity.

Rights of holders of Exchange Notes in the collateral may be adversely affected by bankruptcy proceedings.

     The right of the collateral agent for the Exchange Notes to repossess and dispose of the collateral securing the Exchange Notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of the repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection."

     Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes after first paying first priority lien obligations, the holders of the Notes would have "under-secured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "under-secured claims" during the debtor's bankruptcy case.

Applicable statutes allow courts, under specific circumstances, to avoid the subsidiary guarantees of the Exchange Notes and the related second priority liens.

     Our creditors, or the creditors of one or more subsidiary guarantors, could challenge the subsidiary guarantees and the related second priority liens as fraudulent transfers, conveyances or preferences or on other grounds under applicable law. The delivery of the subsidiary guarantees and the grant of the related second priority liens could be found to be a fraudulent transfer, conveyance or preference or otherwise void if a court were to determine that a subsidiary guarantor:

     o delivered its subsidiary guarantee or any lien with the intent to defeat, hinder, delay or defraud its existing or future creditors; or

     o did not receive fair consideration for the delivery of the subsidiary guarantee and either

          o was insolvent at the time it delivered the subsidiary guarantee or was rendered insolvent by incurring the indebtedness evidenced by its guarantee; or

          o was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital.

     To the extent a court voids a subsidiary guarantee or any lien, pledge or security interest as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of Exchange Notes would cease to have any direct claim against the subsidiary guarantor that delivered that subsidiary guarantee or lien. If a court were to take this action, the subsidiary guarantor's assets would be applied first to satisfy the subsidiary guarantor's liabilities, if any, before any portion of its assets could be distributed to us to be applied to the payment of the Exchange Notes. We cannot assure you that a subsidiary guarantor's remaining assets would be sufficient to satisfy the claims of the holders of Exchange Notes relating to any voided portions of the subsidiary guarantees or liens.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     o the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o    it could not pay its debts as they became due.

Due to the nature of Australian insolvency laws, the ability of the holders of the Exchange Notes to protect their interests under certain subsidiary guarantees or any lien, pledge or security interest may, in some circumstances, be more limited than would be the case under U.S. bankruptcy laws.

     Due to the nature of Australian insolvency laws, the ability of the holders of the Exchange Notes to protect their interests under certain subsidiary guarantees or any lien, pledge or security interest where the subsidiary guarantor or provider of the security interest is an Australian company may, in some circumstances, be more limited than would be the case under U.S. bankruptcy laws.

     For example, under Australian insolvency laws, in a winding up of a subsidiary guarantor the liabilities of such subsidiary guarantor or the enforcement of any lien, pledge or security interest over collateral, by the holders of the Exchange Notes may rank behind certain other debts of that subsidiary guarantor by virtue of priority granted under Australian law. Such prior ranking liabilities include costs and expenses of the winding up, and certain wages and other benefits owing to employees of the subsidiary guarantor.

Also, under Australian law, a guarantee given by an Australian subsidiary guarantor (and any security interest given to support that guarantee) may be set aside on a number of grounds.

     For example, a guarantee may be unenforceable against a guarantor if:

     o the rules permitting a liquidator to successfully claim and void the guarantee are applicable (as described below); or

     o the guarantor itself did not receive a sufficient commercial benefit in order to justify such guarantor providing the guarantee. What constitutes a sufficient benefit is a fact based qualitative inquiry depending on all the circumstances, including the nature of the relationship between the guarantor and the debtor, and the nature and value of the benefit and the burden of the obligations that will flow to each party to the transaction.

Under Australian law, if we fail to register our security interest with the Australian Securities and Investments Commission within 45 days of its creation, it is as void against any insolvent Australian subsidiary guarantor.

         Under the Corporations Act 2001 (Australia), if a registrable security interest is not registered with the Australian Securities and Investments Commission within 45 days of its creation, it is void as against any administrator or liquidator of a company. Further, in the liquidation of a company, a floating charge on property that is created within six months of the winding up may be void as against the liquidator except insofar as it secures an advance made to the company or the amount of a liability under a guarantee given at that time on behalf of or for the benefit of the company.

Under Australian insolvency law, a liquidator appointed for an insolvent Australian subsidiary guarantor has the power to re-open and void transactions on a winding up.

         Under Australian law, if an order to wind up were to be made against an Australian subsidiary guarantor and a liquidator appointed for such subsidiary guarantor, such liquidator would have the power to investigate the validity of past transactions and may seek various court orders, including orders to void certain transactions entered into prior to the winding up of such Australian subsidiary guarantor and for the repayment of money. Under the Corporations Act 2001 (Australia), a transaction may be voided at the request of a liquidator if it was entered into during various time periods prior to the filing of an application for a winding up of a company, ranging from six months to ten years, depending upon the character of the transaction.

Under Australian insolvency law, if an administrator is appointed to administer an insolvent Australian subsidiary guarantor, during the administration period the Australian subsidiary guarantor would have the benefit of a moratorium period wherein the holders of the Exchange Notes would be prohibited from taking action to recover debts.

     The Corporations Act 2001 (Australia) provides for the appointment of an "administrator" to assume control of a company's affairs during a period of moratorium and investigation with a view to developing a "deed of company arrangement." During the limited period of approximately a month over which the administration usually occurs, the company has the benefit of a moratorium period. In the moratorium period, subject to a few limited exceptions, creditors are prohibited from taking any action against the company to recover debts, enforce pledges or securities or have the company wound up without the consent of the administrator or the court. The main exception to the moratorium is the right of a secured creditor who has a registered charge over the whole or substantially the whole of the company's property to enforce that security interest and appoint a receiver or otherwise assume control and take possession of the collateral. The administration usually ends when creditors resolve that the administration end, that a deed of company arrangement be executed or the company be wound up, although the court can order that an administration end in certain circumstances.

     Under the Corporations Act 2001 (Australia), the court has the power to order the disposal of assets that are the subject of a security or pledge or to prevent a secured creditor from exercising its rights over collateral if that creditor has elected to participate in the administration process or has decided not to independently enforce its security. However, the court will only issue such an order if the secured creditor's interests are adequately protected.

Under Australian insolvency laws, any debt payable in a currency other than Australian dollars must be converted into Australian dollars; therefore, in the event of an insolvency of an Australian subsidiary, holders of the Exchange Notes may be subject to exchange rate risks.

     In addition, under Australian insolvency laws, any debt payable in a currency other than Australian dollars (such as U.S. dollars in the case of the Exchange Notes) must be converted into Australian dollars. Accordingly, in the event of an insolvency of a subsidiary guarantor that is an Australian company, holders of the Exchange Notes may be subject to exchange rate risks.

Because a portion of the proceeds from the Old Notes were used in part to pay a dividend, a court could deem the obligations evidenced by the Exchange Notes a fraudulent conveyance.

     Proceeds from the Old Notes were used in part to pay a dividend. Under the fraudulent conveyance statutes, if a court were to find that at the time the Exchange Notes were issued:

     o we issued the Old Notes with the intent to hinder, delay or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

     o we did not receive fair consideration or reasonably equivalent value for issuing the Old Notes and, at the time we issued the Old Notes, we:

          o were insolvent or became insolvent as a result of issuing the Old Notes;

          o were engaged or about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital; or

          o intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured (as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes);

the court could void or subordinate the obligations evidenced by the Notes in favor of our other obligations.

We have substantial negative net worth.

     At December 31, 2003, we had negative net worth of approximately $89.1 million. Our negative net worth may make it difficult for us to obtain credit from suppliers, vendors and other parties. In addition, some of our suppliers and vendors may require us to prepay for services or products or may impose less advantageous terms on timing of payment. Our ability to enter into hedging transactions may also be limited by our negative net worth. As a result, we may require additional working capital, which may negatively affect our cash flow and liquidity.

We may not be able to repurchase the Exchange Notes or repay debt under our credit facility upon a change of control.

     Upon the occurrence of a change of control, we will be required to make an offer to holders of the Exchange Notes to repurchase all or any part of their Exchange Notes. We may not have sufficient funds at the time of the change of control to make the required repurchases, or restrictions under our senior secured credit facilities may not allow such repurchases. Additionally, an event constituting a "change of control" (as defined in the indenture governing the Notes) could be an event of default under our senior secured credit facilities that would, if it should occur, permit the lenders to accelerate that debt and that, in turn, would cause an event of default under the indenture governing the Notes.

     The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our business operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds would be available at the time of any change of control to make any required repurchases of the Exchange Notes tendered and to repay debt under our credit facility. Furthermore, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any of our future credit agreements or other agreements relating to debt will most likely contain similar restrictions and provisions. See "Description of the Exchange Notes--Change of Control."

     The definition of "change of control" under the indenture includes a disposition of all or substantially all of our assets to any person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of our assets. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of the Exchange Notes may require us to make an offer to repurchase the Exchange Notes.

The holders of the Exchange Notes may not be protected in the event of a highly leveraged transaction that does not constitute a change of control under the indenture.

     We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Although such transactions might adversely impact the holders of the Exchange Notes, they may not trigger the obligation to repurchase the Exchange Notes. Such transaction would be subject to the restrictions on our ability to incur additional indebtedness. See "Description of the Exchange Notes--Certain Covenants--Limitation on Indebtedness," "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding. Except for the limitations contained in such covenants, however, the indenture does not contain any covenants or provisions that may afford holders of the Exchange Notes protection in the event of a highly leveraged transaction.

Your ability to sell the Exchange Notes may be limited by the absence of an active trading market, and there is no assurance that an active trading market will develop for the Exchange Notes.

     The Exchange Notes are a new issue of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the Exchange Notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the Exchange Notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the Exchange Notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. We cannot assure holders of the Exchange Notes that the market, if any, for the Exchange Notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which the holders of the Exchange Notes may sell their Notes. In addition, subsequent to their initial issuance, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The Exchange Notes are eligible to be traded in The PortalSM Market. We do not intend to apply for listing of the Exchange Notes on any securities exchange.

Risks Relating to the Exchange

The Old Notes will be subject to restrictions on transfer and the trading market for the Old Notes may be limited for a holder of the Old Notes that does not tender.

     We did not register the Old Notes, nor do we intend to do so following the exchange offer. Old Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If a holder of the Old Notes does not exchange the Old Notes, such holder will lose the right to have the Old Notes registered under the federal securities laws. As a result, if a holder holds Old Notes after the exchange offer, such holder may be unable to sell the Old Notes.

If a holder of the Old Notes does not properly tender the Old Notes, we may not accept such Old Notes and the trading market for them may be limited.

     We will issue new Exchange Notes under this exchange offer only after a timely receipt of a holder's Old Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if a holder of the Old Notes wants to tender the Old Notes, please allow sufficient time to ensure timely delivery. If we do not receive such Old Notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept such Old Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. If there are defects or irregularities with respect to the tender of Old Notes, we will not accept such Old Notes for exchange.

Risks Relating to Our Business

We may not be able to compete successfully in any or all of the industry segments in which we operate.

     The markets in which we operate are highly competitive, and this competition could harm our business, results of operations, cash flow and financial condition. If we are unable to respond successfully to changing competitive conditions, the demand for our products could be affected. We believe that the most significant competitive factor for our products is selling price. Additionally, some of the purchasers of our coke are capable of supplying a portion of their needs from their own coke production as well as from suppliers outside the United States who are able to import coke into the United States and sell it at prices competitive with those of U.S. suppliers. Some of our competitors have greater financial resources and larger capitalization than we do.

We are subject to extensive environmental laws and regulations and may incur costs that have a material adverse effect on our financial condition as a result of violations of or liabilities under environmental laws and regulations.

     Like other companies involved in environmentally sensitive businesses, our operations and properties are subject to extensive federal, state, local and foreign environmental laws and regulations, including those concerning, among other things:

     o    the treatment, storage and disposal of wastes;

     o the investigation and remediation of contaminated soil and groundwater;

     o    the discharge of effluents into waterways;

     o    the emission of substances into the air; and

     o other matters relating to environmental protection and various health and safety matters.

We have incurred, and expect to continue to incur, significant costs to comply with environmental laws and as a result of remedial obligations. We could incur material costs, including cleanup costs, fines, civil and criminal sanctions and claims by third parties for property damage and personal injury, as a result of violations of or liabilities under environmental laws and regulations. For instance, contamination has been identified and is being investigated and remediated at many of our sites by us or other parties. Actual costs and liabilities to us may exceed forecasted amounts. Moreover, currently unknown environmental issues, such as the discovery of additional contamination or the imposition of additional cleanup obligations, may result in significant additional costs, and potentially significant expenditures could be required in order to comply with future changes to environmental laws and regulations or the interpretation or enforcement thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental and Other Matters."

There can be no assurance that Beazer East and Beazer Limited will continue to meet their obligations to indemnify us.

     Under the terms of the asset purchase agreement between us and Koppers Company, Inc. (now known as Beazer East, Inc.) upon the formation of our company in 1988, subject to certain limitations, Beazer East assumed the liability for and indemnified us against (among other things) certain cleanup liabilities for contamination occurring prior to the purchase date at sites acquired from Beazer East and third-party claims arising from such contamination (the "Indemnity"). Beazer East's performance under the Indemnity is unconditionally guaranteed by Beazer Limited. Contamination has been identified and is being investigated and remediated under federal and state programs at many of the sites owned or operated by us, including most of the 18 sites acquired from Beazer East. Currently, at the sites acquired from Beazer East, substantially all investigation and remediation activities are being conducted and paid for by Beazer East pursuant to the terms of the Indemnity; however, there can be no assurance that Beazer East and Beazer Limited will continue to meet their obligations. In addition, Beazer East could in the future choose to challenge its obligations under the Indemnity or our satisfaction of the conditions imposed on us thereunder.

     In addition, the government and other third parties have the right under applicable environmental laws to seek relief directly from us for any and all such costs and liabilities. The requirements to pay such costs and assume such liabilities without reimbursement under the Indemnity would have a material adverse effect on our business, financial condition, cash flow and results of operations. Furthermore, without reimbursement, we could be required to record a contingent liability on our balance sheets with respect to environmental matters covered by the Indemnity, which could result in our having significant additional negative net worth. Finally, the Indemnity does not afford us indemnification against environmental costs and liabilities attributable to acts or omissions occurring after the closing of the acquisition of assets from Beazer East under the asset purchase agreement, nor is the Indemnity applicable to liabilities arising in connection with other acquisitions by us after that closing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental and Other Matters."

Demand for our products is cyclical and we may experience prolonged depressed market conditions for our products, which may adversely affect our ability to make payments on the Exchange Notes.

     Our products are sold primarily in mature markets which historically have been cyclical.

     o The principal consumers of our carbon pitch are U.S. primary aluminum smelters. Although the aluminum industry has experienced growth on a long-term basis, there may be cyclical periods of weak demand which could result in decreased primary aluminum production. Our pitch sales have historically been affected adversely by weakness in the global demand for aluminum.

     o The principal use of our phthalic anhydride is in the manufacture of flexible vinyl, which is used mainly in the automobile industry. Therefore, fluctuations in domestic and international automobile production could adversely affect the demand for phthalic anhydride.

     o The principal customers for our coke are U.S. integrated steel producers. The prices at which we will be able to sell our coke in the future will be greatly affected by the demand for coke from the iron and steel industries and the supply of coke from the U.S. integrated steel producers' own coke production and from foreign sources.

     o Over the last several years, utility pole demand has declined as utilities in the United States and Australia have reduced spending due to competitive pressures arising from deregulation. Deregulation may continue to negatively affect both the new and replacement pole installation markets.

We are dependent on major customers for a significant portion of our net sales.

     For the year ended December 31, 2003, our top ten customers accounted for approximately 47% of our net sales. During this period, our two largest customers, Alcoa Inc. and CSX Transportation, Inc., each accounted for approximately 9% of our total net sales. Additionally, an integrated steel company is the only customer for our furnace coke, with a contract to take 100% of our coke production in 2004. The permanent loss of, or a significant decrease in the level of purchases by, one or more of our major customers could have a material adverse effect on our results of operations.

We are at risk from fluctuations in the price and availability of our primary raw materials.

     Our inability to source quality raw materials in a timely fashion and pass through price increases to our customers could have a material adverse impact on our financial condition and results of operations.

     o The primary raw material used by our Carbon Materials & Chemicals business is coal tar, a by-product of coke production. Following the Clean Air Act Amendments of 1990 and other environmental regulations, there have been significant reductions in U.S. coking capacity. Due to potential additional reductions in U.S. and Australian coking capacity, future coal tar availability is a concern for us. A shortage in the supply of domestic coal tar could require us to increase imports of coal tar and carbon pitch, as well as the use of petroleum substitutes to meet future carbon pitch demand, which could have a material adverse effect on our financial condition and results of operations.

     o The availability and cost of softwood and hardwood lumber are critical elements in our production of pole products and railroad crossties, respectively. The supply of trees of acceptable size for the production of utility poles has decreased in recent years in relation to the demand, and we accordingly have been required to pay a higher price for these materials. Historically, the supply and cost of hardwood for railroad crossties have also been subject to availability and price pressures. There can be no assurance that we will be able to source wood raw materials at economical prices in the future.

     o Metallurgical coal is the primary raw material used in the production of coke. An increase in the price of metallurgical coal, or a prolonged interruption in supply, could have a material adverse effect on us.

     o Our price realizations and profit margins for phthalic anhydride have historically fluctuated with the price of orthoxylene and its relationship to our cost to produce naphthalene; however, due to excess supplies of phthalic anhydride during the past several years, margins did not change proportionally despite high levels for orthoxylene prices.

Our ability to sell carbon pitch may be adversely affected by the development of new technology.

     There are currently no known viable substitutes for carbon pitch in the production of carbon anodes. However, in 2000 our largest carbon pitch customer announced that it was actively pursuing alternative anode technology that would eliminate the need for carbon pitch as an anode binder. The potential development and implementation of this new technology could seriously impair our ability to profitably market carbon pitch and related co-products. Over 75% of our carbon pitch is sold to the aluminum industry under long-term contracts typically ranging from three to four years.

We depend on our senior management team and the loss of any member could adversely affect our operations.

     Our success is dependent on the management and leadership skills of our senior management team. The loss of any of these individuals or an inability to attract, retain and maintain additional personnel could prevent us from implementing our business strategy. We cannot assure you that we will be able to retain our existing senior management personnel or to attract additional qualified personnel when needed. For instance, our chief financial officer resigned in June 2003, and on September 26, 2003, we announced his replacement.

If we are unable to successfully negotiate with the labor unions representing our employees, we may experience a material work stoppage.

     As of December 31, 2003, approximately 60% of our 1,975 employees were represented by 24 different labor unions and covered under numerous separate labor contracts. Labor negotiations are conducted on a plant-by-plant basis and a number of the outstanding contracts are renegotiated each year. Labor contracts that expire in 2004 cover approximately 20% of our total employees. There can be no assurance that new agreements will be reached without union action or on terms satisfactory to us. A material work stoppage or union dispute could adversely affect our results of operations.

Our plant operations may be adversely affected by weather conditions.

     Our quarterly operating results fluctuate due to a variety of factors that are outside our control, including inclement weather conditions, which in the past have affected negatively our operating results. Operations at several of our facilities have been halted for short periods of time during the winter months. Moreover, demand for many of our products declines during periods of inclement weather.

We are subject to risks associated with extended interruptions in marine transportation services.

     Our operations in Australia and Europe are highly dependent on a relatively small number of marine transportation services. Our operating results may decline if there are extended interruptions in freight services. Interruptions in freight services could impair our ability to receive raw materials and ship finished products in a timely manner.

We are subject to risks inherent in foreign operations, including changes in social, political and economic conditions.

     We, both directly and indirectly, have operations in the United States, Australasia, China, Europe and South Africa, and sell our products in many foreign countries. In 2002 and 2003, net sales from our products sold by Koppers Europe ApS and Koppers Australia Pty Ltd. accounted for approximately 31% and 34%, respectively, of our total net sales. Like other global companies, we are exposed to market risks relating to fluctuations in interest rates and foreign currency exchange rates. We are also exposed to risks associated with changes in the laws and policies governing foreign investments in countries where we have operations as well as, to a lesser extent, changes in U.S. laws and regulations relating to foreign trade and investment. While such changes in laws, regulations and conditions to date have not had a material adverse effect on our business or financial condition, there can be no assurance as to the future effect of any such changes.

Terrorist attacks may negatively affect our operations, financial condition, results of operations and prospects.

     Future terrorist attacks against U.S. targets may adversely affect our operations, financial condition, results of operations and prospects. Chemical-related assets may be at greater risk of future terrorist attacks than other possible targets in the United States. A direct attack on our assets or assets used by us could have a material adverse effect on our operations, financial condition, results of operations and prospects. Insurance that provides adequate coverage against terrorist attacks has become increasingly expensive and difficult to obtain. Therefore, it is possible that we will not be able to purchase this coverage in the future or afford it if it remains available.

We have entered into a joint venture agreement for operations in China which may require continued investment and which may adversely affect our ability to make payments on the Exchange Notes.

     In 1999, we entered into a joint venture agreement with Tangshan Iron & Steel Co. to rehabilitate and operate a tar distillation facility in China. The joint venture agreement also includes a tar supply contract with Tangshan Iron & Steel Co. We participate in the international marketing of carbon pitch products for the joint venture. Koppers (China) Carbon and Chemical Co., Limited is 60% owned by us and began production of coal tar products in 2001. Contributions of cash, engineering services and acquisition costs for the joint venture total $10.5 million to date. Tangshan Iron & Steel Co. has guaranteed a bank loan of Koppers (China) Carbon and Chemical Co., Limited, and we have issued a cross-guarantee to it in the amount of approximately $1.5 million, representing 60% of the loan amount. This joint venture may require continued investment or credit support, which may adversely affect our ability to make payments on the Exchange Notes.

     In June 2001, we entered into an agreement with Tangshan Iron & Steel Co. whereby it assumed control of Koppers (China) Carbon and Chemical Co., Limited through December 31, 2003. We chose to delay development of the carbon pitch export market due to the restructuring of the North American aluminum smelting capacity. In the interim, Tangshan Iron & Steel Co. assumed responsibility for the joint venture to develop the domestic Chinese market. During this period Tangshan Iron & Steel Co. bore all responsibility for the operations and management of the facility, as well as the net income or loss, except for our pro rata share of depreciation, amortization and income taxes of the joint venture. Accordingly, we changed our method of accounting from consolidation to the equity method effective June 2001 to reflect this change in our ability to control Koppers (China) Carbon and Chemical Co., Limited. On January 1, 2004, we assumed control of

Koppers (China) Carbon and Chemical Co., Limited, which will result in a consolidation of Koppers (China) Carbon and Chemical Co., Limited in our financial statements beginning in the first quarter of 2004.

We are the subject of an ongoing investigation regarding our competitive practices, which may result in a material adverse effect on our business, financial condition, cash flows or results of operations.

     We are the subject of an ongoing investigation regarding our competitive practices. On December 4, 2002, European Commission representatives visited the offices of our subsidiaries located in Nyborg, Denmark and Scunthorpe, England and obtained documents pursuant to legal process as part of an investigation of industry competitive practices concerning pitch, creosote and naphthalene. The U.S. Department of Justice also served a subpoena for similar documents at our headquarters in Pittsburgh, Pennsylvania. The investigation is continuing and we are cooperating with both the European Commission and the U.S. Department of Justice. We are also cooperating with the Canadian Competition Bureau. As a result of such cooperation, (i) in February 2003, the European Commission granted us conditional immunity from fines for any infringement the European Commission may find as a result of its investigation concerning pitch; (ii) in April 2003, the U.S. Department of Justice granted our request for exemption from prosecution for any infringement the U.S. Department of Justice may find as a result of imports of pitch, creosote and naphthalene, or the purchase for export of coal tar used to produce these products; and (iii) in April 2003, the Canadian Competition Bureau granted us a provisional guarantee of immunity from prosecution under the Canadian Competition Act with respect to the supply and sale of tar pitch, naphthalene, creosote oil and carbon black feedstock prior to 2001. These exemptions were granted upon certain conditions, including our continued cooperation. The exemptions granted by the European Commission, the U.S. Department of Justice and the Canadian Competition Bureau apply to any government fine or penalty related to each country's investigation of industry competitive practices. We are currently unable to determine the outcome of the investigations. We cannot provide assurance to the holders of the Exchange Notes that the outcome of these matters will not have a material adverse effect on our business, financial condition, cash flows and results of operations. We are not currently aware of any other government investigations or other claims related to these investigations of industry competitive practices.

Our principal stockholder is in a position to affect our ongoing operations, corporate transactions and other matters.

     Under our stockholders' agreement, Saratoga Partners III, L.P. has the right to elect a majority of our Board of Directors. Consequently, Saratoga Partners III, L.P. will have the ability to control the election of our Board of Directors and the outcome of some other issues submitted to the stockholders for approval. See "Security Ownership of Certain Beneficial Owners and Management." We cannot assure the holders of the Exchange Notes that Saratoga Partners III, L.P.'s interests will not conflict with the interests of the holders of the Exchange Notes. In particular, Saratoga Partners III, L.P. may cause a change of control at a time when we do not have sufficient funds to repurchase the Exchange Notes as described under "Description of the Exchange Notes--Change of Control."

                                 Use of Proceeds

     We will not receive any proceeds from the exchange of the Exchange Notes for the Old Notes pursuant to the exchange offer.

     We used the net cash proceeds from the offering of the Old Notes as follows: (a) $189.4 million to redeem our existing senior subordinated notes due 2007; (b) $62.2 million to repay a portion of the outstanding balance under our term loan; and (c) $65.0 million to pay a dividend to our stockholders. In addition, simultaneously with the payment of such dividend, we paid an additional $5.0 million dividend to our stockholders using cash on hand. To facilitate the payments noted above, we also borrowed $8.7 million from our revolving credit facility.

                                 Capitalization

     The following table sets forth our cash and capitalization as of December 31, 2003. The table below should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes included elsewhere in this prospectus.

                                                                 At December 31,
                                                                      2003
                                                                   (dollars in
                                                                    millions)
                                                                    ---------
Cash and cash equivalents.....................................     $    9.6
Long-term debt (including current portion):
      Revolving credit facility (1)...........................     $    6.0
      Term loan...............................................          8.0
       9 7/8% senior secured notes due 2013...................        320.0
Other debt (2)................................................          6.7
                                                                  -------------
Total debt including current portion..........................        340.7
Common stock subject to redemption............................         13.2
Minority interest.............................................          6.1
Stockholders' (deficit) (3)...................................        (89.1)
Total capitalization..........................................     $  270.3
                                                                  -------------

----------------------------------------

(1) Our revolving credit facility has a maximum amount available of $100.0 million, subject to a borrowing base. As of December 31, 2003, we had approximately $49.7 million of additional availability under our revolving credit facility.

(2) Other debt consists of $3.8 million related to the tax credits for our Monessen, Pennsylvania facility and $2.9 million of debt of Koppers-Arch Investments Pty Ltd.

(3) Reflects a reduction of $25.0 million for a dividend to stockholders declared December 30, 2003 which was paid January 6, 2004. Stockholders' (deficit) refers to total assets less total liabilities less common stock subject to redemption less minority interest.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table contains our summary consolidated historical financial data for the five years ended December 31, 2003. The selected financial data as of and for each of the years ended December 31, 1999, 2000, 2001, 2002 and 2003 have been derived from our audited consolidated financial statements. This is only a summary and should be read in conjunction with our historical consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                             Years Ended December 31,
                                                                 2003       2002       2001        2000       1999
                                                                        (In millions except shares figures)
Income Statement Data:
Net sales (1).........................................         $ 842.9       $776.5   $  753.7   $  770.6     $708.7
    Cost of sales.....................................           726.0        659.5      631.4      645.9      593.5
    Depreciation and amortization (2).................            33.7         28.7       30.4       30.0       27.1
    Selling, general and administrative...............            55.6         44.0       46.3       45.4       37.4
Restructuring and impairment charges (3)..............             8.5         --         3.3        --          --
                                                               --------    ---------  ---------  ---------   --------
Operating profit......................................            19.1         44.3       42.3       49.3       50.7
Equity in earnings of affiliates......................            (0.1)        --          0.3        2.2        1.7
Other income (4)......................................             0.1          9.8        8.2        8.6        0.8
Interest expense (5)..................................            37.7         22.9       24.5       28.0       28.1
                                                               --------    ---------  ---------  ---------   --------
Income (loss) before income tax provision (benefit)
   and minority interest..............................          (18.6)         31.2    26.3        32.1         25.1
Income tax provision (benefit) (4)....................            (1.3)        13.8       12.1       16.6        0.2
Minority interest.....................................             1.7          0.9        0.9        0.8        0.7
                                                               --------    ---------  ---------  ---------   --------
Income (loss) before cumulative effect of accounting
   change.............................................          (19.0)         16.5       13.3     14.7         24.2
Net income (loss).....................................          $(37.1)     $(16.5)    $(13.3)    $(14.7)     $(24.2)
                                                               ========    =========  =========  =========   ========
Preferred dividends...................................            53.7          6.5        9.1       --         --
                                                               --------    ---------  ---------  ---------   --------
Net income (loss) to common stock before cumulative
   effect of accounting change (6)....................          (72.7)         10.0     4.2        14.7         24.2
Net income (loss) to common stock.....................          $(90.8)       $10.0       $4.2      $14.7      $24.2
                                                               ========    =========  =========  =========   ========
Earnings per share of common stock:
   Basic earnings (loss) per share before cumulative
   effect  of accounting change.......................         $(82.65)      $  8.61 $    3.15   $  10.64    $  16.70
   Cumulative effect of accounting change (6).........           (20.59)       --         --         --         --
                                                               --------    ---------  ---------  ---------   --------
   Basic earnings (loss) per share ..................         $(103.24)     $   8.61  $    3.15   $  10.64   $  16.70
                                                               ========    =========  =========  =========   ========
   Diluted earnings (loss) per share before
   cumulative effect of accounting change.............          $(82.65)    $   4.72 $    3.15  $    3.83   $    6.23
   Cumulative effect of accounting change (6).........           (20.59)       --         --         --         --
                                                               --------    ---------  ---------  ---------   --------
   Diluted earnings (loss) per share.................         $(103.24)     $   4.72  $    3.15  $    3.83  $    6.23
                                                               ========    =========  =========  =========   ========
Balance Sheet Data (end of period):
Working capital.......................................        $    86.3     $  63.5   $   89.2     $107.4    $  97.3
Total assets..........................................           514.0        463.8      455.2      483.9      477.7
Total debt............................................           340.7        261.7      269.0      291.5      309.8
Common stock subject to redemption (7)................            13.2         23.1       22.3       30.9       25.6
Common equity (deficit) (8)...........................           (89.1)         4.6        2.8        8.5       12.9
Other Data:
Cash dividends declared per common share (9)..........         $  23.46      $  2.85   $   4.00      $--        $--
Ratio of Earnings to Fixed Charges (10)                            0.60x        1.99x      1.79x      1.92x      1.71x


                                      -31-

Capital expenditures..................................            19.3         19.7       14.6       14.8       22.5
Acquisitions and related capital expenditures (11)....            --           --          6.4       15.3        1.7


___________________

(1) In accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs, we have revised net sales to reflect freight and related costs as components of cost of sales rather than as reductions to net sales as previously reported. The effect of this change was to increase net sales and cost of sales for the years ended December 31, 2002, 2001, 2000 and 1999 by $46.2 million, $46.1 million, $47.1 million and $44.6 million, respectively.

(2) The 2003 and 2002 amounts do not include goodwill amortization as a result of the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Goodwill amortization amounted to $1.5 million, $1.3 million and $1.5 million for 2001, 2000 and 1999, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) The 2003 charges were related to (i) the curtailment of production at our carbon materials facility in Woodward, Alabama; (ii) the impairment of our carbon materials port facility in Portland, Oregon as the result of negotiations with a significant customer; (iii) the impairment of certain storage tanks which have been permanently idled; and (iv) the closure of our wood treating facility in Logansport, Louisiana. The 2001 charges were related to the closure of our facility in Feather River, California.

(4) Other income consists of proceeds from the monetization of tax credits relating to coke production and sales at our facility in Monessen, Pennsylvania. In December 1999, we entered into an agreement with a third party to transfer substantially all of the energy tax credits from our facility in Monessen, Pennsylvania for cash. In 1999, the tax benefits to us from the credits amounted to $10.2 million. In 2003, 2002, 2001 and 2000, we earned $0.1 million, $9.8 million, $8.2 million and $8.6 million, respectively, for the transfer of tax credits. These tax credits expired on December 31, 2002; the 2003 amount is for a retroactive inflation adjustment.

(5) Includes call premium of $5.8 million, write-off of deferred financing costs of $6.4 million related to refinancing activities, and additional interest of $2.0 million for the period between the receipt of proceeds from the Old Notes and the redemption of the 9 7/8% Subordinated Notes due 2007. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(6) Effective January 1, 2003, we changed our method of accounting for asset retirement obligations in accordance with Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. Previously, we had not been recognizing amounts related to asset retirement obligations. Under the new accounting method, we now recognize asset retirement obligations in the period in which they are incurred if a reasonable estimate of a fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The cumulative effect of the change on prior years resulted in a charge to income of $18.1 million net of income taxes of $11.7 million ($20.59 per share for both basic and diluted for the year ended December 31, 2003).

(7) Represents the amount necessary to redeem stock held by management investors upon termination of their employment with us pursuant to our stockholders' agreement.

(8) Total stockholders' equity (deficit) refers to total assets less total liabilities less common stock subject to redemption less minority interest.

(9) Includes a dividend of $8.00 per share declared in December 2003 and paid in January 2004.

(10) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income (loss) from continuing operations before income taxes, cumulative effect of accounting change and fixed charges (adjusted for interest capitalized during the period). "Fixed charges" include interest, whether expensed or capitalized, and the portion of rental expense (which we have calculated to be 31% of total rental expense) that is representative of the interest factor in these rentals.

(11) Significant acquisitions include the purchase of the remaining 50% of our equity ownership in the European operations of Tarconord A/S ("Tarconord", now known as "Koppers Europe") in May 2000.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     Our businesses and results of operations are impacted by various competitive and other factors including (i) raw materials availability, in particular the amount of coal tar available in global markets; (ii) global restructuring in the Carbon Materials & Chemicals business including the curtailment of aluminum production in the Pacific Northwest in part as a result of historically high energy prices; (iii) competitive conditions in global carbon pitch markets, particularly the United States and European carbon pitch markets; (iv) excess capacity in the United States phthalic anhydride markets resulting in lower margins over the last several years; and (v) low margins in the utility pole business as a result of deregulation.

Results of Operations

     The following table sets forth certain sales and operating data, net of all inter-segment transactions, for our businesses for the periods indicated:

                                                                                Years Ended December 31,
                                                                        -----------------------------------------
                                                                          2003            2002           2001
Net sales (in millions):
     Carbon Materials & Chemicals...............................          $484.1         $438.4          $454.2
     Railroad & Utility Products................................           358.8          338.1           299.5
                                                                        ----------    -----------    ------------
         Total..................................................          $842.9         $776.5          $753.7
                                                                        ==========    ===========    ============
Segment sales as percent of total net sales:
     Carbon Materials & Chemicals...............................           57.4%          56.5%           60.3%
     Railroad & Utility Products................................           42.6           43.5            39.7
                                                                        ----------    -----------    ------------
         Total..................................................          100.0%         100.0%          100.0%
Gross margin by segment (after depreciation and amortization):
     Carbon Materials & Chemicals...............................           10.9%          13.4%           14.2%
     Railroad & Utility Products................................            8.9%           9.2%            9.8%
                                                                        ----------    -----------    ------------
         Total..................................................            9.9%          11.4%           12.2%
Operating margin by segment:
     Carbon Materials & Chemicals...............................            1.6%           6.7%            7.1%
     Railroad & Utility Products................................            3.6%           5.0%            3.9%
                                                                        ----------    -----------    ------------
         Total..................................................            2.3%           5.7%            5.6%


Comparison of Results of Operations for the Years Ended December 31, 2003 and 2002.

     Net Sales. Net sales for the year ended December 31, 2003 were higher than 2002 as both business segments reported sales increases. Net sales for Carbon Materials & Chemicals increased due primarily to approximately $40.0 million in sales from Australian and European operations as a result of the strength of these foreign currencies relative to the dollar. Additionally, sales volumes and pricing for phthalic anhydride increased by 7% and 8%, respectively, while a reduction in volumes for furnace coke of 11% more than offset an increase in pricing for furnace coke of 8%. Net sales for Railroad & Utility Products increased compared to the prior year due primarily to a 12% increase in prices for railroad crossties which more than offset a 5% reduction in volumes for railroad crossties.

     Gross Margin After Depreciation and Amortization. As a percent of net sales, gross profit after depreciation and amortization decreased for both segments. Gross margin for Carbon Materials & Chemicals decreased primarily as a result of approximately $3.1 million of accelerated asset retirement obligations and $1.4 million for the settlement of a lease obligation, all related to the restructuring of the U.S. Carbon Materials & Chemicals operations (see "Restructuring and Impairment Charges"). These items more than offset the profit realized as a result of the pricing increase for furnace coke noted above and a reversal to profit of approximately $0.7 million of environmental reserves as a result of a reassessment of exposure at one of our facilities. Gross margin as compared to the prior year was also impacted by an increase of approximately $1.7 million in insurance expense for Carbon Materials & Chemicals as a result of lower expense in the prior year due to favorable loss experience. Gross margin for Railroad & Utility Products decreased due to $1.6 million of accelerated asset retirement obligations related to the closure of the Logansport facility. Additionally, insurance expense for Railroad & Utility Products increased approximately $1.7 million as a result of lower expense in the prior year due to favorable loss experience. These additional costs more than offset the effect of the increase in prices for railroad crossties noted above.

     Depreciation and Amortization. Depreciation and amortization for 2003 increased compared to the prior year due to the adoption of SFAS 143, "Accounting for Asset Retirement Obligations," which resulted in an increase of $3.3 million, and an additional $1.3 million as a result of higher foreign exchange rates which resulted in higher depreciation expense in Australian and European operations.

     Selling, General and Administrative Expense. Selling, general and administrative expense as a percent of net sales increased primarily as a result of approximately $1.2 million in severance charges, $1.4 million of bad debt expense, $1.2 million of higher legal and consulting costs, and $1.5 million of reduced expense in the prior year as a result of retiree health insurance settlements.

     Restructuring and Impairment Charges. During the fourth quarter of 2003 we determined that capacity rationalization was required in our U.S. Carbon Materials & Chemicals business to increase competitiveness. Accordingly, in December 2003 we ceased production at our carbon materials facility in Woodward, Alabama, resulting in a restructuring charge to fourth quarter pre-tax income of $3.1 million. We anticipate annual cash savings of approximately $1.9 million as a result of this curtailment. The Woodward facility generated approximately $27.5 million of revenue during 2003. Additionally, during the fourth quarter of 2003 we concluded that our carbon materials port operation in Portland, Oregon is an impaired facility based on its current and long-term economic prospects as a result of recent negotiations with a significant customer. The impairment charge for this facility resulted in a charge to fourth quarter pre-tax income of $3.1 million. We also incurred a $1.0 million charge for the impairment of certain storage tanks which have been permanently idled due to reduced demand for carbon materials products in U.S. markets. In September 2003, we closed our Logansport, Louisiana wood treating plant due to deteriorating local market conditions and their impact on volumes and profitability. The closure resulted in a $1.3 million restructuring charge in the third quarter. We believe the U.S. market for wood treated utility poles suffers from over-capacity, and will continue to evaluate future productivity and cost reduction initiatives in this business. We anticipate annual cash savings of approximately $0.7 million as a result of this closure. Our Logansport facility generated approximately $2.0 million of revenue during 2003.

     Other Income. Other income consists of the energy tax credits as a result of the transaction at out Monessen, Pennsylvania facility. The reduction for 2003 was due to the expiration of the tax credits at the end of 2002.

     Interest Expense. Interest expense increased due to a call premium of $5.8 million on our old bonds, the write-off of deferred financing charges of $6.4 million, and additional interest of $2.0 million for the period between the receipt of proceeds from the new bonds and the redemption of the old bonds. (See "--Liquidity and Capital Resources".)

     Income Taxes. Our effective income tax rate for the year ended December 31, 2003 decreased due primarily to domestic pre-tax losses, which resulted in an increase in foreign tax expense as a percentage of total taxes. Due to our legal structure, foreign tax credits are not fully available to offset taxable income generated by Australian operations.

     Cumulative Effect of Accounting Change. Effective January 1, 2003, we changed our method of accounting for asset retirement obligations in accordance with FASB Statement No. 143, Accounting for Asset Retirement Obligations. Previously, we had not been recognizing amounts related to asset retirement obligations. Under the new accounting method, we now recognize asset retirement obligations in the period in which they are incurred if a reasonable estimate of a fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The cumulative effect of the change on prior years resulted in a charge to income of $18.1 million, net of income taxes of $11.7 million ($20.59 per share for both basic and diluted for the year ended December 31, 2003).

     Net Income. Net income for 2003 compared to the same period last year decreased due to (i) restructuring, impairment and capacity rationalization charges in the U.S. segments as a result of weakened business conditions in the carbon materials and utility pole businesses; (ii) the write-off of deferred financing charges and the payment of a call premium due to the refinancing of our debt; (iii) an increase in bad debt expense; (iv) a decrease in other income due to the expiration of the energy tax credits; and (v) the adoption of SFAS No. 143, Accounting for Asset Retirement Obligations, which resulted in a cumulative effect adjustment.

Comparison of Results of Operations for the Years Ended December 31, 2002 and
2001

     Net Sales. Net sales for the year ended December 31, 2002 were higher than 2001 as higher sales for Railroad & Utility Products more than offset lower sales for Carbon Materials & Chemicals. Net sales for Carbon Materials & Chemicals decreased due to reductions in volume and pricing for phthalic anhydride of 2% and 5%, respectively, and a 3% reduction in volumes for carbon pitch. An increase of 9% in creosote volumes was largely offset by a reduction of 25% in sales of carbon black feedstock, and sales of furnace coke increased as a 20% increase in volumes more than offset a 6% reduction in pricing. Net sales for Railroad & Utility Products increased compared to the prior year due primarily to a 12% increase in volumes for railroad crossties coupled with a 6% increase in prices for railroad crossties, which more than offset a 7% reduction in volumes for utility poles.

     Gross Margin After Depreciation and Amortization. As a percent of net sales, gross profit after depreciation and amortization decreased for both segments. Gross margin for Carbon Materials & Chemicals decreased primarily as a result of lower volumes and pricing for phthalic anhydride and lower volumes for carbon pitch in the United States as noted above, coupled with profit of $2.6 million from liquidation of last-in, first-out inventory in the prior year, which more than offset reductions to insurance expense of approximately $0.9 million related to favorable loss experience resulting in a reduction in loss reserves in 2002. Gross margin for Railroad & Utility Products decreased due primarily to charges of $2.6 million related to a legal settlement, partially offset by higher volumes and prices for railroad crossties as noted above, along with reductions to insurance expense of approximately $0.7 million as a result of favorable loss experience.

     Depreciation and Amortization. Depreciation and amortization for 2002 decreased compared to the prior year due primarily to the non-amortization of goodwill in 2002 pursuant to Financial Accounting Standards No. 141 and 142. See "--Impact of Recently Issued Accounting Standards".

     Selling, General and Administrative Expense. Selling, general and administrative expense as a percent of net sales decreased due to $1.5 million of reduced expense as a result of retiree health insurance settlements, lower bad debt expense due to the bankruptcy of a significant customer in 2001 (resulting in bad debt expense of $2.1 million), and $1.3 million of lower legal and consulting costs as compared to the prior year.

     Equity in Earnings of Affiliates. Equity earnings for 2002 were lower than the prior year due primarily to $0.6 million of depreciation charges incurred for Koppers (China) Carbon and Chemical Co., Limited.

     Other Income. Other income consists of the energy tax credits as a result of the Monessen Transaction. The increase for 2002 was due to an increase in sales as a result of liquidating inventory that was produced in 2001.

     Income Taxes. Our effective income tax rate for the year ended December 31, 2002 decreased due primarily to an increase in domestic pre-tax earnings, which resulted in a reduction in foreign tax expense as a percentage of total taxes.

     Net Income. Net income for 2002 compared to the same period last year increased due to a reduction in bad debt expense and an increase in other income.

Liquidity and Capital Resources

     Our liquidity needs are primarily for debt service, capital maintenance and acquisitions. We believe that our cash flow from operations and available borrowings under its bank credit facilities will be sufficient to fund our anticipated liquidity requirements for at least the next twelve months. In the event that the foregoing sources are not sufficient to fund our expenditures and service its indebtedness, we would be required to raise additional funds.

     October 2003 Refinancing. In October 2003, we issued $320 million of 9 7/8% Senior Secured Notes due 2013 (the "Old Notes"), incurring fees and expenses of approximately $12.1 million. We used the net cash proceeds from the offering of the Old Notes as follows: (a) $189.4 million to redeem our existing senior subordinated notes due 2007 (the "Subordinated Notes"); (b) $62.2 million to repay a portion of the outstanding balance under our term loan; and (c) $65.0 million to pay dividends to our stockholders. In addition, simultaneously with the payment of such dividend, we paid an additional $5.0 million dividend to our stockholders using cash on hand. To facilitate the payments noted above, we also borrowed $8.7 million from our revolving credit facility. The October refinancing also included an amendment to the existing credit agreement, providing for a reduction in the term loan to $10.0 million, due in quarterly installments through November 2004. As a result of the refinancing, approximately $5.0 million of deferred financing costs associated with the Subordinated Notes was written off when the Subordinated Notes were called on December 1, 2003.

     The indenture governing the Old and New Notes contains various affirmative and negative covenants, subject to a number of important limitations and exceptions, including but not limited to: incurring or guaranteeing additional debt and issuing certain types of preferred stock; paying dividends on our capital stock or redeeming, repurchasing or retiring our capital stock or subordinated debt; making investments; creating liens on our assets; entering into sale and leaseback transactions; selling assets; engaging in transactions with our affiliates; creating restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us; consolidating, merging or transferring all or substantially all of our assets and the assets of our subsidiaries; and transferring or issuing shares of stock of subsidiaries. Our indenture has a covenant that limits our incurrence of additional indebtedness unless on the date of the incurrence of additional indebtedness our Consolidated Coverage Ratio (defined therein) will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than
2.0 to 1.0. The indenture defines Consolidated Coverage Ratio as the ratio of
(a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense (defined therein) for such four fiscal quarters.

     We are currently in compliance with all covenants in the indenture governing the Old and New Notes. We anticipate continued compliance with these covenants. Failure to comply with the covenants contained in the indenture governing the New Notes may result in an event of default. The indenture governing the Notes also contains various other events of default, including but not limited to those related to non-payment of principal, interest or fees; certain bankruptcy-related events; invalidity of liens; non-payment of certain legal judgments; and cross-defaults with certain other indebtedness.

     The covenants related to the term loan and the revolving credit facility also include financial covenants that require us to maintain certain financial ratios, including the following:

     o the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, shall not be less than 1.05 to 1.0.

     o the Total Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, shall not exceed the ratios set forth below for the periods specified below:

                          Fiscal Quarters Ended                       Ratio

          March 31, 2003 through March 31, 2004...........        4.25 to 1.00
          June 30, 2004 and thereafter....................        4.00 to 1.00

     o the Senior Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, shall not exceed the ratios set forth below for the periods specified below:

                          Fiscal Quarters Ended                     Ratio

          March 31, 2003 through March 31, 2004...........      2.25 to 1.00
          June 30, 2004 and thereafter....................      2.00 to 1.00

     Subsidiary Pledges. The terms of our Notes provide that the collateral securing the Notes will never include the securities of any subsidiary to the extent the par value, book value as carried by us or the market value of the securities (the "Applicable Value") is equal to or greater than 20% of the aggregate principal amount of the Notes outstanding (the "Collateral Threshold"). Rule 3-16 of Regulation S-X under the Securities Act requires the presentation of a subsidiary's stand-alone, audited financial statements if the subsidiary's securities secures an issuer's notes and the par value, book value or market value of the securities equals or exceeds the Collateral Threshold. The indenture governing the Exchange Notes and the security documents provide that the collateral will never include the capital stock of any subsidiary to the extent the Applicable Value of the securities is equal to or greater than the Collateral Threshold. As a result, we will not be required to present separate financial statements of any of our subsidiaries under Rule 3-16.

     As a result of the provisions in the indenture and security documents relating to subsidiary securities, holders of the exchange notes may at any time in the future lose a portion of their security interest in the securities of any of our other subsidiaries if the Applicable Value of those securities were to become equal to or greater than the Collateral Threshold. As stated above, Applicable Value is defined as the greatest of book value, par value and market value of a subsidiary's securities. Currently, all of the capital stock of all of our domestic subsidiaries and all of our Australian subsidiaries other than Koppers Australia Pty Ltd. and 65% of the voting capital stock of Koppers Europe ApS constitute collateral for the notes. One hundred percent of the capital stock of each of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd. currently exceeds the Collateral Threshold and, accordingly, the pledge of capital stock of each of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd. is automatically reduced to the extent that the Applicable Value does not equal or exceed the Collateral Threshold.

     We have based our determination of which subsidiary's capital stock currently constitutes collateral upon the book value, par value and estimated market value of the capital stock of each of our subsidiaries as of December 31, 2003 and the operations of these subsidiaries since that date. The Applicable Value for the capital stock of each of our subsidiaries is the greater of the book value and estimated market value, as the value of each subsidiary's capital stock is nominal and therefore has not impacted our calculation of Applicable Value. Set forth in the table below is the Applicable Value of each subsidiary's capital stock as of December 31, 2003:

                                                                 Applicable Value        Net            Net
                                                                      as of             Fair            Book
        Subsidiary                                              December 31, 2003       Value          Value
        ----------------------------------------------          -----------------   -------------  -------------
                                                                  (in millions)     (in millions)  (in millions)
        Koppers Australia Holding Company Pty Ltd.(1)                 $72.7             $35.3          $72.7
        Koppers Australia Pty Ltd.                                     72.7             35.3            72.7
        Koppers Redemption Inc.                                         -                 -              -
        Worldwide Ventures Corp.(2)                                    54.7             53.4            54.7
        Koppers Industries of Delaware                                 23.0             19.7            23.0
        KHC Assurance Inc.                                            (10.4)           (16.7)          (10.4)
        Concrete Products                                             (0.1)             (0.1)          (0.1)
        Concrete Partners                                              2.9              (3.1)           2.9
        Koppers Europe ApS                                             11.7             11.7           (16.9)


     (1) The assets of Koppers Australia Holding Company Pty Ltd. include the stock of Koppers Australia Pty Ltd. and, therefore, the Applicable Value, net fair value and net book value of Koppers Australia Holding Company Pty Ltd. includes the Applicable Value, net fair value and net book value of Koppers Australia Pty Ltd.

     (2) The assets of Worldwide Ventures Corp. include the stock of Koppers Europe ApS and Koppers Australia Holding Company Pty. Ltd. and, therefore, includes the Applicable Value, net fair value and net book value of Koppers Europe ApS and Koppers Australia Holding Company Pty. Ltd.

     Based upon the foregoing, as of December 31, 2003, the Applicable Value of 100% of the capital stock of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd. exceeded the Collateral Threshold. In addition, we believe that, based upon the significant differences between the Applicable Value of the capital stock of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd. and the Collateral Threshold as of December 31, 2003 (there have been no significant changes in the operations of Koppers Australia Holding Company Pty Ltd. or Koppers Australia Pty Ltd. since that date), the Applicable Value of 100% of the capital stock of each of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd. currently remains above the Collateral Threshold. As a result, the pledge of capital stock of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd. is automatically reduced to the extent that the Applicable Value does not equal or exceed the Collateral Threshold.

     The Applicable Value of the capital stock of our other subsidiaries did not exceed the Collateral Threshold as of December 31, 2003. Further, as there have been no significant changes in the operations of each of these subsidiaries since December 31, 2003, we have determined that the Applicable Value of the capital stock of each of these subsidiaries currently remains below the Collateral Threshold.

     In respect of Koppers Australia Holding Company Pty Ltd., Koppers Australia Pty Ltd., Worldwide Ventures Corp., Koppers Industries of Delaware, KHC Assurance Inc. and Concrete Partners, the Applicable Value of their common stock was based upon book value. Book value of a subsidiary's capital stock is calculated as of each preceding period end and represents the original purchase price of the subsidiary's capital stock plus any income earned less any losses and any transfers of assets.

     In respect of Koppers Redemption Inc., Koppers Europe ApS and Concrete Products, the Applicable Value of their common stock was based upon estimated market value. We have calculated the estimated market value of our subsidiaries' capital stock by determining the earnings before interest, taxes, depreciation and amortization, or EBITDA, of each subsidiary for the twelve months ended December 31, 2003, and multiplying this EBITDA by a multiple that we used for purposes of valuing our common stock. We retain an independent appraisal firm for purposes of calculating the market value of our common stock on a going concern basis, as required under our stockholders' agreement, and in connection with determining equity-based compensation, and we have used the midpoint of the range used by such firm. We determined that using this multiple is a reasonable and appropriate means for determining fair value of our subsidiaries' capital stock.

     As described above, we have used EBITDA of each of our subsidiaries solely for purposes of determining the estimated market value of their capital stock to determine whether that capital stock is included in the collateral. EBITDA is not a recognized financial measure under U.S. GAAP and does not purport to be an alternative to operating income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our consolidated results as reported under U.S. GAAP. Because not all companies use identical calculations, the presentation of EBITDA also may not be comparable to other similarly titled measures of other companies. Holders are encouraged to evaluate the adjustments made and the reasons we consider them appropriate for analysis for determining estimated market value of our subsidiaries' capital stock.

     A change in the Applicable Value of the capital stock of any of our subsidiaries could result in a subsidiary's capital stock that was previously excluded from collateral becoming part of the collateral or a subsidiary's capital stock that was previously included in collateral being excluded. The following table reflects the amount by which the Applicable Value of each subsidiary's capital stock as of December 31, 2003 would have to increase in order for a portion of that subsidiary's capital stock to no longer constitute collateral or, in the case of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd., would have to decrease in order for the capital stock of Koppers Australia Holding Company Pty Ltd. and Koppers Australia Pty Ltd. which are currently not collateral to become collateral:


                                                           Change in Applicable
        Subsidiary                                                 Value
        -------------------------------------------------  --------------------
                                                               (in millions)
        Koppers Australia Holding Company Pty Ltd........          $8.7
        Koppers Australia Pty Ltd........................           8.7
        Koppers Redemption Inc...........................           -
        Worldwide Ventures Corp..........................           9.3
        Koppers Industries of Delaware...................          41.0
        KHC Assurance Inc................................          74.4
        Concrete Products................................          64.1
        Concrete Partners................................          61.1
        Koppers Europe ApS...............................          52.3



     May 2003 Refinancing. In May 2003, we refinanced substantially all of our bank debt, incurring fees and expenses of approximately $3.8 million. The new credit facilities provided for term loans of $75.0 million and a revolving credit facility of up to $100.0 million. The credit agreement is for a period of four years, and the loans are secured by substantially all of our assets, with revolving credit availability based on receivables and inventory as well as the attainment of certain ratios and covenants. As a result of the October refinancing, $1.4 million of deferred financing costs associated with the May refinancing were written off in the fourth quarter of 2003.

     As of December 31, 2003, we had $9.6 million of cash and cash equivalents and $49.7 million of unused revolving credit availability for working capital purposes after restrictions by various debt covenants and letter of credit commitments. As of December 31, 2003, $17.6 million of commitments were utilized by outstanding standby letters of credit.

     The reduction in net cash provided by operating activities compared to the prior year was the result of lower earnings combined with a higher level of working capital buildup as compared to the prior year.

     Capital expenditures were lower than the prior year due to efforts to conserve cash and delays in certain projects due to severe winter weather earlier in the year. Capital expenditures for 2004 are estimated to be $21.5 million, including estimated capital expenditures of $9.0 million for environmental projects.

     Net cash provided by financing activities in 2003 related to increases in term debt from the refinancing to provide for working capital requirements, payment of deferred financing costs, purchases of stock from retirees and our 401(k) plans, and the payment of dividends totaling $48.1 million. Net cash used in financing activities in the prior year related to borrowings from the revolving credit facility to finance an increase in working capital, purchases of stock from retirees and the payment of a dividend.

     Pension Expense and Funding. Due primarily to depressed equity securities markets for the last several years, we anticipate an increase of approximately $5.0 million to $10.0 million in the level of required pension contributions beginning in 2004, after contributions of approximately $6.0 million in 2003. The range of funding increase for 2004 is due to the potential effect of pending funding relief legislation, for which the Company has not yet determined the effect. Additionally, pension expense is expected to remain at high levels and may increase further based upon unrealized losses on pension assets amounting to approximately $40 million at December 31, 2003.

     Dividends. In 2003, we paid dividends totaling $48.1 million to common and preferred shareholders. Additionally, in December 2003 we declared a dividend of $25.0 million, which was paid in January 2004. We are limited by our current lending covenants regarding the payment of future dividends.

     Operating Lease Commitments. Commitments during the next five years under operating leases aggregate to approximately $64.3 million. Amounts for 2004, 2005, 2006, 2007 and 2008 are $21.6 million, $16.9 million, $9.6 million, $8.6 million and $7.6 million, respectively.

     Government Investigation. On December 4, 2002, European Commission representatives visited the offices of our subsidiaries located in Nyborg, Denmark and Scunthorpe, England and obtained documents pursuant to legal process as part of an investigation of industry competitive practices concerning pitch, creosote and naphthalene. The U.S. Department of Justice also served a subpoena for similar documents at our headquarters in Pittsburgh, Pennsylvania. The investigation is continuing and we are cooperating with both the European Commission and the U.S. Department of Justice. We are also cooperating with the Canadian Competition Bureau. As a result of such cooperation, (i) in February 2003, the European Commission granted us conditional immunity from fines for any infringement the European Commission may find as a result of its investigation concerning pitch; (ii) in April 2003, the U.S. Department of Justice granted our request for exemption from prosecution for any infringement the U.S. Department of Justice may find as a result of imports of pitch, creosote and naphthalene, or the purchase for export of coal tar used to produce these products; and (iii) in April 2003, the Canadian Competition Bureau granted us a provisional guarantee of immunity from prosecution under the Canadian Competition Act with respect to the supply and sale of tar pitch, naphthalene, creosote oil and carbon black feedstock prior to 2001. These exemptions were granted upon certain conditions, including our continued cooperation. The exemptions granted by the European Commission, the U.S. Department of Justice and the Canadian Competition Bureau apply to any government fine or penalty related to each country's investigation of industry competitive practices. We are currently unable to determine the outcome of the investigations. There can be no assurance that the outcome of these matters will not have a material adverse effect on our business, financial condition, cash flows and results of operations. We are not currently aware of any other government investigations or other claims related to these investigations of industry competitive practices.

     Pacific Century. A subsidiary of Koppers Australia Pty Ltd. has been named as a defendant in a breach of contract and negligence lawsuit filed by Pacific Century in Queensland, Australia related to the sale of approximately 127,000 vineyard fence posts. The Complaint claims that certain posts were defective in that they either had decay, excessive bark or were less than the minimum specified size. In addition, plaintiff alleges violations of the Australian Timber Utilization and Marketing Act. Plaintiff is seeking damages for, among other things, the costs of removing and replacing such fence posts. Plaintiff has also filed a lawsuit against the constructor of the vineyard trellises, which lawsuit has been consolidated with its claim against us. Discovery in the case is ongoing and there can be no assurance that an unfavorable resolution of this matter will not have a material adverse effect on our business, financial condition, cash flows and results of operations.

     Stock Redemptions. In 2003, stock redemptions for retirees totaled $4.3 million; additionally, all our stock in our 401(k) plan was redeemed for a total of $5.3 million. On February 27, 2004 the Stockholders' Agreement was amended to make the redemption of common stock from the Management Investors at our option after the effective date of the amendment. See "Stockholders' Agreement".

     Impact of Deferred Taxes. Based on our earnings history, along with the implementation of various tax planning strategies, we believe the deferred tax assets on our consolidated balance sheet at December 31, 2003 are realizable.

     Interest Rate Swap. In January 2004, we entered into an interest rate swap agreement for $50.0 million of the Notes in order to protect a portion of the debt against changes in fair value due to changes in the benchmark interest rate. The agreement is designed to receive fixed 9.875% and pay floating six-month LIBOR rates plus a spread of 5.395% with semiannual settlements through October 2013. Changes in the fair value of the interest rate swap are expected to offset changes in the fair value of the New Notes. The expected impact on the first six months of 2004 is to lower interest expense by approximately $0.6 million and, if no market rate changes occur for the remainder of 2004 the expected impact is to lower interest expense for year 2004 by approximately $1.4 million.

     Foreign Operations and Foreign Currency Transactions. We are subject to foreign currency translation fluctuations due to our foreign operations. Exchange rate fluctuations for fiscal year 2003 resulted in an increase to comprehensive income of $22.6 million. Exchange rate fluctuations in 2002 resulted in an increase to comprehensive income of $9.7 million, while exchange rate fluctuations in 2001 resulted in a charge to comprehensive income of $4.2 million. We economically hedge certain firm commitments denominated in foreign currencies for periods up to twelve months, depending on the anticipated settlement dates of the related transactions. Forward exchange contracts are utilized to hedge these transactions, and all such contracts are marked to market with the recognition of a gain or loss at each reporting period. Therefore, at December 31, 2003 and 2002 there were no deferred gains or losses on hedging of foreign currencies. The fair value of derivatives at December 31, 2003 and 2002 was $0.3 million and ($0.3) million, respectively, and is included in Other Current Assets and Other Current Liabilities. For the years ended December 31, 2003, 2002 and 2001 $0.2 million, $0.0 million and $0.2 million, respectively, of losses on forward exchange contracts are included in cost of sales. Realized foreign exchange gains for the years ended December 31, 2003, 2002 and 2001 amounted to $0.3 million, $0.1 million and $0.0 million, respectively.

     Seasonality; Effects of Weather. Our quarterly operating results fluctuate due to a variety of factors that are outside our control, including inclement weather conditions, which in the past have affected operating results. Operations at several facilities have been halted for short periods of time during the winter months. Moreover, demand for some of our products declines during periods of inclement weather. As a result of the foregoing, we anticipate that we may experience material fluctuations in quarterly operating results.

Schedule of Certain Contractual Obligations

     The following table details our projected payments for our significant contractual obligations as of December 31, 2003. The table is based upon available information and certain assumptions we believe are reasonable.

                                                                        Payments Due by Period
                                                                   Less than       1-3         4-5       After 5
                                                        Total       1 year        years       years       years
                                                                         (Dollars in millions)
Long Term Debt................................           $340.7       $  8.0     $  3.8       $   6.0    $322.9
Operating Leases..............................             76.9         21.6       26.5          16.2      12.6
Environmental Fines...........................              2.9          2.0        0.9          --        --
Interest on Debt..............................            311.4         33.0       63.8          63.2     151.4
Pension Funding (1)...........................             11.0         11.0        -             -         -
Purchase Commitments (2)......................            528.2        126.5      196.7         134.9      70.1
Common Stock Subject to Redemption (3)........             13.2          2.5        1.0          --         9.7
                                                       ---------     --------   --------     ---------  --------
Total Contractual Cash Obligations............         $1,284.3       $204.6     $292.7        $220.3    $566.7
                                                       =========     ========   ========     =========  ========


(1) Based on minimum expected contribution requirement for 2004 allowing for expected government funding relief. Future years' contributions not projected due to inherent uncertainties in amounts, which are impacted by, among other variables, the performance of U.S. and global equities markets.

(2) Consists primarily of raw materials purchase contracts. These are typically not fixed price arrangements; the prices are based on the prevailing market prices. As a result the Company generally expects to be able to hedge the purchases with sales at those future prices.

(3) Based on current fair value of common stock at December 31, 2003. On February 27, 2004 the Stockholders' Agreement was amended to make the redemption of common stock from the Management Investors at our option, after the effective date of the amendment.


Schedule of Certain Other Commercial Commitments

     The following table details our projected payments for other significant commercial commitments as of December 31, 2003. The table is based upon available information and certain assumptions we believe are reasonable.

                                                                         Payments Due by Period
                                                                    Less than       1-3      4-5         After 5
                                                         Total       1 year        years      years       years
                                                                         (Dollars in millions)
Lines of Credit (Unused)......................           $ 80.4       $ 76.4          $--       $--         $4.0
Standby Letters of Credit.....................             17.6         17.6          --        --           --
Guarantees....................................              7.2         --           1.5        --           5.7
                                                        --------    ---------     --------   --------    ---------
Total Other Commercial Commitments............           $105.2       $ 94.0        $1.5        $--         $9.7
                                                        ========    =========     ========   ========    =========

Critical Accounting Policies

     The preparation of financial statements in conformity with GAAP requires management to use judgment in making estimates and assumptions that affect the reported amounts of revenues and expenses, assets and liabilities, and the disclosure of contingent liabilities. The following accounting policies are based on, among other things, judgments and assumptions made by management that include inherent risks and uncertainties. Our management's estimates are based on the relevant information available at the end of each period.

     Long-Lived Assets. Our management periodically evaluates the net realizable value of long-lived assets, including property, plant and equipment, based on a number of factors including operating results, projected future cash flows and business plans. We record long-lived assets at the lower of cost or fair value, with fair value based on assumptions concerning the amount and timing of estimated future cash flows. Since judgment is involved in determining the fair value of fixed assets, there is a risk that the carrying value of our long-lived assets may be overstated.

     Goodwill. Effective January 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets, under which goodwill is no longer amortized but is assessed for impairment at least on an annual basis. In making this assessment, management relies on various factors including operating results, estimated future cash flows, and business plans. There are inherent uncertainties related to these factors and in our management's judgment in applying them to the analysis of goodwill impairment. Since management's judgment is involved in performing goodwill impairment analyses, there is risk that the carrying value of goodwill is overstated.

     Goodwill valuations are performed using an average of actual and projected operating results of the relevant reporting units. Changes in economic and operating conditions impacting these assumptions could result in goodwill impairments in future periods. Additionally, disruptions to our business such as prolonged recessionary periods or unexpected significant declines in operating results of the relevant reporting units could result in charges for goodwill and other asset impairments in future periods.

     Revenue Recognition. We recognize revenue from product sales at the time of shipment and when title passes to the customer. Service revenue, consisting primarily of wood treating products and services, is recognized at the time the service is provided.

     Inventories. In the United States, Carbon Materials & Chemicals (excluding furnace coke) and Railroad & Utility Products inventories are valued at the lower of cost, utilizing the last-in, first-out basis, or market. Inventories outside the United States are valued at the lower of cost, utilizing the first in, first-out basis, or market. Market represents replacement cost for raw materials and net realizable value for work in process and finished goods. Last-in, first-out inventories constituted approximately 52% and 59% of the first-in, first-out inventory value at December 31, 2003 and 2002, respectively.

     Accrued Insurance. We are insured for property, casualty and workers' compensation insurance up to various stop loss amounts after meeting required retention levels. Losses are accrued based upon estimates of the liability for the related retentions for claims incurred using certain actuarial assumptions followed in the insurance industry and based on our experience. In the event we incur a significant number of losses beyond the coverage retention limits, additional expense beyond the actuarial projections would be required.

     Pension and Postretirement Benefits. Accounting for pensions and other postretirement benefits involves estimating the cost of benefits to be provided far into the future and allocating that cost over the time period each employee works. This calculation requires extensive use of assumptions regarding inflation, investment returns, mortality, medical costs, employee turnover and discount rates. In determining the expected return on plan assets assumptions, we evaluate long-term actual return information, the mix of investments that comprise plan assets and estimates of future investment returns. In selecting rates for current and long-term health care assumptions, we take into consideration a number of factors including our actual health care cost increases, the design of our benefit programs, the characteristics of our active and retiree populations and expectations of inflation rates. Since these items require our management's judgment, the related liabilities currently recorded by us could be lower or higher than amounts ultimately required to be paid.

     Accounts Receivable. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. In circumstances where we become aware of a specific customer's inability to meet its financial obligations, a specific reserve for bad debts is recorded against amounts due. If the financial conditions of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

     Environmental Liabilities. We are subject to federal, state, local and foreign laws and regulations and potential liabilities relating to the protection of the environment and human health and safety including, among other things, the cleanup of contaminated sites, the treatment, storage and disposal of wastes, the discharge of effluent into waterways, the emission of substances into the air and various health and safety matters. We expect to incur substantial costs for ongoing compliance with such laws and regulations. We may also face governmental or third-party claims, or otherwise incur costs, relating to cleanup of, or for injuries resulting from, contamination at sites associated with past and present operations. We accrue for environmental liabilities when a determination can be made that they are probable and reasonably estimable. Total environmental reserves at December 31, 2003 and 2002 were approximately $7.5 million and $11.3 million, respectively, which include provisions for environmental fines, soil remediation and the mandatory cleaning and disposal of residues from certain storage tanks.

     Legal Matters. We record liabilities related to legal and environmental matters when an adverse outcome is probable and reasonably estimable. To the extent we anticipate favorable outcomes to these matters which ultimately result in adverse outcomes, we could incur material adverse impacts on earnings and cash flows. Since such matters require significant judgments on the part of management, the recorded liabilities could be lower than what is ultimately required.

     Asset Retirement Obligations. We measure asset retirement obligations based upon the applicable accounting guidance, using certain assumptions including estimates regarding the recovery of residues in storage tanks. In the event that operational or regulatory issues vary from our estimates, we could incur additional significant charges to income and increases in cash expenditures related to the disposal of those residues.

     Deferred Tax Assets. At December 31, 2003 our balance sheet included $62.6 million of deferred tax assets. We have determined that no reserve is required for these deferred tax assets, based on future earnings projections. We have a federal net operating loss benefit of $8.3 million that can be carried forward for 20 years. To realize this benefit, we will need to generate approximately $23.7 million of taxable income. To the extent that we encounter unexpected difficulties in market conditions, adverse changes in regulations affecting our businesses and operations, adverse outcomes in legal and environmental matters, or any other unfavorable conditions, the projections for future taxable income may be overstated and we may be required to record a valuation allowance related to these deferred tax assets which could have a material adverse effect on income in the future.

Recently Issued Accounting Standards

     In May 2003, the Financial Accounting Standards Board issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, effective for the fiscal period beginning after December 15, 2003. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. To the extent that we are either now or in the future required to purchase shares of common stock, the adoption of Statement No. 150 would require us to classify common stock subject to redemption as a liability as of January 1, 2004, based on the latest revision. Prospectively, changes in the liability with the exception of redemptions will be included in pre-tax income.

     Effective January 1, 2003, we changed our method of accounting for asset retirement obligations in accordance with FASB Statement No. 143, Accounting for Asset Retirement Obligations. Previously, we had not been recognizing amounts related to asset retirement obligations. Under the new accounting method, we now recognize asset retirement obligations in the period in which they are incurred if a reasonable estimate of a fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.

     The cumulative effect of the change on prior years resulted in a charge to income of $18.1 million, net of income taxes of $11.7 million ($20.59 per share for both basic and diluted for the year ended December 31, 2003). The effect of the change on the year ended December 31, 2003 was zero.

     In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN No. 46"). FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, FASB issued a revision to FIN No. 46; for us, the revised provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2004. We do not expect that the adoption of FIN No. 46 will have a material impact on our financial position, cash flows or results of operations.

     In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN No. 45"). FIN No. 45 clarifies and expands on existing disclosure requirements for guarantees, including loan guarantees. It also requires that, at the inception of certain guarantees, we must recognize a liability for the fair value of our obligations under those guarantees. The initial fair value recognition and measurement provisions will be applied on a prospective basis to certain guarantees issued or modified after December 31, 2002. We have adopted FIN No. 45 and the effect of adoption did not have a material impact on our financial position, cash flows or results of operations.

     In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 ("Issue 00-21"), Revenue Arrangements with Multiple Deliverables. Issue 00-21 provides guidance on how to account for arrangements that involve delivery or performance of multiple products, services and/or rights to use assets. The adoption of Issue 00-21 in July 2003 had no impact on our consolidated financial position or results of operations.

     In July 2002, the Financial Accounting Standards Board issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities, to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Effective January 1, 2003, we adopted the provisions of Statement No. 146, and the related provisions have been applied to the capacity rationalization activities at our Woodward, Alabama and Portland, Oregon carbon materials facilities during the fourth quarter of 2003, and the closure of our Logansport, Louisiana wood treating facility on September 30, 2003.

     In April 2002, the Financial Accounting Standards Board issued Statement No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective for fiscal years beginning after June 15, 2002. For most companies, Statement No. 145 will require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. Statement No. 145 also amends Statement No. 13 to require that certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor). In addition, the FASB rescinded Statement No. 44, which addressed the accounting for intangible assets of motor carriers and made numerous technical corrections. Our adoption of Statement No. 145 resulted in charges of $12.2 million during 2003 to income from continuing operations for costs related to extinguishment of debt rather than as an extraordinary item.

     In October 2001, the Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective for fiscal years beginning after December 15, 2001. The new rules on asset impairment supersede FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and provide a single accounting model for long-lived assets to be disposed of. We have applied the provisions of Statement No. 144 to our carbon materials facilities in Woodward, Alabama and Portland, Oregon and our wood treating facility in Logansport, Louisiana in 2003.

     In June 2001, the Financial Accounting Standards Board issued Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill is no longer amortized but is subject to annual impairment tests in accordance with the Statements. Other intangible assets continue to be amortized over their useful lives. We have applied the new rules on accounting for goodwill beginning in the first quarter of 2002. If Statement No. 142 had been adopted January 1, 2001 the increase to net income would have been $0.8 million for 2001. During 2003, we performed the required impairment tests of goodwill as of November 30, 2003 and determined that there is no impairment.

Environmental and Other Matters

     We are subject to federal, state, local and foreign laws and regulations and potential liabilities relating to the protection of the environment and human health and safety including, among other things, the cleanup of contaminated sites, the treatment, storage and disposal of wastes, the discharge of effluent into waterways, the emission of substances into the air and various health and safety matters. We expect to incur substantial costs for ongoing compliance with such laws and regulations. We may also face governmental or third-party claims, or otherwise incur costs, relating to cleanup of, or for injuries resulting from, contamination at sites associated with past and present operations. We accrue for environmental liabilities when a determination can be made that they are probable and reasonably estimable.

Environmental and Other Liabilities Retained or Assumed by Others

     We have agreements with former owners of certain of our operating locations under which the former owners retained or assumed and agreed to indemnify us against certain environmental and other liabilities. The most significant of these agreements was entered into at our formation on December 28, 1988 (the "Acquisition"). Under the related asset purchase agreement between us and Beazer East, subject to certain limitations, Beazer East assumed the responsibility for and agreed to indemnify us against certain liabilities, damages, losses and costs, including, with certain limited exceptions, liabilities under and costs to comply with environmental laws to the extent attributable to acts or omissions occurring prior to the Acquisition (the "Indemnity"). Beazer Limited unconditionally guaranteed Beazer East's performance of the Indemnity pursuant to a guarantee (the "Guarantee"). Beazer Limited became a wholly owned indirect subsidiary of Hanson PLC on December 4, 1991. In 1998, Hanson PLC purchased an insurance policy under which the funding and risk of certain environmental and other liabilities relating to the former Koppers Company, Inc. operations of Beazer East (which includes locations purchased from Beazer East by us) are underwritten by Centre Solutions (a member of the Zurich Group) and Swiss Re.

     The Indemnity provides different mechanisms, subject to certain limitations, by which Beazer East is obligated to indemnify us with regard to certain environmental claims or environmental cleanup liabilities and imposes certain conditions on us before receiving such indemnification. We believe that we have taken appropriate steps to satisfy all of such conditions, but Beazer East has in the past and may in the future elect to challenge our compliance with such conditions. For example, Beazer East's obligations under the Indemnity are subject to certain limitations regarding the time period as to which claims for indemnification can be asserted. These limitations include certain conditions that we were required to meet by the twelfth anniversary of the closing date, which anniversary occurred in December 2000. Since that time, there has been an ongoing dispute between us and Beazer East regarding the interpretation and our satisfaction of those conditions, and the extent of Beazer East's ongoing obligations to indemnify us after that date, with respect to certain matters. While we and Beazer East have been working cooperatively toward an acceptable resolution to this dispute, the failure to reach such a resolution, or a resolution under terms acceptable to us, could have a material adverse effect on our business, financial condition, cash flow and results of operations.

     Contamination has been identified at 19 of our sites. Three sites owned and operated by us in the United States, as well as one former site we recently sold, are listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"). The sites include our Gainesville, Florida wood treating facility; our Galesburg, Illinois wood treating facility; our Florence, South Carolina wood treating facility; and our former Feather River facility, which we recently sold. Currently, at the properties acquired from Beazer East (which include all of the National Priorities List sites and all but one of the Resource Conservation and Recovery Act ("RCRA")-permitted sites), substantially all investigative, cleanup and closure activities are being conducted and paid for by Beazer East pursuant to the terms of the Indemnity. In addition, many of our sites are or have been operated under RCRA permits, and remedial and closure activities are being conducted thereunder at several of these sites.

     To date, the parties that retained, assumed or agreed to indemnify us against the liabilities referred to above have performed their obligations in all material respects. However, disputes have arisen with such parties as to their obligation to indemnify us in certain cases, such as the dispute with Beazer East described above. We believe that for the last three years amounts paid by Beazer East as a result of its environmental remediation obligations under the Indemnity have averaged in total approximately $8.3 million per year. If for any reason (including disputed coverage or financial incapability) one or more of such parties fail to perform their obligations and we are held liable for or otherwise required to pay all or part of such liabilities without reimbursement, the imposition of such liabilities on us could have a material adverse effect on our business, financial condition, cash flow and results of operations. In addition, if we were required to record a liability with respect to all or a portion of such matters on our balance sheet, the amount of our total liabilities could exceed the book value of our assets by an additional amount that could be significant.

     Also, contamination has been detected at certain of our Australian facilities. These sites include our tar distillation facility in Mayfield, NSW, Australia and our wood preservation chemicals facility in Trentham, Victoria, Australia, which has been listed on the Victorian register of contaminated sites.

     Green Spring. We were named as a defendant in a toxic tort action, along with Beazer East and CSX Transportation, Inc. ("CSX"), arising from the operation of our wood treating facility in Green Spring, West Virginia ("Green Spring"). Plaintiffs' allegations against the defendants included personal injuries and property damage related to the operation of Green Spring over a lengthy period of time, including a period of time after the Acquisition. A trial of the claims of eight "test" plaintiffs began on March 11, 2002. As a result of our motion for summary judgment filed before the commencement of the trial and our motion for a directed verdict filed during the trial, the court dismissed the claims by the eight "test" plaintiffs against us and entered final judgment for us on June 25, 2002. The court ruled, among other things, that we were not the successor company to Beazer East for the purposes of claims arising from events that occurred before the creation of Koppers Inc. on December 28, 1988. The final judgment in our favor was not appealed by the eight "test" plaintiffs. Although the claims of the eight "test" plaintiffs against us were dismissed, the trial continued with respect to their claims against Beazer East and CSX. In April 2002, the jury found in favor of Beazer East and CSX with respect to the claims of four of the eight "test" plaintiffs which related to medical monitoring. With regard to the remaining four "test" plaintiffs, the jury awarded damages against Beazer East and CSX totaling $825,000. Plaintiffs, Beazer East and CSX, filed various post-trial motions in connection with the trial, all but one of which were denied.

     In June 2003, the court approved an amendment to plaintiffs' complaint to add approximately 20 plaintiffs. The claims of the remaining plaintiffs (approximately 105) against us, Beazer East and CSX were stayed by the judge during the pendency of the trial of the claims of the eight "test" plaintiffs. In January 2003, the court ordered a trial of the claims of the remaining plaintiffs on certain liability issues. The trial was initially scheduled for July 2003, but was postponed to July 2004. The remaining plaintiffs were former employees of Green Spring, family members of such employees and residents of the communities surrounding Green Spring. Defendants subsequently negotiated a settlement with the plaintiffs that has resulted in the dismissal with prejudice of all claims against Beazer, CSX and us. The settlement agreement required no contribution from us.

     Grenada. We, along with Beazer East, Illinois Central Railroad and Heatcraft, Inc. ("Heatcraft"), have been named in four toxic tort lawsuits involving numerous plaintiffs in various state courts in Mississippi and one such case in federal court in Mississippi arising from the operation of our wood treating facility in Grenada, Mississippi ("Grenada") and an adjacent manufacturing facility operated by Heatcraft. The complaints allege that plaintiffs were exposed to harmful levels of various toxic chemicals, including creosote and pentachlorophenol, as a result of soil, surface water and groundwater contamination and air emissions from the Grenada facility and the Heatcraft facility. Plaintiffs seek compensatory and punitive damages for, among other things, personal injuries. We are seeking to transfer venue of the state court cases to Grenada County, Mississippi. Discovery is continuing in the federal court case, but has been stayed in the state court cases during the pendency of our appeal. In addition, we are seeking to transfer venue of the state court cases to Grenada County, Mississippi. Although we intend to vigorously defend these cases, there can be no assurance that an unfavorable resolution of this matter will not have a material adverse effect on our business, financial condition, cash flow and results of operations.

     Somerville. We, along with Burlington Northern and Santa Fe Rail Way Company and Solvents and Chemicals, Inc., have been named in a total of nine toxic tort lawsuits for a total of approximately 30 plaintiffs that were filed in various state courts in Texas by individuals claiming to be residents of Somerville, Texas. The complaints allege that plaintiffs have suffered personal injuries resulting from exposure to chemicals used at the Somerville, Texas wood treating plant, which is currently owned by us. Each case is in its early stage, and we intend to vigorously defend these cases.

Other Environmental Matters

     In October 1996, we received a Clean Water Act information request from the U.S. Environmental Protection Agency ("EPA"). This information request asked for comprehensive information on discharge permits, applications for discharge permits, discharge monitoring reports and the analytical data in support of the reports and applications. EPA subsequently alleged that we violated various provisions of the Clean Water Act. In July 2000, we received a settlement demand from EPA requesting $4.5 million in settlement of alleged civil violations of the Clean Water Act. EPA and we subsequently agreed, among other things, to a $2.9 million settlement, payable over two years The first payment, totaling $1.0 million, was made in April 2003.

     Additionally, during an investigation initiated by us at our Woodward Coke facility prior to its closure in January 1998, it was discovered that certain environmental records and reports related to the discharge of treated process water contained incomplete and inaccurate information. Corrected reports were submitted to the State of Alabama and EPA, which resulted in a complaint against us by EPA alleging certain civil and criminal violations of applicable environmental laws. We subsequently entered into a plea agreement which provides, among other things, for the payment by us of a $2.1 million fine payable to the government over two years and $0.9 million in restitution payable to the Black Warrior-Cahaba Rivers Land Trust over two years and three years of probation. Our plea was entered in August 2002 and the sentencing occurred in December 2002. At the sentencing, the court, among other things, approved the terms of the plea agreement previously negotiated between us and EPA. Payments of $1.0 million each were made in December 2002 and December 2003. A failure on our part to comply with the terms of the compliance agreement, plea agreement and probation could lead to significant additional costs and sanctions, including the potential for our suspension or debarment from governmental contracts.

Other Matters

     There are currently no known viable substitutes for carbon pitch in the production of carbon anodes. However, in 2000, our largest carbon pitch customer announced that it was actively pursuing alternative anode technology that would eliminate the need for carbon pitch as an anode binder. Although management does not believe that this alternative technology will be developed and used widely within the next five years, the potential development and implementation of this new technology could seriously impair our ability to profitably market carbon pitch and related co-products. Over 75% of our carbon pitch is sold to the aluminum industry under long-term contracts typically ranging from three to four years.

     Global restructuring in the electrode and aluminum markets has resulted in reduced volumes of carbon pitch in domestic markets. As a result, during 2003 we ceased production at our carbon materials facility in Woodward, Alabama and also determined that our port facility in Portland, Oregon is an impaired facility. As a result, restructuring and impairment charges of $7.2 million, and related charges of $4.9 million were recorded to pre-tax income in the fourth quarter of 2003 for the Carbon Materials and Chemicals segment.

     Additionally, competitive conditions in the European carbon pitch market are expected to have a negative impact on sales and operating profit in 2004.

     Because of the Clean Air Act Amendments of 1990 and other environmental laws, future coal tar availability from domestic coke production is expected to decline. Management believes that our ability to source coal tar and carbon pitch from overseas markets through our foreign operations, as well as our research of petroleum feedstocks, will assist in securing an uninterrupted supply of carbon pitch feedstocks.

     Phthalic anhydride pricing has historically been based on orthoxylene values in combination with a "plus" factor. However, for the past three years there have been difficult market conditions and corresponding low operating rates for most producers. The result has been a depressed "plus" factor to levels which have resulted in reduced profitability. Management does not expect market conditions for phthalic anhydride to improve significantly in 2004.

     In 1999, we entered into a joint venture agreement with Tangshan Iron & Steel Co. to rehabilitate and operate a tar distillation facility in China. The joint venture agreement also includes a tar supply contract with Tangshan Iron & Steel Co., which will serve to ensure the long-term supply of coal tar products in our Australasian markets. Koppers (China) Carbon and Chemical Co. Limited is 60% owned by us and began production of coal tar products in 2001. Contributions of cash, engineering services and acquisition costs for the joint venture total $10.5 million to date.

     In June 2001, we entered into an agreement with Tangshan Iron & Steel Co. whereby it assumed control of Koppers (China) Carbon and Chemical Co., Limited through December 31, 2003. We chose to delay development of the carbon pitch export market due to the restructuring of the North American aluminum smelting capacity. In the interim, Tangshan Iron & Steel Co. assumed responsibility for the joint venture to develop the domestic Chinese market. During this period, Tangshan Iron & Steel Co. bore all responsibility for the operations and management of the facility, as well as the net income or loss, except for our pro rata share of depreciation, amortization and income taxes of the joint venture. Accordingly, we changed our method of accounting from consolidation to the equity method effective June 2001 to reflect this change in our ability to control Koppers (China) Carbon and Chemical Co., Limited. Tangshan Iron & Steel Co. has guaranteed a bank loan of Koppers (China) Carbon and Chemical Co., Limited, and we have issued a cross-guarantee to Tangshan Iron & Steel Co. in the amount of approximately $1.5 million, representing 60% of the loan amount. On January 1, 2004, we assumed control of Koppers (China) Carbon and Chemical Co., Limited, which will result in a consolidation of Koppers (China) Carbon and Chemical Co., Limited in our financial statements beginning in the first quarter of 2004.

     Over the last several years, utility pole demand has dropped as utilities in the United States and Australia have reduced spending due to competitive pressures arising from deregulation. It is expected that deregulation will continue to negatively affect both new and replacement pole installation markets.

Quantitative and Qualitative Disclosures About Market Risk

     Like other global companies, we are exposed to market risks relating to fluctuations in interest rates and foreign currency exchange rates. The objective of our financial risk management is to minimize the negative impact of interest rate and foreign exchange rate fluctuations on our earnings, cash flows and equity.

     To manage the interest rate risks, we use a combination of fixed and variable rate debt. This reduces the impact of short-term fluctuations in interest rates. To manage foreign currency exchange rate risks, we enter into foreign currency debt instruments that are held by our foreign subsidiaries. This reduces the impact of fluctuating currencies on net income and equity. We also use forward exchange contracts to hedge firm commitments up to twelve months. Forward exchange contracts are utilized to hedge these transactions, and all such contracts are marked to market with the recognition of a gain or loss at each reporting period.

     As required by the Securities and Exchange Commission rules, the following analyses present the sensitivity of the market value, earnings and cash flows of our financial instruments and foreign operations to hypothetical changes in interest and exchange rates as if these changes occurred at December 31, 2003 and 2002. The range of changes chosen for these analyses reflects our view of changes which are reasonably possible over a one-year period. Market values are the present values of projected future cash flows based on the interest rate and exchange rate assumptions. These forward-looking statements are selective in nature and only address the potential impacts from financial instruments and foreign operations. They do not include other potential effects that could impact our business as a result of these changes.

     Interest Rate and Debt Sensitivity Analysis. Our exposure to market risk for changes in interest rates relates primarily to our debt obligations. As described in Note 3 of our Notes to Consolidated Financial Statements, we have both fixed and variable rate debt to manage interest rate risk and to minimize borrowing costs. In January 2004, we also entered into an interest rate swap arrangement with respect to $50 million of the $320 million 9 7/8% Senior Secured Notes due 2013. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.")

     At December 31, 2003, we had $323.8 million of fixed rate debt and $16.9 million of variable rate debt. At December 31, 2002 we had $179.1 million of fixed rate debt and $82.6 million of variable rate debt. Our ratio of fixed to variable rate debt at December 31, 2003, including the $50 million interest rate swap referred to above, was approximately 20%, reflecting a reduction in the ratio from 32% in the previous period. This change in strategy reflects the refinancing of our debt structure during 2003 to take advantage of the favorable climate in the corporate bonds markets and to provide a long-term debt structure to help facilitate our long-term cash requirements. For fixed rate debt, interest rate changes affect the fair market value but do not impact earnings or cash flows. For variable rate debt, interest rate changes generally do not affect the fair market value but do impact future earnings and cash flows, assuming other factors are held constant.

     Holding other variables constant (such as debt levels and foreign exchange rates) a one percentage point decrease in interest rates at December 31, 2003 and 2002 would have increased the unrealized fair market value of the fixed rate debt by approximately $19.4 million and $10.5 million, respectively. The earnings and cash flows for the next year assuming a one percentage point increase in interest rates would decrease approximately $0.2 million, holding other variables constant.

     Exchange Rate Sensitivity Analysis. Our exchange rate exposures result primarily from our investment and ongoing operations in Australia, Denmark and the United Kingdom. Holding other variables constant, if there were a ten percent reduction in all relevant exchange rates, the effect on our earnings, based on actual earnings from foreign operations for the years ended December 31, 2003 and 2002, would be reductions of approximately $1.5 million for both years.

                                    Business

General

     We are a global integrated producer of carbon compounds and treated wood products. Our chemical products are used in a wide variety of end markets with applications in the aluminum, railroad, specialty chemical, utility, rubber and steel industries. The "Koppers" brand name has been associated with the carbon compounds and wood treating businesses for many years, and is well-recognized as a leader in these industries. We operate 37 production facilities with locations in the United States, Australiasia, China, Europe and South Africa. We also maintain an indirect ownership interest in an additional facility in the United States through our domestic joint venture KSA (as defined herein). We recorded net sales and net losses of $842.9 million and $37.1 million, respectively, for the twelve months ended December 31, 2003.

     We operate two principal businesses, Carbon Materials & Chemicals and Railroad & Utility Products. During 2003, our Carbon Materials & Chemicals business and Railroad & Utility Products business accounted for approximately 57% and 43% of net sales, respectively. Our Carbon Materials & Chemicals business processes coal tar into a variety of products, including carbon pitch, creosote and phthalic anhydride, which are intermediate materials necessary in the production of aluminum, the pressure treatment of wood and the production of plasticizers and specialty chemicals, respectively. We believe that our primary carbon materials and chemicals products are essential components used in our customers' production processes. For example, carbon pitch is necessary for the production of aluminum and the electric arc furnace steel-making process. Our Railroad & Utility Products business is the largest North American supplier of treated wood products, such as railroad crossties and utility poles, to railroads and the electric and telephone utility industries. In 2003, railroad crosstie and related products sales comprised 79% of the net sales of our Railroad & Utility Products business. Treated wood creates more durable structures that resist decay and reduce replacement costs.

Industry Overview

     Coal tar is a by-product generated through the processing of coal into coke for use in steel and iron manufacturing. We produce and distribute a variety of intermediate chemical products derived from the coal tar distillation process, including the co-products of the distillation process. During the distillation process, heat and vacuum are utilized to separate coal tar into three primary components: carbon pitch (approximately 50%), creosote oils (approximately 30%) and chemical oils (approximately 20%). Because all coal tar products are produced in relatively fixed proportion to carbon pitch, the level of carbon pitch consumption generally determines the level of production of other coal tar products. Three major markets served by our Carbon Materials & Chemicals business are the aluminum, wood preservation and chemical industries.

     We believe that our two principal businesses are substantially affected by demand for aluminum and railroad track maintenance. Carbon pitch requirements for the aluminum industry are expected to be approximately 3.0 million metric tons in 2004, up from 2.8 million metric tons in 2003.

     Approximately 75% of our U.S. creosote production is supplied to our Railroad & Utility Products business. Management estimates the North American market for creosote to be approximately 500 million pounds. Growth in this market is directly linked to the track maintenance programs of the Class 1 railroads. In 2004, the total market for creosote is expected to remain consistent with 2003 levels. The North American phthalic anhydride industry has production capacity of approximately 1.2 billion pounds and is a feedstock for plasticizers, unsaturated polyester resins, alkyd resins and other miscellaneous chemicals. Demand in the United States for phthalic anhydride is projected to grow by approximately 2% in 2004.

     The North American railroad crosstie market is a mature market with approximately 20.0 million replacement crossties purchased during 2003. Historically, investment trends in track maintenance by domestic railroads have been linked to general economic conditions in the railroad industry. During the past several years, domestic railroads have underinvested in track maintenance due to the recession and a focus on capital equipment programs, such as investments in locomotives. Recently, the Class 1 railroads have increased their spending on track maintenance, which has caused an increase in demand for railroad crossties. We believe this increase in demand will continue for the near term.

     The U.S. market for treated wood utility pole products is characterized by a large number of small producers selling into a price-sensitive industry. The utility pole market is highly fragmented domestically with over 200 investor-owned electric and telephone utilities and 2,800 smaller municipal utilities and rural electric associations. Approximately 2.6 million utility poles are purchased annually in the United States with a smaller market in Australia.

Key Competitive Strengths

     Leading Market Positions Across Business Segments. We are a leading integrated distiller of coal tar and supplier of treated wood products with operations strategically located around the world. We believe that our coal tar distillation capacity accounts for approximately 63% of North American coal tar distillation capacity. In 2003, we generated approximately 60% of our net sales from products in which we held the number one or two market share position by volume. We believe our leading market positions and strong reputation provide us with improved opportunities to gain new business, source appropriate quantities of raw materials and reliably provide products to our customers.

     Strong Customer Relationships Under Contract Arrangements. The "Koppers" name has been associated with quality and reliability for over 70 years. We sell our products to over 2,300 customers across 69 countries. Our reputation has enabled us to establish strong relationships with numerous companies preeminent in their respective markets, including Alcoa Inc., CSX Transportation, Inc., Burlington Northern and Santa Fe Railway, Union Pacific Railroad Company and UCAR Carbon Company Inc. Nine out of our top ten customers are served under long-term contracts with an average length of five years. For the twelve months ended December 31, 2003, approximately 50% of our net sales were made under contract arrangements of two or more years. In 2003 net sales from these contracts totaled approximately $420.2 million. Our global presence and strategically located facilities make us a preferred provider of our customers' requirements. For example, for our top ten customers with whom we have long-term contract arrangements we have provided an average of 64% of their carbon materials and treated wood product requirements during 2003.

     Vertical Integration. Our ability to utilize products produced in our Carbon Materials & Chemicals business in our manufacturing processes provides us with significant cost savings. We use approximately 59% of our creosote, a major co-product of the coal tar distillation process, as a raw material in the treatment of wood by our Railroad & Utility Products business. We also believe that we have a significant cost advantage over our competitors as a result of our ability to use internally generated naphthalene as a primary feedstock in the production of phthalic anhydride. All of our domestic competitors currently use orthoxylene, which is generally a higher-cost feedstock than naphthalene, in the production of phthalic anhydride.

     Diversified Supply Base. Our leading position in coal tar distillation capacity complements our ability to source high-quality coal tar from multiple suppliers. In turn, this provides us with a significant competitive advantage in meeting customer requirements in a timely and economically advantageous manner. In addition, we believe our ability to source coal tar globally is critical to obtaining the quality of coal tar needed to satisfy our global customers' needs.

     Global and Diverse Product Markets. We sell our carbon materials and treated wood products to diverse markets across all major regions of the world. During 2003, North America, Australasia and Europe represented 66%, 19% and 15% of our net sales, respectively. Our more than 2,300 customers operate in diverse end markets such as aluminum, railroads, specialty chemicals, including polyester resins, paints, coatings and plasticizers, steel, utilities, rubber tires, wood preservation, roofing and pavement sealers. We believe that our broad product line and end markets allow us to reduce our exposure to any one market segment.

     Experienced and Incentivized Management Team. Our senior management team has an average of 27 years of industry experience. Our president and chief executive officer, Walter W. Turner, has been in the business since our formation and was named chief executive officer in 1998. Our other ten executive officers have an average of more than 25 years of industry experience. Our directors, management team and employees own approximately 27% of our fully diluted common equity (collectively referred to herein as our "management investors").

Our Business Strategy

     Increase Market Penetration. We believe we have opportunities to increase sales of our products to our existing customers. For example, in 2003, our largest competitor in the railroad wood treating industry announced its intention to exit the business by the end of the year. As a result of this exit, we have entered into new long-term contracts with the Burlington Northern and Santa Fe Railway and Union Pacific Railroad Company, both existing customers. We believe these contracts will produce approximately $30.0 million of aggregate incremental sales with minimal capital investment. In addition to strong market positions in North America and Australia, we believe we have opportunities to further penetrate the Asian and European markets. Due to increased exports of Radiata Pine from New Zealand, increased harvesting of renewable plantation forests throughout Australasia and increased demand for wood treatment capabilities, we expect to capitalize on our established geographic presence in Australasia to grow our Railroad & Utility Products business. With our extensive production capabilities, product breadth, reputation in the industries we serve and global distribution capabilities, we are well positioned to take advantage of market opportunities as they arise.

     Expand Our Product Portfolio and Customer Base. We expect to expand many of our product lines through the development of related products to meet new end-use applications. For instance, we have introduced a coal tar and petroleum pitch blend that results in up to a 60% reduction in the regulated constituents in air emissions from aluminum smelters utilizing the Soderberg process. Additionally, we have patents pending for, and we are in the developmental stage of, new pitch products to be used in friction materials (brakes), carbon/graphite and rubber products. A number of trials are in progress with aircraft and automotive brake manufacturers to replace higher-cost, less effective additives currently in use with our coal tar products.

     Continue to Enhance Productivity and Implement Cost Reduction Initiatives. We continue to focus on productivity and cost reduction initiatives to improve our profitability. In December 2003 we ceased production at our carbon materials facility in Woodward, Alabama and will continue to operate the facility as a terminal. This curtailment is expected to generate approximately $1.9 million in annual cash savings while increasing capacity utilization from 66% to approximately 80% for our U.S. carbon materials facilities. Additionally, in September 2003 we closed our utility pole treating facility in Logansport, Louisiana which is expected to generate approximately $0.7 million in annual cash savings. We continually evaluate our operations for potential improvements in productivity and cost reduction initiatives.

Carbon Materials & Chemicals

     Our Carbon Materials & Chemicals business manufactures five principal products: (a) carbon pitch, used in the production of aluminum and steel; (b) phthalic anhydride, used in the production of plasticizers and polyester resins;
(c) creosote, used in the treatment of wood; (d) carbon black (and carbon black feedstock), used in the manufacture of rubber tires; and (e) furnace coke, used in steel production. Carbon pitch, phthalic anhydride, creosote and carbon black feedstock are produced through the distillation of coal tar, a by-product of the transformation of coal into coke. The Carbon Materials & Chemicals business' profitability is impacted by its cost to purchase coal tar in relation to its prices realized for carbon pitch, phthalic anhydride, creosote and carbon black. We have three tar distillation facilities in the United States, one in Australia, one in China, one in Denmark and two in the United Kingdom, strategically located to provide access to coal tar and to facilitate better service to our customers with a consistent supply of high-quality products. For 2003, 2002 and 2001, respectively, principal products comprised the following percentages of net sales for Carbon Materials & Chemicals (excluding intercompany sales): (i) carbon pitch, 38%, 39% and 38%; (ii) phthalic anhydride, 12%,

12% and 12%; (iii) carbon black (and carbon black feedstock), 10%, 9% and 9%;
(iv) furnace coke, 8%, 9% and 8% and creosote, 4%, 5% and 6%.

     We believe we have a strategic advantage over our competitors based on our ability to access coal tar from many global suppliers and subsequently blend such coal tars to produce carbon pitch with the consistent quality important in the manufacturing of quality anodes for the aluminum industry. Our eight coal tar distillation facilities, four of which have port access, and two carbon pitch terminals give us the ability to offer customers multiple sourcing and a consistent supply of high quality products. In anticipation of potential reductions of U.S. coke capacity, we have secured coal tar supply through long-term contracts and acquisitions.

     Coal tar distillation involves the conversion of coal tar into a variety of intermediate chemical products in processes beginning with distillation. During the distillation process, heat and vacuum are utilized to separate coal tar into three primary components: carbon pitch (approximately 50%), creosote oils (approximately 30%) and chemical oils (approximately 20%).

     Over 75% of our carbon pitch is sold to the aluminum industry under long-term contracts typically ranging from three to four years, many with provisions for periodic pricing reviews. Demand for carbon pitch generally has fluctuated with production of primary aluminum. However, global restructuring in the electrode and aluminum markets during the past several years has resulted in reduced volumes in domestic markets. Because all coal tar products are produced in relatively fixed proportion to carbon pitch, the level of carbon pitch consumption generally determines the level of production of other coal tar products. The commercial carbon industry, the second largest user of carbon pitch, uses carbon pitch to produce electrodes and other specialty carbon products for the steel industry. There are currently no known viable substitutes for carbon pitch in the production of carbon anodes used in the aluminum production process.

     Creosote is used in the wood preservation industry as a preservative for railroad crossties and lumber, utility poles and piling. To the extent that creosote cannot be sold for use in treating wood products, distillate oils are sold into the carbon black market rather than being blended to creosote specifications.

     Approximately 59% of our total creosote production was sold to our Railroad & Utility Products business in 2003. Railroad & Utility Products purchases substantially all of its creosote from the Carbon Materials & Chemicals business. We are the only competitor in this market that is integrated in this fashion. The remainder of our creosote is sold to railroads or to other wood treaters. We have one principal competitor in the creosote market.

     We are also a 51% owner of a timber preservation chemicals business that operates throughout Australia, New Zealand, Southeast Asia, Japan and South Africa. Timber preservation chemicals are used to impart durability to timber products used in building/construction, agricultural and heavy-duty industrial markets. The most commonly used chemicals are creosote, copper chrome arsenates, copper co-biocides, sapstain control products and light organic solvent preservatives.

     Roofing pitch and refined tars are also produced in smaller quantities and are sold into the commercial roofing and pavement sealer markets, respectively.

     Carbon black is manufactured in Australia at a carbon black facility using both petroleum oil and coal tar based feedstocks, which are subjected to heat and rapid cooling within a reactor. Additionally, tar-based carbon black feedstock is manufactured as a co-product of the tar distillation process and can be produced at our three domestic, one Australian and three European tar distillation facilities. The tar distillation plant in Australia provides our carbon black business with approximately 40% of its coal tar based feedstock needs.

     Chemical oils resulting from the distillation of coal tars are further refined by us into naphthalene, which is the primary feedstock used by us for the production of phthalic anhydride. The primary markets for phthalic anhydride are in the production of plasticizers, unsaturated polyester resins and alkyd resins.

Naphthalene is also sold into the industrial sulfonate market for use as dispersants in the concrete additive and gypsum board markets. Additional end uses include oil field additives, agricultural emulsifiers, synthetic tanning agents and dyestuffs.

     On a worldwide basis, naphthalene and orthoxylene, a refined petroleum derivative, are both used as feedstock for the production of phthalic anhydride. We are the only North American phthalic anhydride producer capable of utilizing both orthoxylene and naphthalene for this production. Our ability to utilize naphthalene as a by-product of coal tar distillation gives us a stable feedstock cost that is not subject to volatile pricing experienced recently in petroleum-based feedstocks, as our cost to produce naphthalene is driven primarily by our cost to procure and distill coal tar. We believe that our ability to utilize naphthalene gives us a lower-cost feedstock for the production of phthalic anhydride since historically our cost to produce naphthalene has been lower than our cost to purchase orthoxylene. Phthalic anhydride pricing has historically been based on orthoxylene values in combination with a "plus" factor. However, for the past three years there have been difficult market conditions and corresponding low operating rates for most producers. The result has been a depressed "plus" factor to levels which have resulted in reduced profitability. Management does not expect market conditions for phthalic anhydride to improve significantly in 2004.

     Furnace coke is a carbon and fuel source required in the manufacturing of steel. Coal, the primary raw material, is carbonized in oxygen-free ovens to obtain the finished product. Coke manufacturers are either an integrated part of a steel company or, as in our case, operate independently and are known as "merchant producers."

     Our coke business consists of one production facility located in Monessen, Pennsylvania, which produces furnace coke. The plant consists of two batteries with a total of 56 ovens and has a total capacity of approximately 350,000 tons of furnace coke per year. All of the ovens were rebuilt in 1980 and 1981, which, together with recent improvements, make our Monessen facility one of the most modern coking facilities in the United States.

     Before the expiration of the related tax law at December 31, 2002, our Monessen facility qualified for a tax credit based on its production of coke as a non-conventional fuel and the sale thereof to unrelated third parties. The tax credit generated per ton of coke was tied to a per-barrel of oil equivalent determined on a British Thermal Unit basis and adjusted annually for inflation. The value of this tax credit per ton of coke was approximately $28.00 in 2002. In December 1999 we entered into an agreement with a third party which resulted in substantially all tax credits generated as a result of the production and sale of coke at our Monessen facility being transferred to the third party. In 2003, 2002 and 2001, we earned $0.1 million, $9.8 million and $8.2 million, respectively, for the transfer of tax credits (the 2003 amount was a retroactive inflation adjustment). The tax credits expired at the end of 2002. Prior to the Monessen transaction, we earned these credits.

     The Carbon Materials & Chemicals business' ten largest customers represented approximately 44%, 47% and 44% of the business' net sales for 2003, 2002 and 2001, respectively. We have one primary global competitor in the carbon pitch market.

     Coal tar is purchased from a number of outside sources as well as from our Monessen facility. Primary suppliers are United States Steel Corporation, International Steel Group, China Steel Chemical Corporation, Bluescope Steel
(AIS) Pty. Limited, OneSteel Manufacturing Pty. Ltd., Corus Group PLC and Wheeling-Pittsburgh Steel Corporation.

     Because of the Clean Air Act Amendments of 1990 and other environmental laws, future coal tar availability from domestic coke production is expected to decline. Management believes that our ability to source coal tar and carbon pitch from overseas markets through our foreign operations, as well as our research of petroleum feedstocks, will assist in securing an uninterrupted supply of carbon pitch feedstocks.

     In 1999, we entered into a joint venture agreement with Tangshan Iron & Steel Co. to rehabilitate and operate a tar distillation facility in China. The joint venture, Koppers (China) Carbon and Chemical Co., Limited, is 60% owned by us and began production of coal tar products in 2001. On January 1, 2004, we resumed operating control of Koppers (China) Carbon and Chemical Co., Limited and will begin to consolidate its results in the first quarter of 2004. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Other Matters."

     Restructuring Activities. Global restructuring in the electrode and aluminum markets has resulted in reduced volumes of carbon pitch in domestic markets. Accordingly, during the fourth quarter of 2003 we determined that capacity rationalization was required in our U.S. Carbon Materials & Chemicals business to improve competitiveness. In December 2003 we ceased production at our carbon materials facility in Woodward, Alabama, resulting in a restructuring charge to fourth quarter pre-tax income of $3.1 million plus additional charges to cost of sales of $2.3 million for accelerated asset retirement obligations. We also concluded that our carbon materials port operation in Portland, Oregon is an impaired facility based on its current and long-term economic prospects as a result of recent negotiations with a significant customer. The impairment charge and other costs for this facility resulted in a charge to fourth quarter pre-tax income of $3.1 million plus additional charges for accelerated asset retirement obligations of $0.8 million. The negative business outlook for this facility has also resulted in a tentative agreement for the settlement of a freight contract in the amount of $1.4 million. We also incurred a $1.0 million charge for the impairment of certain storage tanks which have been permanently idled due to reduced demand for carbon materials products in the U.S. markets, and incurred approximately $0.4 million of severance and related charges for various positions related to this business. The total charge to fourth quarter pre-tax income for these items was $12.1 million, of which $7.2 million has been classified as restructuring and impairment charges. These restructuring activities are expected to generate annual cash savings of approximately $3 million.

     Additionally, competitive conditions in the European carbon pitch market are expected to have a negative impact on sales and operating profit in 2004.

Railroad & Utility Products

     We market treated wood products primarily to the railroad and public utility markets, primarily in the United States and Australasia. The Railroad & Utility Products business' profitability is influenced by the demand for railroad products and services by Class 1 railroads, demand for transmission and distribution poles by electric and telephone utilities and its cost to procure wood. In 2003, sales of railroad products and services represented approximately 79% of the Railroad & Utility Products business' net sales. Railroad products include items such as crossties, switch ties and various types of lumber used for railroad bridges and crossings. Utility products include transmission and distribution poles for electric and telephone utilities and piling used in industrial foundations, beach housing, docks and piers. The Railroad & Utility Products business operates 19 wood treating plants, one specialty trackwork facility, one co-generation facility and pole distribution yards located throughout the United States and Australia. Our network of plants is strategically located near timber supplies to enable us to access raw materials and service customers effectively. In addition, our crosstie treating plants typically abut railroad customers' track lines, and our pole distribution yards are typically located near our utility customers.

     The Railroad & Utility Products business' largest customer base is the Class 1 railroad market, which buys 72% of all crossties produced in the United States. We have also been expanding key relationships with some of the approximately 550 short-line and regional rail lines. The railroad crosstie market is a mature market with approximately 20 million replacement crossties purchased in the United States during 2003. We currently have contracts with six of the seven North American Class 1 railroads and have enjoyed long-standing relationships with this important customer base. These relationships, coupled with a growing interest on the part of railroads to outsource non-core activities and consolidate their supplier base, have enabled us to position our company for growth by offering certain products and services to railroads at a cost lower than the railroads' internal cost. Such new services include assembling track sections and affixing fastening devices at the treating plant rather than field locations; fabricating specialty track items such as turnouts; and disposing of discarded ties in an environmentally safe manner in a high temperature boiler. In 2003, approximately 10% of Railroad & Utility Products' net sales were derived from these types of services to railroads. We intend to capitalize on our relationships with railroads by expanding current service offerings, including track panels, specialty track components and railroad tie disposal.

     Historically, investment trends in track maintenance by domestic railroads have been linked to general economic conditions in the country. During recessions, the railroads have typically deferred track maintenance until economic conditions improve. Recently, however, the Class 1 railroads have increased their spending on track maintenance, which has caused an increase in demand for railroad crossties. The increased maintenance during a recessionary cycle can be partially attributed to merger activities that resulted in deferrals of track maintenance over the past few years. Management believes this increase in demand will continue for the near term.

     Hardwoods, such as oak and other species, are the major raw materials in wood crossties. Hardwood prices, which account for approximately 62% of a finished crosstie's cost, fluctuate with the demand from competing hardwood lumber markets, such as oak flooring, pallets and other specialty lumber products. Normally, raw material price fluctuations are passed through to the customer according to the terms of the applicable contract. Weather conditions can be a factor in the supply of raw material, as unusually wet conditions may make it difficult to harvest timber.

     In the United States, hardwood lumber is procured by us from hundreds of small sawmills throughout the northeastern, midwestern, and southern areas of the country. The crossties are shipped via rail car or trucked directly to one of our twelve crosstie treating plants, all of which are on line with a major railroad. The crossties are either air-stacked for a period of six to twelve months or artificially dried by a process called boultonizing. Once dried, the crossties are pressure treated with creosote, a product of our Carbon Materials & Chemicals business.

     Our top ten Railroad & Utility Products accounts comprised approximately 70%, 66% and 61% of Railroad & Utility Products' net sales for 2003, 2002 and 2001, respectively, and many are serviced through long-term contracts ranging from one to seven years on a requirements basis. Our sales to the railroad industry are coordinated through our office in Pittsburgh, Pennsylvania. There are several principal regional competitors in this market.

     We believe that the threat of substitution for the wood crosstie is low due to the higher cost of alternative materials. Concrete crossties, however, have been identified by the railroads as a feasible alternative to wood crossties in limited circumstances. In 1991, we acquired a 50% partnership interest in KSA Limited Partnership, a concrete crosstie manufacturing facility in Portsmouth, Ohio, in order to take advantage of this growth opportunity. In 2003, an estimated 0.7 million concrete crossties, or 3.5% of total tie insertions, were installed by Class 1 railroads. We believe that concrete crossties will continue to command approximately this level of market share. KSA produced approximately 100,000 concrete crossties in 2003, or 14% of the Class 1 estimated concrete tie market. While the cost of material and installation of a concrete crosstie is much higher than that of a wood crosstie, the average lives of wood and concrete crossties are similar, although concrete generally performs better in high weight-bearing, high traffic areas and is attractive to railroads for these purposes.

     Utility poles are produced mainly from softwoods such as pine and fir in the United States and from hardwoods of the eucalyptus species in Australia. Most of these poles are purchased from large timber owners and individual landowners and shipped to one of our pole-peeling facilities. While crossties are treated exclusively with creosote, we treat poles with a variety of preservatives including pentachlorophenol, copper chrome arsenates, creosote and antisapstains.

     In the United States the market for utility pole products is characterized by a large number of small, highly competitive producers selling into a price-sensitive industry. The utility pole market is highly fragmented domestically with over 200 investor-owned electric and telephone utilities and 2,800 smaller municipal utilities and rural electric associations. Approximately
2.6 million poles are purchased annually in the United States, with a smaller market in Australia. In recent years we have seen our utility pole volumes decrease due to industry deregulation and its impact on maintenance programs. We expect demand for utility poles to remain at low levels. In Australia, in addition to utility poles, we market smaller poles to agricultural, landscape and vineyard markets.

     During the period from 2001 to 2003, sales of pole products have accounted for approximately 20% of Railroad & Utility Products' net sales. We have nine principal competitors in the utility products market. There are few barriers to entry in the utility products market, which consists of regional wood treating companies operating small to medium-size plants and serving local markets.

     Plant Closure. In September 2003, we closed our Logansport, Louisiana wood treating plant due to deteriorating local market conditions and their impact on volumes and profitability. The closure resulted in a $1.3 million restructuring charge in the third quarter, of which $1.2 million is non-cash. Additional charges of approximately $1.6 million were incurred for accelerated asset retirement obligations. The closure is expected to generate $0.7 million of annual savings. We believe the U.S. market for wood treated utility poles suffers from over-capacity, and we will continue to evaluate future productivity and cost reduction initiatives in this business.

Equity Investments and Related Parties

Domestic Joint Venture:  KSA Limited Partnership

     KSA Limited Partnership, located in Portsmouth, Ohio, produces concrete crossties, a complementary product to our treated wood crosstie business. Other interests are held by Sherman International Corp. (24%), Abetong America, Inc. (24%) and Sherman Abetong, Inc. (2%). KSA Limited Partnership entered into a contract with its major customer in 2000 to supply a minimum of 450,000 concrete ties over a period of five years. KSA Limited Partnership also provides concrete turnouts, used in rail traffic switching, and used crosstie rehabilitation.

Foreign Joint Venture:  Koppers (China) Carbon and Chemical Co., Limited

     In 1999, we entered into a joint venture agreement with Tangshan Iron & Steel Co. to rehabilitate and operate a tar distillation facility in China. Koppers (China) Carbon and Chemical Co., Limited is 60% owned by us and began production of coal tar products in 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Other Matters."

Research and Development

     As of December 31, 2003, we had 11 full-time employees engaged in research and development and technical service activities. Our research efforts are directed toward new product development regarding alternate uses for coal tar and technical service efforts to promote the use of creosote. We believe the research and technical efforts provided in these areas are adequate to maintain a leadership position in the technology related to these products. Expenditures for research and development for 2003, 2002 and 2001 were $2.3 million, $2.9 million and $2.7 million, respectively.

Technology and Licensing

     In 1988, we acquired certain assets from Koppers Company, Inc., including the patents, patent applications, trademarks, copyrights, transferable licenses, inventories, trade secrets and proprietary processes used in the businesses acquired. The most important trademark acquired was the name "Koppers." The association of the name with the chemical, building, wood preservation and coke industries is beneficial to our company, as it represents longstanding, high-quality products.

Environmental Matters

     Our operations and properties are subject to extensive federal, state, local and foreign environmental laws and regulations relating to protection of the environment and human health and safety including those concerning the treatment, storage and disposal of wastes, the investigation and remediation of contaminated soil and groundwater, the discharge of effluents into waterways, the emission of substances into the air, as well as various health and safety matters. Environmental laws and regulations are subject to frequent amendment and have historically become more stringent. We have incurred and could incur in the future significant costs as the result of our failure to comply with, and liabilities under, environmental laws and regulations, including cleanup costs, civil and criminal penalties, injunctive relief and denial or loss of, or imposition of significant restrictions on, environmental permits. In addition, we have been and could in the future be subject to suit by private parties in connection with alleged violations of or liabilities under environmental laws and regulations.

     For the last three years, our annual capital expenditures in connection with environmental control facilities averaged approximately $6 million, and annual operating expenses for environmental matters, excluding depreciation, averaged approximately $9 million. Management estimates that capital expenditures in connection with matters relating to environmental control facilities will be approximately $9 million for 2004. We believe that we will have continuing significant expenditures associated with compliance with environmental laws and regulations and, to the extent not covered by insurance or available recoveries under third-party indemnification arrangements, for present and future remediation efforts at plant sites and third-party waste sites and other liabilities associated with environmental matters. There can be no assurance that these expenditures will not exceed current estimates and will not have a material adverse effect on our business, financial condition, cash flow and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental and Other Matters."

Employees and Employee Relations

     As of December 31, 2003, we employed 670 salaried employees and 1,305 non-salaried employees. Listed below is a breakdown of employees by our businesses, including administration.

Business                                            Salaried       Non-Salaried         Total

Carbon Materials & Chemicals...................        343              592                935
Railroad & Utility Products....................        246              713                959
Administration.................................         81                0                 81
     Total Employees...........................        670            1,305              1,975


     Of our employees, approximately 60% are represented by 24 different labor unions and covered under numerous labor contracts. The United Steelworkers of America, covering workers at six facilities, accounts for the largest membership with more than 300 employees. Another significant affiliation is the Paper, Allied-Industrial, Chemical & Energy Workers' International Union, with more than 200 employees at four facilities. Labor contracts expiring in 2004 cover approximately 20% of total employees. Our relationships with our employees and the labor unions that represent them are satisfactory.

Properties

     Our principal fixed assets consist of our production, treatment, and storage facilities and our transportation and plant vehicles. Our production facilities consist of 17 Carbon Materials & Chemicals facilities and 20 Railroad & Utility Products facilities. As of December 31, 2003, the net book value of vehicles, machinery and equipment represented approximately 28% of our total assets, as reflected in our consolidated balance sheet. The following chart sets forth information regarding our production facilities:

                                                                                                  Description of
          Primary Product Line                   Location                                Acreage  Property Interest
          --------------------                   --------                                -------  -----------------

Carbon Materials & Chemicals
Wood Preservation Chemicals             Auckland, New Zealand                              1          Leased
Carbon Pitch                            Clairton, Pennsylvania                            17          Owned
Carbon Pitch, Creosote, Naphthalene     Pt. Clarence, England                            120          Owned
Wood Preservation Chemicals             Lautoka, Fiji                                      1          Owned
Carbon Pitch                            Follansbee, West Virginia                         32          Owned
Carbon Black                            Kurnell, New South Wales, Australia               20          Leased
Carbon Pitch                            Mayfield, New South Wales, Australia              27         26 Owned
                                                                                                    1 Leased,
Furnace Coke                            Monessen, Pennsylvania                            45          Owned
Carbon Pitch                            Nyborg, Denmark                                   36        26 Owned,
                                                                                                    10 Leased
Wood Preservation Chemicals             Penang, Malaysia                                   3          Leased
Carbon Pitch                            Portland, Oregon                                   6          Leased
Carbon Pitch                            Sconthorpe, England                               27          Owned
Wood Preservation Chemicals             Port Shepstone, South Africa                       1          Leased
Carbon Pitch                            Tangshan, China                                    9          Leased
Carbon Pitch, Phthalic Anhydride        Stickney, Illinois                                38          Owned
Phthalic Anhydride                      Totten, England                                    1          Owned
Wood Preservation Chemicals             Trentham, Victoria, Australia                     24          Owned

Railroad & Utility Products
Specialty Trackwork                     Alorton, Illinois                                 12         6 Owned,
                                                                                                     6 Leased
Utility Poles, Railroad Crossties       Bunbury, Western Australia                        41        26 Owned,
                                                                                                    15 Leased
Utility Poles, Railroad Crossties       Denver, Colorado                                  64          Owned
Utility Poles, Railroad Crossties       Florence, South Carolina                         200          Owned
Utility Poles                           Gainesville, Florida                              86          Owned
Railroad Crossties                      Galesburg, Illinois                              125          Leased
Utility Poles                           Grafton, New South Wales, Australia              100          Owned
Railroad Crossties                      Green Spring, West Virginia                       98          Owned
Utility Poles, Railroad Crossties       Grenada, Mississippi                             154          Owned
Railroad Crossties                      Guthrie, Kentucky                                122          Owned
Pine Products                           Hume, Australia Capital Territory                  5          Leased
Utility Poles                           Longford, Tasmania                                17          Owned
Railroad Crossties                      Montgomery, Alabama                               84          Owned
Railroad Crossties                      N. Little Rock, Arkansas                         148          Owned
Railroad Crossties                      Roanoke, Virginia                                 91          Owned
Railroad Crossties                      Somerville, Texas                                244          Owned
Railroad Crossties                      Superior, Wisconsin                              120          Owned
Railroad Crossties                      Susquehanna, Pennsylvania                        109          Owned
Pine Products                           Takura, Queensland, Australia                     75          Leased
Pine Products                           Takura, Queensland, Australia                      2          Leased
Utility Poles                           Thornton, New South Wales, Australia              15          Owned


     Our corporate offices are located in approximately 60,000 square feet of leased office space in the Koppers Building, Pittsburgh, Pennsylvania. The office space is leased from Axiom Real Estate Management, Inc. with the lease term expiring on December 31, 2010.

Legal Proceedings

     We are involved in litigation and various proceedings relating to antitrust matters, environmental laws and regulations and toxic tort matters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental and Other Matters."

     Pacific Century. A subsidiary of Koppers Australia Pty Ltd. has been named as a defendant in a breach of contract and negligence lawsuit related to the sale of vineyard fence posts.

     Government Investigation. We are involved in investigations initiated by the European Commission, the United States Department of Justice and the Canadian Competition Bureau related to competitive practices for some of its products.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" for additional information regarding these matters.

     We are involved in various other proceedings incidental to the ordinary conduct of our business. We believe that none of these other proceedings will have a material adverse effect on our business, financial condition, cash flows and results of operations.

                               The Exchange Offer

     As of the date of this prospectus, $320.0 million in principal amount of the Old Notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to holders on , 2004.

Purpose of the Exchange Offer

     We issued the Old Notes on October 15, 2003 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the sale of the Old Notes, we entered into a registration rights agreement, which requires us to:

     o file a registration statement with the Securities and Exchange Commission (the "SEC") relating to the exchange offer on or prior to 90 days after the date of issuance of the Old Notes;

     o use our commercially reasonable efforts to cause the registration statement relating to the exchange offer to become effective under the Securities Act within 180 days after the date of issuance of the Old Notes; and

     o complete the exchange offer no later than 40 days after the exchange offer registration statement becomes effective.

     We are making the exchange offer to satisfy our obligations under the registration rights agreement dated as of September 30, 2003. Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted in the exchange offer must generally rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

     We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to third parties. Based on these interpretations by the staff, we believe that the Exchange Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     o the Exchange Notes are acquired in the ordinary course of the holder's business;

     o the holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

     o the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

     For additional information, see "--Resale of Exchange Notes."

     If you tender in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, or if you are a broker-dealer who purchased the Old Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, you cannot rely on the interpretations by the staff of the SEC stated in these no-action letters. Instead, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer, unless an exemption from these requirements is otherwise available.

     Further, each broker-dealer that receives the Exchange Notes for its own account in exchange for the Old Notes, where the broker-dealer acquired the Old Notes as a result of market-making or other trading activities, must acknowledge in a letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. The letter of transmittal states that by making this acknowledgment and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that this prospectus may be used by a broker-dealer for any resale of Exchange Notes issued to it in the exchange offer for a period of 180 days after the expiration date of the exchange offer. See "Plan of Distribution."

Terms of the Exchange

     We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, $320.0 million in aggregate principal amount of our 9 7/8% senior secured notes due 2013 that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 9 7/8% senior secured notes due 2013. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that:

     o the Exchange Notes will have been registered under the Securities Act, will not contain transfer restrictions, and will not bear legends restricting their transfer;

     o the Exchange Notes will not contain terms providing for the payment of additional interest under circumstances relating to our obligation to file and cause to be effective a registration statement;

     o the Exchange Notes will be represented by one or more global notes in book entry form unless exchanged for Notes in definitive certificated form under the limited circumstances described under "Description of the Exchange Notes--Global Notes and Book-Entry System"; and

     o the Exchange Notes will be issuable in denominations of $1,000 and integral multiples thereof.

     The Exchange Notes generally will be freely transferable by holders of the Exchange Notes and will not be subject to the terms of the registration rights agreement. The Exchange Notes will evidence the same indebtedness as the Old Notes exchanged therefor and will be entitled to the benefits of the indenture. For additional information, see "Description of the Exchange Notes."

     The exchange offer is not conditioned upon the tender of any minimum principal amount of Old Notes.

     The Exchange Notes will accrue interest from the last interest payment date on which interest was paid on the Old Notes or, if no interest was paid on the Old Notes, from the date of issuance of the Old Notes, which was on October 15, 2003. Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes.

     Tendering holders of the Old Notes will not be required to pay brokerage commissions or fees or transfer taxes, except as specified in the instructions in the letter of transmittal, with respect to the exchange of the Old Notes in the exchange offer.

Expiration Date; Extension; Termination; Amendment

     The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we, in our sole discretion, have extended the period of time for which the exchange offer is open. The time and date, as it may be extended, is referred to herein as the "expiration date." The expiration date will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act. We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any Old Notes. We may extend the expiration date by giving oral or written notice of the extension to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During the extension, all Old Notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

     We expressly reserve the right to:

     o terminate or amend the exchange offer and not to accept for exchange any Old Notes upon the occurrence of any of the events specified in "--Certain Conditions to the Exchange Offer" which have not been waived by us; and

     o amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Old Notes.

     If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act depending on the significance of the amendment, if the exchange offer would otherwise expire during that period.

     For purposes of the exchange offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the Exchange Notes for the Old Notes promptly following the expiration date.

Procedures for Tendering Old Notes

     Our acceptance of Old Notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal. All references in this prospectus to the letter of transmittal are deemed to include a facsimile of the letter of transmittal.

     A holder of Old Notes may tender the Old Notes by:

     o    properly completing and signing the letter of transmittal;

     o    properly completing any required signature guarantees;

     o properly completing any other documents required by the letter of transmittal; and

     o delivering all of the above, together with the certificate or certificates representing the Old Notes being tendered, to the exchange agent at its address set forth below at or prior to 5:00 p.m., New York City time, on the expiration date; or

     o    complying with the procedure for book-entry transfer described below;
          or

     o    complying with the guaranteed delivery procedures described below.

     The method of delivery of Old Notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to ensure timely delivery. Holders should not send Old Notes or letters of transmittal to us.

     The signature on the letter of transmittal need not be guaranteed if:

     o tendered Old Notes are registered in the name of the signer of the letter of transmittal; and

     o the Exchange Notes to be issued in exchange for the Old Notes are to be issued in the name of the holder; and

     o    any untendered Old Notes are to be reissued in the name of the holder.

     In any other case, the tendered Old Notes must be:

     o endorsed or accompanied by written instruments of transfer in form satisfactory to us;

     o    duly executed by the holder; and

     o the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an "eligible institution" that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

     If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

     The exchange agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the Old Notes at The Depository Trust Company ("DTC"), the "book-entry transfer facility," for the purpose of facilitating the exchange offer. Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing the book-entry transfer facility to transfer the Old Notes into the exchange agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for the transfer. Although delivery of Old Notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent's message, must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below under "--Exchange Agent" prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. We refer to the Automated Tender Offer Program in this prospectus as "ATOP." Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer Old Notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message.

     The term "agent's message" means a message which:

     o    is transmitted by DTC;

     o received by the exchange agent and forming part of the book-entry transfer;

     o states that DTC has received an express acknowledgment from a participant in DTC that is tendering Old Notes which are the subject of the book-entry transfer;

     o states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

     o    states that we may enforce the agreement against the participant.

     If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or Old Notes to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, the holder may effect a tender if the exchange agent has received at its address set forth below on or prior to the expiration date, a letter, telegram or facsimile transmission, and an original delivered by guaranteed overnight courier, from an eligible institution setting forth:

     o    the name and address of the tendering holder;

     o the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered; and

     o a statement that the tender is being made thereby and guaranteeing that within three business days after the expiration date, the Old Notes in proper form for transfer, or a confirmation of book-entry transfer of such Old Notes into the exchange agent's account at the book-entry transfer facility and an agent's message, will be delivered by the eligible institution together with a properly completed and duly executed letter of transmittal and any other required documents.

     Unless Old Notes being tendered by the above-described method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when:

     o the tendering holder's properly completed and duly signed letter of transmittal, or a properly transmitted agent's message, accompanied by the Old Notes or a confirmation of book-entry transfer of the Old Notes into the exchange agent's account at the book-entry transfer facility is received by the exchange agent; or

     o a notice of guaranteed delivery or letter, telex or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

     Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a notice of guaranteed delivery or letter, telex or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal and any other required documents and the tendered Old Notes or a confirmation of book-entry and an agent's message.

     All questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders of any Old Notes not properly tendered or not to accept any Old Notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes prior to the expiration date, except that we may not waive any condition to the extent such waiver would be prohibited by law or rule of the Securities and Exchange Commission. Any condition we waive for any holder will be waived for all holders. The interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions contained in the letter of transmittal, by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will any of us incur any liability for failure to give such notification.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

     By tendering, each holder represents to us that, among other things:

     o the Exchange Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the holder;

     o the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes; and

     o the holder is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where the broker-dealer acquired the Old Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

Terms and Conditions of the Letter of Transmittal

     The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

     The party tendering Old Notes for Exchange Notes exchanges, assigns and transfers the Old Notes to us and irrevocably constitutes and appoints the exchange agent as the party's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. We refer to the party tendering Old Notes herein as the "transferor." The transferor represents and warrants that the transferor has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of the tendered Old Notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The transferor also warrants that the transferor will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of the Old Notes on the account books maintained by a book-entry transfer facility. The transferor further agrees that the acceptance of any tendered Old Notes by us and the issuance of Exchange Notes in exchange for Old Notes will constitute performance in full by us of various of our obligations under the registration rights agreement. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

     The transferor certifies that the transferor: is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act; is acquiring the Exchange Notes offered hereby in the ordinary course of the transferor's business; and has no arrangement with any person to participate in the distribution of the Exchange Notes.

     Each holder, other than a broker-dealer, must acknowledge that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. Each transferor which is a broker-dealer receiving the Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

     Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telex, facsimile transmission, or letter must be received by the exchange agent at the address set forth in this prospectus before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     o specify the name of the person having tendered the Old Notes to be withdrawn;

     o identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of such Old Notes;

     o include a statement that the holder is withdrawing the holder's election to have the Old Notes exchanged;

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the Old Notes into the name of the person withdrawing the tender; and

     o specify the name in which any such Old Notes are to be registered, if different from that of the person who tendered the Old Notes.

     The exchange agent will return the properly withdrawn Old Notes promptly following receipt of the notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us and our determination will be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of Old Notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the Old Notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described in "--Procedures for Tendering Old Notes" at any time before the expiration date.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, on the expiration date, all Old Notes properly tendered and not validly withdrawn and will issue or cause to be issued the Exchange Notes promptly after such acceptance. See the discussion under "--Certain Conditions to the Exchange Offer" for more detailed information. For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, and if, we have given oral or written notice of our acceptance to the exchange agent.

     For each old note accepted for exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered old note.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after:

     o timely receipt by the exchange agent of certificates for the Old Notes or a timely book-entry confirmation of the Old Notes into the exchange agent's account at the book-entry transfer facility;

     o a properly completed and duly executed letter of transmittal, or a properly transmitted agent's message; and

     o    timely receipt by the exchange agent of all other required documents.

     If any tendered Old Notes are not accepted for any reason described in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder of the Old Notes. In the case of Old Notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the non-exchanged Old Notes will be credited to an account maintained with the book-entry transfer facility. In either case, the Old Notes will be returned promptly after the expiration of the exchange offer.

Conditions to the Exchange Offer

     Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely press release, if, at any time before expiration of the exchange offer, in our reasonable judgment, any of the following conditions exists:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

     o the exchange offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the SEC.

     Regardless of whether any of the conditions has occurred, we may amend the exchange offer in any manner which, in our good faith judgment, is advantageous to holders of the Old Notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act depending on the significance of the amendment, if the exchange offer would otherwise expire during that period.

     The conditions described above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to the condition or we may waive any condition in whole or in part at any time prior to the expiration of the exchange offer and from time to time in our sole discretion, except that we may not waive any condition to the extent such waiver would be prohibited by law or rule of the Securities and Exchange Commission. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of the right and each right will be deemed an ongoing right which we may assert at any time and from time to time prior to expiration of the exchange offer.

     If we waive or amend the conditions above prior to expiration of the exchange offer, we will, if required by law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of the waiver or amendment, if the exchange offer would otherwise expire within the five-business-day period. Any determination by us concerning the events described above will be final and binding upon all parties.

     The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

Exchange Agent

     JPMorgan Chase Bank has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below:

                                                Facsimile Transactions:
      By Registered or Certified Mail:        (Eligible Institutions Only)   By Hand:

     JPMorgan Chase Bank                     JPMorgan Chase Bank             JPMorgan Chase Bank
     Institutional Trust Services            Attn:  Frank Ivins              Institutional Trust Services Window
     P.O. Box 2320                           (214) 468-6494                  4 New York Plaza, 1st Floor
     Dallas, TX  75221-2320                                                  New York, NY  10004-2413
     Attn:  Frank Ivins
                                                To Confirm by Telephone
     By Courier:                                or for Information Call:
     JPMorgan Chase Bank                     (214) 468-6464
     Institutional Trust Services
     2001 Bryan Street, 9th Floor
     Dallas, TX  75201
     Attn:  Frank Ivins


     You should direct questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

     Delivery to an address other than as set forth on the letter of transmittal, or transmission of instructions via a facsimile number other than the one set forth on the letter of transmittal, will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

     The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     We will pay the expenses incurred in connection with the exchange offer. Such expenses include, among others, the fees and expenses of the exchange agent and trustee, registration fees, and accounting, legal, printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to this prospectus, under any circumstances, creates any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to, and tenders will not be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in the jurisdiction and extend the exchange offer to holders of Old Notes in the jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.

Transfer Taxes

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. However, the transfer taxes will be payable by the tendering holder if:

     o certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered; or

     o tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

     o a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the exchange offer.

     We will bill the amount of the transfer taxes directly to the tendering holder if satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal.

Accounting Treatment

     For accounting purposes, we will not recognize gain or loss upon the exchange of the Exchange Notes for Old Notes. We will amortize costs incurred in connection with the issuance of the Exchange Notes over the term of the Exchange Notes.

Consequences of Failure To Exchange

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the Old Notes as described in the legend on the Old Notes. Old Notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the

Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Notes under the Securities Act.

     Participation in the exchange offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of Old Notes who do not tender their Old Notes in the exchange offer will continue to hold the Old Notes and will be entitled to all the rights and subject to the limitations applicable to the Old Notes under the indenture, except that we will have complied with our covenant under the registration rights agreement to make an exchange offer for the Old Notes. See "Risk Factors -- The Old Notes will be subject to restrictions on transfer and the trading market for the Old Notes may be limited for a holder of the Old Notes that does not tender." All untendered Old Notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that Old Notes are tendered and accepted in the exchange offer, the trading market for untendered Old Notes could be adversely affected.

     We may in the future seek to acquire, subject to the terms of the indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Old Notes which are not tendered in the exchange offer.

Resale of Exchange Notes

     We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, we believe that the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder, other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     o the Exchange Notes are acquired in the ordinary course of the holder's business; and

     o the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes.

     However, any holder who:

     o    is an "affiliate" of ours;

     o has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the exchange offer; or

     o is a broker-dealer who purchased Old Notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

cannot rely on the applicable interpretations of the staff and must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives

Exchange Notes for its own account in exchange for Old Notes, where the broker-dealer acquired the Old Notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such Exchange Notes. For more detailed information, see "Plan of Distribution."

Shelf Registration Statement

     If:

     (1) applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

     (2) for any other reason we do not consummate the exchange offer within 220 days after the original issuance of the Old Notes;

     (3) an initial purchaser notifies us following consummation of the exchange offer that Old Notes held by it are not eligible to be exchanged for Exchange Notes in the exchange offer; or

     (4) any holder, other than a participating broker-dealer, is not eligible to participate in the exchange offer or, in the case of any holder, other than a participating broker-dealer, that participates in the exchange offer, such holder does not receive freely tradeable Exchange Notes on the date of the exchange and such holder so requests, then, we will, subject to certain exceptions:

     (1) promptly file a shelf registration statement covering resales of the Old Notes or the Exchange Notes, as the case may be;

     (2) (A) in the case of clause (1) above, use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 180th day following the original issuance of the Old Notes and (B) in the case of clause (2), (3) or (4) above, use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 75th day after the date on which the shelf registration statement is required to be filed; and

     (3)  keep the shelf registration statement effective until the earliest of
          (A) the time when the senior Notes covered by the shelf registration statement can be sold under Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date of the shelf registration statement and (C) the date on which all senior Notes registered thereunder are disposed of in accordance therewith.

     We will, in the event that a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the Exchange Notes, as the case may be. A holder selling such Old Notes or Exchange Notes under the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

Additional Interest

     The registration rights agreement states that if a Registration Default (as defined below) occurs, then we will be required to pay additional interest to each holder of the Notes. During the first 90-day period that a Registration Default occurs and is continuing, we will pay additional interest on the Notes at a rate of 0.50% per annum. The additional interest rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.5% per annum. Such additional interest will accrue only for those days that a Registration Default occurs and is continuing. All accrued additional interest will be paid to the holders of the Notes on the regular interest payment dates. Following the cure of all Registration Defaults, no more additional interest will accrue unless a subsequent Registration Default occurs.

     A "Registration Default" shall occur if:

     o we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

     o any of such registration statements is not declared effective by the SEC on or before the date specified for such effectiveness; or

     o we fail to complete the exchange offer on or before the date specified for such completion; or

     o any of such registration statements is declared effective but thereafter ceases to be effective or usable in connection with resales of the Old Notes during the period specified in the registration rights agreement.

                                   Management

Executive Officers and Directors

     The following table sets forth the names and ages of our executive officers and directors as of the date of this prospectus and the positions that they hold. Directors hold their positions until the annual meeting of the stockholders at which their term expires or until their respective successors are elected and qualified. Executive officers hold their positions until the annual meeting of the Board of Directors or until their respective successors are elected and qualified.

Name                                           Age   Position with Koppers Inc.

Robert Cizik.............................      72    Non-Executive Chairman and Director
Walter W. Turner.........................      57    President and Chief Executive Officer and Director
Clayton A. Sweeney.......................      72    Director
Christian L. Oberbeck....................      44    Director
David M. Hillenbrand.....................      56    Director
Brian H. McCurrie........................      43    Vice President and Chief Financial Officer
Steven R. Lacy...........................      48    Senior Vice President, Administration, General Counsel and
                                                       Secretary
Thomas D. Loadman........................      49    Vice President and General Manager, Railroad Products &
                                                       Services Division
Kevin J. Fitzgerald......................      51    Vice President and General Manager, Carbon Materials &
                                                       Chemicals Division
Ernest S. Bryon..........................      58    Vice President, Australasian Operations and Managing
                                                       Director, Koppers Australia Pty Ltd.
David Whittle............................      62    Vice President, European Operations
David T. Bryce...........................      56    Vice President and General Manager, Utility Poles & Piling
                                                       Products
Mark R. McCormack........................      44    Vice President and General Manager, Global Marketing,
                                                       Sales and Development Group
Randall D. Collins.......................      51    Vice President, Safety, Health & Environmental Affairs and
                                                       Risk Management and Assistant Secretary
Robert H. Wombles........................      52    Vice President, Technology
M. Claire Schaming.......................      50    Treasurer and Assistant Secretary


     Mr. Cizik was elected Non-Executive Chairman in July 1999. He has been a director of Koppers since January 1999. Mr. Cizik retired from Cooper Industries, Inc. where he served as President, Chief Executive Officer and Chairman of the Board from 1973 to 1996. He currently serves as a director of Temple-Inland Inc. and Advisory Director of Wingate Partners. He previously served as a director of Harris Corporation from 1988 until November 1999 and Air Products and Chemicals, Inc. from 1992 until January 2002.

     Mr. Turner was elected President and Chief Executive Officer and director in February 1998. Mr. Turner was appointed Vice President and General Manager, Carbon Materials & Chemicals business in early 1995. Mr. Turner was elected Vice President and Manager, Marketing & Development, Industrial Pitches and Related Products in February 1992. Mr. Turner was Marketing Manager, Industrial Pitches and Creosote Oils prior to that time.

     Mr. Sweeney has been a director of Koppers since January 1989. Mr. Sweeney has been counsel to Schnader Harrison Segal & Lewis LLP since 2000. Mr. Sweeney was the President and a member of Sweeney Metz Fox McGrann & Schermer L.L.C. from 1998 to 2000. Mr. Sweeney was a shareholder and Director of Dickie, McCamey & Chilcote, P.C. from 1987 to 2000 and served as Managing Director from 1988 to September 1993. Mr. Sweeney previously served as Executive Vice President, Chief Administrative Officer, Vice Chairman and a director of Allegheny International, Inc., as Senior Vice President and a director of

Allegheny Ludlum Industries and as a director of Wilkinson Sword Group, Ltd. U.K., Landmark Savings and Loan Association, Halbouty Energy Company and Liquid Air Corporation. Mr. Sweeney also served as a director of Schaefer Manufacturing Inc. and Schaefer Equipment, Inc., and as Chairman of the Boards of St. Francis Health System and St. Francis Medical Center.

     Mr. Oberbeck has been a director of Koppers since October 1997. Mr. Oberbeck is one of the founders of Saratoga Partners III, L.P. where he has been a Managing Director since its formation as an independent entity in September 1998. Prior to that time Mr. Oberbeck was a Managing Director of Warburg Dillon Read Inc. and its predecessor entity Dillon, Read & Co. Inc. where he was responsible for the management of the Saratoga funds. Mr. Oberbeck is also a director of Advanced Lighting Technologies, Inc., Data Return, LLC, EUR Systems, Inc., NAT, Inc., Scovill Fasteners Inc. and Wireless Services Holding Corporation.

     Dr. Hillenbrand was elected as a director of Koppers in February 1999. Dr. Hillenbrand retired from Bayer AG in August 2003, where he was Executive Vice President, Bayer Polymers, since July 2002. Dr. Hillenbrand previously had been President and Chief Executive Officer of Bayer, Inc. for eight years. Prior to 1994, Dr. Hillenbrand was Senior Vice President and Elkhart General Site Manager, Miles Inc. (now Bayer Corporation).

     Mr. McCurrie was elected Vice President and Chief Financial Officer in October 2003. Mr. McCurrie, a Certified Public Accountant, was the Chief Financial Officer of Pittsburgh-based Union Switch & Signal, Inc. from 1996 to October 2003. Mr. McCurrie was employed by Union Switch & Signal, Inc. from 1992 to October 2003.

     Mr. Lacy was elected Senior Vice President, Administration, General Counsel and Secretary in January 2004. Mr. Lacy had previously been elected Vice President, Law and Human Resources and Secretary in July 2002 and Vice President, General Counsel and Corporate Secretary in July 2001. Mr. Lacy is also a director of several of our European subsidiaries. Mr. Lacy worked in the corporate legal department for Wheeling-Pittsburgh Steel Corporation from July 1998 through November 2000, most recently as Vice President, General Counsel and Secretary. Prior to that time, he was employed by the Bethlehem Lukens Plate Division of Bethlehem Steel Corporation as Division Counsel and Lukens Inc. as Assistant General Counsel.

     Mr. Loadman was elected Vice President and General Manager, Railroad Products & Services in November 1994. After serving as plant manager of the Susquehanna, Pennsylvania treating and cogeneration plants from 1985 to 1988, Mr. Loadman was appointed Railroad Plants Operations Manager of the Railroad & Utility Products business in January 1989. Mr. Loadman is a member of the Railway Tie Association and American Wood Preservers Association.

     Mr. Fitzgerald was elected Vice President and General Manager, Carbon Materials & Chemicals in March 1998. After serving as plant manager of the Stickney, Illinois Carbon Materials & Chemicals plant in 1996 and 1997, Mr. Fitzgerald was appointed Vice President and Manager, Carbon Materials & Chemicals in January 1998. He was Product Manager, Industrial Pitches from 1991 to 1995. Mr. Fitzgerald is a director of the American Coke & Coal Chemicals Institute.

     Mr. Bryon was elected Vice President, Australasian Operations in October 1998. Mr. Bryon served as General Manager of Koppers Carbon & Chemicals Pty Ltd. (a subsidiary of Koppers Australia Pty Ltd. and previously known as Koppers Coal Tar Products Pty Ltd.) since 1993.

     Dr. Whittle was elected Vice President, European Operations in May 2000. Prior to May 2000, Dr. Whittle served as Managing Director of the United Kingdom operations of Tarconord since the acquisition of Bitmac, Ltd. by Tarconord in 1996. From 1986 until 1996, Dr. Whittle was Managing Director and Chief Executive Officer of Bitmac Ltd. Dr. Whittle is active in industry associations and has served as president of the International Tar Association and Lincolnshire Iron & Steel Institute and was until recently president of the Coke Oven Managers' Association. Dr. Whittle is currently Vice President of the CEFIC Coal Tar Sector Group.

     Mr. Bryce was elected Vice President and General Manager, Utility Poles & Piling Products, in February 2002. Prior to joining Koppers, Mr. Bryce worked for Atlantic Wood Preservers Association and is a past chairman of the American Wood Preservers Institute and the Southern Pressure Treaters Association.

     Mr. McCormack was elected Vice President and General Manager, Global Marketing, Sales and Development Group, Carbon Materials & Chemicals, in February 2002. Mr. McCormack had been Vice President, Marketing and Corporate Development for Koppers Europe ApS since January 2001 and General Manager of Carbon Materials & Chemicals for Koppers Australia Pty Ltd. since 1998.

     Mr. Collins was elected Vice President, Safety, Health and Environmental Affairs and Risk Management in November 1994, and had been Corporate Secretary from January 1989 until July 2001, at which time he was appointed Assistant Secretary.

     Mr. Wombles joined Koppers in June 1997, at which time he was elected Vice President, Technology. Prior to joining Koppers, Mr. Wombles was Vice President, Research, Applications and Development for Ashland Petroleum Company. Mr. Wombles' area of expertise is the chemistry and processing of high molecular weight hydrocarbons. Mr. Wombles is the author of several technical publications in this area and has been granted ten U.S. patents in the area of hydrocarbon processing.

     Ms. Schaming was elected Treasurer and Assistant Secretary in May 1992. Ms. Schaming's previous position was Assistant Treasurer and Manager of Cash Operations. Ms. Schaming is a certified cash manager.

     Audit Committee Financial Expert. The Board of Directors has determined that Dr. David M. Hillenbrand, who is chairman of the Audit Committee, is both an independent director under the independent director standards of the New York Stock Exchange and is an audit committee financial expert.

     Code of Ethics. We have a code of ethics applicable to certain senior officers. Our code of ethics has been filed as Exhibit 14 to the Annual Report on Form 10-K.

                             Executive Compensation

Summary of Cash and Certain Other Compensation

     The following table sets forth information concerning the compensation for services in all capacities to us, including options and stock appreciation rights ("SARS"), for the years ended December 31, 2003, 2002 and 2001, of those persons who were at December 31, 2003 the current Chief Executive Officer and each of the other four most highly compensated executive officers who earned more than $100,000 in salary and bonus in 2003 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                        Annual Compensation              Long-Term
                                                                                        Compensation
                                                                                           Awards
                     (a)                          (b)         (c)           (d)             (g)              (i)
                                                                                         Securities       All Other
                                                                                         Underlying     Compensation
Name and Principal Position                       Year      Salary         Bonus      Options/SARS (#)       (1)
Walter W. Turner..........................        2003     $400,000       $344,000          --            $111,268
President and Chief                               2002      381,250        175,000         15,000          133,259
Executive Officer                                 2001      363,720         50,000          --             165,143

Steven R. Lacy............................        2003      250,020        157,000          --              71,798
Senior Vice President, Administration,            2002      237,315         82,500         10,000           73,600
General Counsel and Secretary                     2001       88,523(2)      30,000          --              84,048

David Whittle.............................        2003      235,289        127,073          --              36,621
Vice President, European Operations,              2002      209,880        145,890          --              22,264
Koppers Europe ApS                                2001      192,240        147,000          --              16,458

Thomas D. Loadman.........................        2003      202,440         92,125          --              59,276
Vice President and General Manager,               2002      196,140         72,809         3,000            71,849
Railroad Products & Services                      2001      189,420         45,252          --              87,939

Kevin J. Fitzgerald.......................        2003      200,400         88,000          --              58,739
Vice President and General Manager,               2002      190,500         40,706         3,000            69,527
Carbon Materials & Chemicals                      2001      176,400         56,734          --              85,020

________________________

(1) With the exception of Dr. Whittle, all other compensation consists of regular and supplemental matches to our 401(k) plan and earned credit for our Supplemental Executive Retirement Plan ("SERP"). For Mr. Turner, 401(k) matches for 2003, 2002 and 2001 were $6,000, $6,000 and $5,154, respectively, and SERP credits for 2003, 2002 and 2001 were $105,268, $127,259 and $159,989, respectively. For Mr. Lacy, 401(k) matches for 2003, 2002 and 2001 were $6,000, $6,000 and $2,987, respectively, and SERP credits for 2003, 2002 and 2001 were $65,798, $67,600 and $81,061, respectively. For Mr. Loadman, 401(k) matches for 2003, 2002 and 2001 were $6,000, $6,000 and $5,154, respectively, and SERP credits for 2003, 2002 and 2001 were $53,276, $65,849 and $82,785, respectively. For Mr.
     Fitzgerald, 401(k) matches for 2003, 2002 and 2001 were $6,000, $6,000 and
     $5,154, respectively, and SERP credits for 2003, 2002 and 2001 were $52,739, $63,527 and $79,867, respectively. All other compensation for Dr. Whittle consists of automobile allowances.

(2)  Consists of six months of salary for 2001.

Stock Options

     There were no grants of SARs or stock options during 2003.

Option Exercises and Fiscal Year-End Values

     Shown below is information with respect to stock options exercised during 2003 and unexercised options at the end of the fiscal year under our stock option plans. No SARS were granted to any of the Named Executive Officers and none of the Named Executive Officers held any unexercised SARS at the end of the fiscal year.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                                     Number of Securities        Value of Unexercised
                                                                    Underlying Unexercised      In-the-money Options/
                                       Number of                    Options/SARS at FY-End      SARS at FY-End ($) (1)
                                       Securities                             (#)
                                       Underlying
                                      Options/SARS      Value      Exercisable                Exercisable
               Name                    Exercised     Realized ($)  Unexercisable              Unexercisable
Walter W. Turner.................       11,400          $86,550        3,000       14,400           $--           $--
Steven R. Lacy...................        2,000            5,700           --        8,000           --            --
David Whittle....................           --               --        1,800        1,200           --            --
Thomas D. Loadman................       26,900          353,877           --        3,200           --            --
Kevin J. Fitzgerald..............       16,300          162,710           --        5,600           --            --

_________________

(1) The value of unexercised in-the-money options was calculated by subtracting the exercise price from the fair value as of December 31, 2003 as determined by the Board of Directors pursuant to the provisions of the Stockholders' Agreement. There were no unexercised in-the-money options held by any Named Executive Officer at December 31, 2003.

Benefit Plans

     Pension Plan. All our executive officers located in the U.S. are covered by the Retirement Plan of Koppers Inc. and Subsidiaries for Salaried Employees (the "Salaried Plan"). The following table contains approximate retirement benefits payable under the Salaried Plan, assuming retirement at age 65, payments made on the straight-life annuity basis and no election of a co- annuitant option. Annual retirement benefits are computed at the rate of 1.2% of Terminal Salary (as defined below) not in excess of $16,000, plus 1.6% of Terminal Salary in excess of $16,000, all multiplied by years of Credited Service (as defined below). Terminal Salary is determined based on the average annual salary (defined as salary plus one half of any incentive payments) for the five highest consecutive years of the last ten years of credited service, or during all years of such credited service if less than five. Credited Service includes all accumulated service as a salaried employee except for any period of layoff or leave of absence. In 1998, we amended the Salaried Plan to provide a minimum pension equal to 1.2% of Terminal Salary multiplied by years of Credited Service up to 35 years reduced by any pension benefit paid by the pension plan of Old Koppers.

     Estimated Annual Retirement Benefit Under the Salaried Retirement Plan

   Terminal                                 Years of Credited Service at Retirement
    Salary            5               10              15               20              25               30
      $100,000    $   7,680      $  15,360         $ 23,040       $  30,720         $ 38,400      $   46,080
       150,000       11,680         23,360           35,040          46,720           58,400          70,080
       200,000       15,680         31,360           47,040          62,720           78,400          94,080
       250,000       19,680         39,360           59,040          78,720           98,400         118,080
       300,000       23,680         47,360           71,040          94,720          118,400         142,080
       350,000       27,680         55,360           83,040         110,720          138,400         166,080
       400,000       31,680         63,360           95,040         126,720          158,400         190,080
       450,000       35,680         71,360          107,040         142,720          178,400         214,080
       500,000       39,680         79,360          119,040         158,720          198,400         238,080


     The following describes the Terminal Salary and Years of Service, respectively, accrued as of December 31, 2003 for each participating Named Executive Officer: Walter W. Turner, $413,184 and 15 years of service; Steven R. Lacy, $250,235 and three years of service; Thomas D. Loadman, $211,691 and 15 years of service; and Kevin J. Fitzgerald, $185,205 and 15 years of service.

     Effective December 1, 1997, the Board of Directors established a Supplemental Executive Retirement Plan for each participating Named Executive Officer and all our other participating elected officers. The SERP will pay an annual benefit equal to 2% of final pay multiplied by years of service up to 35 years, reduced by the sum of: i) pension benefits received from us; ii) pension benefits received from Old Koppers; iii) one half of any Social Security benefits; and iv) the value of our paid common stock in the individual's Employee Savings Plan account.

Employment Agreements

     Employment Agreement with Steven R. Lacy. We entered into an employment agreement with Mr. Lacy in April 2002 that contains the terms of Mr. Lacy's employment with Koppers. The employment agreement provides that Mr. Lacy will serve as Vice President, General Counsel and Corporate Secretary. The term of the agreement commenced on April 5, 2002 and continues until April 4, 2004; thereafter, on April 4 of each year the term is automatically extended for one additional year unless notice is given 180 days in advance by us or Mr. Lacy that such party does not wish to extend the term. Neither Mr. Lacy nor we provided timely notice of termination 180 days in advance of April 4, 2004. Therefore, Mr. Lacy's agreement has been automatically extended until at least April 4, 2005. The employment agreement provides that Mr. Lacy will receive a base salary at an annual rate of no less than $250,000, and that such base salary will be subject to periodic review by the Chief Executive Officer. The employment agreement provides for participation in our corporate senior management incentive pool with an annual incentive target of 40% of base salary, and provides for a stock option grant to purchase a total of 7,500 shares of our common stock. The employment agreement also provides for participation in all of our benefits plans. In the event of termination by us other than for cause, Mr. Lacy is entitled to receive the following payments: (i) 104 weeks of salary and benefits continuation; (ii) an additional number of weeks of salary and benefits continuation equal to the number of full years of service with us; (iii) a lump sum severance payment equal to one-half of the sum of the amounts awarded to him under the applicable incentive plan and bonus plans in respect of each of the two calendar years preceding that in which occurs the date of termination; and
(iv) a lump sum severance payment equal to the value of certain payments he is entitled to receive in the event of a change of control, whether or not a change of control occurs.

     Employment Agreement with David Whittle. We entered into an employment agreement with Dr. Whittle in August 2000 that contains the terms of Dr. Whittle's employment with Koppers. The employment agreement provides that Dr. Whittle will serve as Vice President and General Manager of Koppers Europe at a beginning annual salary of 131,000 pounds sterling, subject to annual adjustments. The agreement also provides for participation in our incentive plan based on the attainment of certain operating results for Koppers Europe. The agreement provides that in the event of termination for any reason other than gross misconduct, Dr. Whittle shall be given twelve months' notice of termination or, at our option, pay in lieu of notice. The agreement provides that in exchange for the terms of the employment agreement, Dr. Whittle agrees to an immediate termination of the service agreement entered into with Bitmac Limited (predecessor company to the United Kingdom operations of Koppers Europe ApS).

Director Compensation

     We do not pay compensation to Directors who are also employees. In 2003, each Director who is not an employee was paid a retainer fee of $35,000 per year plus $5,000 for each Board Committee chaired, except the Saratoga Partners III, L.P. Director is paid under the advisory services agreement between Koppers and Saratoga Partners III, L.P. in lieu of Director's fees. See "Certain Relationships and Related Transactions." Effective January 1, 2004 each Director who is not an employee, except the Saratoga Director, will be paid a retainer fee of $40,000. Additionally the fee for the Chairman of the Audit Committee has been increased from $5,000 to $10,000.

Compensation Committee Interlocks and Insider Participation

     Mr. Oberbeck, a principal for Saratoga Partners III, L.P., serves on and is chairman of the Human Resources and Compensation Committee of the Board of Directors, which, among other things, establishes compensation levels for our five most highly paid executive officers. We also have an advisory services agreement with Saratoga Partners III, L.P. pursuant to which we pay a management fee of $150,000 per quarter to Saratoga in lieu of Director's fees to Mr. Oberbeck. In addition, Saratoga Partners III, L.P. may provide us with financial advisory services in connection with significant business transactions, such as acquisitions, for which we will pay Saratoga Partners III, L.P. compensation comparable to compensation paid for such services by similarly situated companies. During 2003 we paid Saratoga Partners III, L.P. a total of $1.6 million for advisory services in connection with refinancing activities.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock as of February 27, 2004 by (i) each person known to us to beneficially own more than 5% of the outstanding shares of either common stock or preferred stock; (ii) each of our directors;
(iii) each named executive officer; and (iv) all of our officers and directors as a group.

                                                                                               Senior Convertible
                                                                Voting Common Stock           Preferred Stock (2)
                                                               Shares       Percentage       Shares       Percentage
                                                            Beneficially   Beneficially   Beneficially   Beneficially
Name of Beneficial Owner                                     Owned (1)       Owned (1)        Owned          Owned
Saratoga Partners III, L.P. (3)........................                                     2,288,481        100.0%
Walter W. Turner (4)...................................        783,057         93.4%
Clayton A. Sweeney (5).................................         23,934          2.9%
Christian L. Oberbeck (3)..............................                                     2,288,481        100.0%
Robert Cizik (6).......................................         55,294          6.6%
David M. Hillenbrand (7)...............................         15,000          1.8%
Steven R. Lacy (8).....................................          2,000          *
Donald E. Davis (9)....................................         46,795          5.6%
David Whittle (10).....................................          1,800          *
Thomas D. Loadman (11).................................         26,760          3.2%
Kevin J. Fitzgerald (12)...............................         15,512          1.9%
Randall D. Collins (13)................................         60,252          7.2%
All directors and officers as a group (14 persons) (4).        838,351        100.0%
Total shares outstanding, including vested options.....        838,351        100.0%        2,288,481        100.0%

__________________

*    1% or less.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(2) On December 1, 1997, 2,117,952 shares of voting common stock and 27,672 shares of non-voting common stock held by Saratoga Partners III, L.P. were converted into 2,145,624 shares of preferred stock, entitling Saratoga Partners III, L.P. to elect a majority of our Board of Directors and to exercise a majority of the voting power over all of our outstanding stock with respect to all matters subject to a stockholder vote. The preferred stock has voting (except as described below) and dividend rights equal to voting common stock and has a liquidation preference equal to par value. The preferred stock is convertible into common stock at any time on a one-for-one basis. The holders of the preferred stock vote as a separate series from all other classes of stock and are entitled to elect a majority of our Board of Directors.

(3) With respect to 142,857 of these shares, Saratoga Partners III, L.P. has voting power with respect to such shares and we have been informed that Brown University Third Century Fund has dispositive directive power with respect to such shares subject to the terms of the stockholders' agreement. Saratoga Partners III, L.P. is a private investment fund. The address for Saratoga Partners III, L.P. is 535 Madison Avenue, New York, NY 10022. Saratoga Partners III, L.P. has generally authorized Mr. Oberbeck, a director, to vote the shares of Koppers Inc. held by Saratoga Partners III, L.P. Mr. Oberbeck disclaims beneficial ownership of the preferred stock owned by Saratoga Partners III, L.P. Saratoga Partners III, L.P. is entitled to elect a majority of the Board of Directors and to exercise a majority of the voting power of all of our outstanding stock.

(4) Pursuant to the stockholders' agreement, Mr. Turner was appointed as representative of the approximately 150 management investors and granted irrevocable proxies to vote the 747,806 shares of common stock owned by the management investors, including 51,996 shares directly owned by Mr. Turner, for the term of the stockholders' agreement. This excludes vested options held by the management investors to acquire 34,751 shares of common stock, which are exercisable at any time, plus 500 options which vest within 60 days of February 27, 2004. The address for Mr. Turner is Koppers Inc., 436 Seventh Avenue, Pittsburgh, PA 15219.

(5) Pursuant to the stockholders' agreement, Mr. Sweeney has granted an irrevocable proxy to the representative to vote the shares owned by him. In 2003, 2002 and 2001, we purchased a total of 74,945 shares owned by Mr. Sweeney for a total of $2.1 million. The purchases represented 75% of Mr. Sweeney's shares; the remaining shares held by Mr. Sweeney may be purchased in 2004 at the fair value at the purchase date.

(6) Mr. Cizik financed the purchase of 35,294 of his shares in 1999 through a loan from Koppers. The financed shares vest at a rate of 20% per year according to Mr. Cizik's compensation arrangement, and are 100% vested. See "Certain Relationships and Related Transactions--Consulting Agreements."

(7) Includes vested options to purchase 3,000 shares. Pursuant to the stockholders' agreement, Dr. Hillenbrand has granted an irrevocable proxy to the representative to vote the shares owned by him.

(8) Pursuant to the stockholders' agreement, Mr. Lacy has granted an irrevocable proxy to the representative to vote the shares owned by him.

(9) Pursuant to the stockholders' agreement, Mr. Davis has granted an irrevocable proxy to the representative to vote the shares owned by him. Mr. Davis left us in May 2003.

(10) Includes vested options to purchase 1,800 shares. Pursuant to the stockholders' agreement, Dr. Whittle has granted an irrevocable proxy to the representative to vote the shares owned by him.

(11) Pursuant to the stockholders' agreement, Mr. Loadman has granted an irrevocable proxy to the representative to vote the shares owned by him.

(12) Pursuant to the stockholders' agreement, Mr. Fitzgerald has granted an irrevocable proxy to the representative to vote the shares owned by him.

(13) Pursuant to the stockholders' agreement, Mr. Collins has granted an irrevocable proxy to the representative to vote the shares owned by him.

Equity Compensation Plan Information

                                                                                         Number of securities
                                                                                          remaining available
                                                                                          for future issuance
                                                                                             under equity
                                       Number of securities to     Weighted-average       compensation plans
                                       be issued upon exercise     exercise price of     (excluding securities
                                       of outstanding options,   outstanding options,   reflected in the first
            Plan Category                warrants and rights      warrants and rights           column)
Equity compensation plans approved
by security holders (1)                         100,201                  $22.87                  353,685
Equity compensation plans not
approved by security holders (2)                  9,750                  $14.00                     None
                                       ------------------------
Total                                           109,951


_____________________

(1) Includes our Amended and Restated Stock Option Plan, 1998 Stock Option Plan and Employee Stock Purchase Plan.

(2)  Includes our 1997 Stock Option Plan which is described below.

     We have a 1997 Stock Option Plan that was made effective on August 18, 1997 (the "1997 Plan"). The 1997 Plan was not approved by stockholders. The purpose of the 1997 Plan is to advance our interests by achieving a commonality of interests between shareholders and key employees and by permitting us to retain and attract key employees. The 1997 Plan provides for the grant of both incentive stock options and non-qualified stock options. Because no shareholder approval was obtained, no incentive stock options were granted under the 1997 Plan. The 1997 Plan is administered by our Human Resources and Compensation Committee of our Board of Directors.

     The terms and conditions of the options granted under the Plan, including the option price, are determined from time to time by our Board of Directors. The exercise price with respect to each option is payable at the time the option is exercised, in cash, or by delivering other shares of our common stock owned by the optionee. The term of any option may not extend beyond ten years of the date of grant. The options are not transferable except by will or the laws of descent or distribution and are only exercisable during the lifetime of the optionee by the optionee. The 1997 Plan also contains rules about the exercisability of options after the death, termination of employment or disability of optionees.

     In the event our Board of Directors requires participants to hold options for a specified period of time prior to exercise and we experience a change of control, optionees have the right to exercise outstanding options immediately prior to such event. In general, a change in control is deemed to have occurred when there is a change in ownership of over 30% of our outstanding shares of our voting stock, a liquidation or dissolution of our company, a sale of substantially all of the company or a merger, consolidation or combination in which we are not the survivor.

              Certain Relationships and Related Party Transactions

Relationship with Legal Counsel

     Schnader Harrison Segal & Lewis LLP provided counsel to us during 2003. Clayton A. Sweeney, a shareholder and director, is also counsel to Schnader Harrison Segal & Lewis LLP. During 2003, we paid a total of $0.3 million in legal fees to this firm. Additionally, in 2003, 2002 and 2001 we redeemed from Mr. Sweeney 25,116 shares at $29.00 per share, 23,913 shares at $28.00 per share, and 25,116 shares at $28.00 per share, respectively.

Consulting Agreements

     Consulting Agreement with Robert Cizik. We entered into a consulting agreement with Robert Cizik in 1999 in which we pay a fee of $12,500 per month to Mr. Cizik for consulting services. The agreement also includes a provision which allowed Mr. Cizik to purchase 20,000 shares of common stock for $17.00 per share, which purchase was made in October 1999 when the fair value per share was $17.25. Additionally, the agreement provides for a $0.6 million interest-free loan from us for the purchase of 35,294 shares of restricted common stock at a price of $17.00 per share. Mr. Cizik purchased these shares in October 1999 by signing a promissory note to us for $0.6 million. The note, which is 70% collateralized by the value of the related shares and 30% by Mr. Cizik's personal assets, is due in 2009, or immediately in the event Mr. Cizik is no longer Non-Executive Chairman of our Board of Directors. The shares were initially restricted, with a vesting period of five years; at December 31, 2003, all the shares were vested. In the event Mr. Cizik is no longer Non-Executive Chairman of our Board of Directors, we will redeem any non-vested shares at cost and all other shares at fair value.

     Advisory Services Agreement with Saratoga Partners III, L.P. We also have an advisory and consulting agreement with Saratoga Management Company LLC pursuant to which we pay a management fee of $150,000 per quarter to Saratoga Management Company LLC in lieu of Director's fees to Mr. Oberbeck. In addition, Saratoga Management Company LLC may provide us with financial advisory services in connection with significant business transactions, including, but not limited to: (i) identification, negotiation and analysis of acquisitions and dispositions by us or our subsidiaries; (ii) negotiations and analysis of financing alternatives, including in connection with acquisitions, capital expenditures and refinancing of indebtedness; (iii) finance functions, including assistance in financial projections; (iv) human resource functions, including searching and hiring of executives; and (v) such other services as our Board of Directors and Saratoga Partners III, L.P. shall agree. For such services, we will pay Saratoga Partners III, L.P. a compensation comparable to compensation paid for such services by similarly situated companies. During 2003, we paid Saratoga $1.6 million related to advisory services related to refinancing activities.

     Mr. Oberbeck has served as a director of our company since October 1997. Mr. Oberbeck is one of the founders of Saratoga Partners III, L.P., where he has been a Managing Director since its formation as an independent entity in September 1998. Prior to that time, Mr. Oberbeck was a Managing Director of Warburg Dillon Read Inc. and its predecessor entity Dillon, Read & Co. Inc. from 1995 to September 1998, where he was responsible for the management of the Saratoga Funds, and Managing Director of Castle Harlan, Inc., a corporate buyout firm, where he worked from 1987 to 1995.

     Saratoga Partners III, L.P. has informed us that it is an independent New York based investment firm making private equity investments in partnership with management in the business services and manufacturing industries. Saratoga Partners III, L.P. was founded in 1984 as the corporate buyout group of Dillon, Read & Co. Inc. and is an experienced firm, having led buyout investments in 33 companies.

Stockholders' Agreement

     We are a party to a stockholders' agreement. The management investors are a group of approximately 150 individual stockholders with various ownership interests in the common stock and collectively comprising 100% of the total outstanding shares of our common stock. Each management investor is an officer, director, or current or former employee of ours or one of our subsidiaries. Pursuant to the stockholders' agreement, the management investors appointed Walter W. Turner as the representative of the management investors and granted to him an irrevocable proxy for the term of the stockholders' agreement to vote in excess of 90% of the management investors' shares as of December 31, 2003. During 2002, we redeemed all terminated employee shares held by the 401(k) plan and established a policy of redeeming all such shares when an employee leaves our employment. In May 2003, we redeemed all active employee shares held by the 401(k) plan and eliminated our stock as an available investment option under the 401(k) plan. Therefore no shares of our stock are held in our 401(k) plan. Prior to February 27, 2004, the Stockholders' Agreement required us to redeem shares upon a Management Investor's ceasing for any reason to be employed by us. On February 27, 2004 the Stockholders' Agreement was amended to make the redemption of common stock from such Management Investors at our option after the effective date of the amendment. Based on currently available information, as of December 31, 2003, 0.2 million shares of common stock owned by management investors were subject to such redemption obligation.

     The Stockholders' Agreement sets forth supermajority voting requirements for the Board of Directors for certain matters, including the issuance of additional stock, mergers, consolidations, acquisitions, significant asset sales, and the incurrence of material indebtedness. Saratoga Partners III, L.P. is entitled to nominate a majority of the Board of Directors.

     Description of Senior Secured Credit Facilities

     In connection with the offering of the Old Notes and the related transactions, we have amended our senior secured credit facilities, including, among other things:

     o to allow issuance of up to $320.0 million of senior secured notes in a public offering or Rule 144A or other private placement;

     o to allow us to use a portion of the proceeds of the offering of the Old Notes to redeem in full our 9 7/8% senior subordinated notes;

     o to allow us to use a portion of the proceeds of the offering of the Old Notes to prepay a portion of our term loan;

     o to allow us to use a portion of the proceeds of the offering of the Old Notes to pay up to $80.0 million in dividends, subject to certain conditions;

     o    to revise some of our financial covenants;

     o to change the definition of Consolidated EBITDA to add back certain nonrecurring cash and non-cash charges incurred in 2003; and

     o to allow the Old Notes to be secured on a second priority basis by substantially all of our existing and future assets and those of our subsidiary guarantors that secure obligations under our credit agreement, subject to certain exceptions.

     The following sets forth a description of some of the terms of our senior secured credit facilities:

     o provide for a term loan of $75.0 million, of which $8.0 million was outstanding on December 31, 2003 and $8.0 million of which is outstanding as of the date of this prospectus;

     o provide for a revolving credit facility of $100.0 million, of which $6.0 million was outstanding on December 31, 2003;

     o provide for a borrowing base for loans under the revolving credit facility limited to the sum of 85% of qualified accounts plus 60% of qualified inventory, provided that the portion of the borrowing base supported by qualified Australian accounts and qualified Australian inventory is limited to 35% of the aggregate borrowing base;

     o bear interest, in the case of the term loan, on the outstanding unpaid principal amount, at our option, at either the base rate, plus an applicable margin of 1.00% to 1.75%, or the Eurorate, plus an applicable margin of 2.50% to 3.25%;

     o bear interest, in the case of the revolving credit facility, on the outstanding unpaid principal amount, at our option, at either the base rate, plus an applicable margin of 0.50% to 1.25%, or the Eurorate, plus an applicable margin of 2.00% to 2.75% determined, in each case, pursuant to a performance-based pricing grid;

     o    be secured by substantially all of our assets;

     o    require term loan repayment of $8.0 million in 2004;

     o    allow prepayment in whole or in part without premium or penalty; and

     o mature on May 12, 2007, in the case of the revolving credit facility, and on November 1, 2004, in the case of the term loan.

     Our senior secured credit facilities contain representations and affirmative covenants customary for financings of this type. Our senior secured credit facilities also contain negative covenants that limit our ability and the ability of our subsidiaries to, among other things:

     o    incur additional indebtedness or issue guarantees;

     o    grant liens;

     o make fundamental changes in our business, corporate structure or capital structure, including, among other things, entering into any merger, consolidation or amalgamation or liquidating, winding up or dissolving;

     o    sell assets or subsidiaries;

     o    make capital expenditures;

     o make investments, including the advancing of loans or extensions of credit, enter into joint ventures or make acquisitions of assets constituting a business unit or the capital stock of another entity;

     o prepay, redeem or repurchase subordinated indebtedness, including the Notes, or amend documents relating to other existing indebtedness, including the Notes, or amend documents relating to other existing indebtedness or other material documents; and

     o    enter into transactions with affiliates.

The negative covenants also include financial covenants that require us to maintain certain financial ratios, including the following:

     o the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, shall not be less than 1.05 to 1.0.

     o the Total Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, shall not exceed the ratios set forth below for the periods specified below:

Fiscal Quarters Ended                                                Ratio
March 31, 2003 through March 31, 2004.....................        4.25 to 1.00
June 30, 2004 and thereafter..............................        4.00 to 1.00

     o the Senior Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, shall not exceed the ratios set forth below for the periods specified below:

Fiscal Quarters Ended                                                Ratio
March 31, 2003 through March 31, 2004.....................        2.25 to 1.00
June 30, 2004 and thereafter..............................        2.00 to 1.00

     Our senior secured credit facilities also contain events of default that are customary for financings of this type, including, without limitation, and subject to certain exceptions, those related to:

     o    default in payment of principal and interest;

     o    materially incorrect representations or warranties;

     o default in observance or performance of any of the affirmative or negative covenants included in our credit agreement or related security documents;

     o cross-default in the payment of other indebtedness of more than $5.0 million in the aggregate;

     o    specified events of bankruptcy;

     o    specified ERISA events;

     o specified judgments or decrees involving more than $5.0 million in the aggregate;

     o failure of the applicable senior secured credit facilities documents or any material provisions thereof, the guarantees, security documents or any related documents to be enforceable and in full force and effect;

     o    certain change of control events; and

     o certain failures by Beazer East to comply with its indemnity obligations under the terms of the asset purchase agreement between us and Koppers Company, Inc. (now known as Beazer East, Inc.).

                        Description of the Exchange Notes

     Koppers Inc. will issue the Exchange Notes under an indenture among itself, certain of its subsidiaries and JPMorgan Chase Bank, as Trustee (the "Indenture"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Security Documents referred to below under the caption "--Security" describe the terms of the security interests that will secure the Exchange Notes.

     Certain terms used in this description are defined under the subheading "--Certain Definitions." In this description, the word "Company" refers only to Koppers Inc. and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture, the Intercreditor Agreement and the Security Documents. We urge you to also read the Indenture, the Intercreditor Agreement and the Security Documents. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

Brief Description of the Exchange Notes

     These Exchange Notes:

     o are our senior obligations secured by the collateral on a second priority basis behind the first priority interest securing Obligations under the Credit Agreement;

     o are senior in right of payment to all our existing and any future Subordinated Obligations;

     o are fully and unconditionally guaranteed on a senior basis by each Subsidiary Guarantor, which Guarantees are secured by the collateral on a second priority basis behind the first priority interest securing the Guarantees of the Subsidiary Guarantors under the Credit Agreement; and

     o    are subject to the provisions of the Registration Rights Agreement.

Principal, Maturity and Interest

     We will issue the Exchange Notes initially with a maximum aggregate principal amount of $320.0 million. We will issue the Exchange Notes in denominations of $1,000 and any integral multiple of $1,000. The Exchange Notes will mature on October 15, 2013. Subject to our compliance with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we are entitled, without the consent of the Holders, to issue more Exchange Notes under the Indenture up to an aggregate principal amount of $75.0 million. The Exchange Notes and the additional Exchange Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Exchange Notes," references to the Exchange Notes include any additional Exchange Notes actually issued.

     Interest on these Exchange Notes will accrue at the rate of 9 7/8% per annum and will be payable semiannually in arrears on April 15 and October 15, commencing on April 15, 2004. We will make each interest payment to the holders of record of these Exchange Notes on the immediately preceding April 1 and October 1, respectively. We will pay interest on overdue principal at 1.0% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     Interest on these Exchange Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may accrue on the Exchange Notes in certain circumstances pursuant to the registration rights agreement.

Optional Redemption

     Except as set forth below, we will not be entitled to redeem the Exchange Notes at our option prior to October 15, 2008.

     On and after October 15, 2008, we will be entitled at our option to redeem all or a portion of these Exchange Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

         Period                                 Redemption Price
         ------                                 ----------------
         2008................................        104.938%
         2009................................        103.292
         2010................................        101.646
         2011 and thereafter.................        100.000

     Prior to October 15, 2006, we may at our option on one or more occasions redeem the Notes (which include Additional Notes, if any) in an aggregate principal amount of not to exceed 35% of the aggregate principal amount of the Notes (which include Additional Exchange Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.875%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that

     (1) at least 65% of such aggregate principal amount of the Notes (which include Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than the Notes held, directly or indirectly, by us or our Affiliates); and

     (2) each such redemption occurs within 60 days after the date of the related Equity Offering.

Selection and Notice of Redemption

     If we are redeeming less than all the Exchange Notes at any time, the Trustee will select Exchange Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem Exchange Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Exchange Notes. However, under certain circumstances, we may be required to offer to purchase Exchange Notes as described under the captions "--Change of Control" and "--Certain
Covenants--Limitation on Sales of

Assets and Subsidiary Stock." We may at any time and from time to time purchase Exchange Notes in the open market or otherwise.

Security

     The Exchange Notes and the Subsidiary Guarantees will be secured by a second priority security interest (subject to Specified Permitted Liens) on the collateral. The collateral consists of (i) 100% of the capital stock of all our existing and future Domestic Subsidiaries of the Company that are owned directly by us or any Subsidiary Guarantor (subject to the limitation described in the next two sentences), (ii) a portion of the capital stock of the Australian Grantors (subject to the limitation described in the next two sentences), (iii) 65% of the capital stock of all our existing and future Foreign Subsidiaries of the Company, other than the Australian Grantors, that are owned directly by us or any Subsidiary Guarantor (subject to the limitation described in the next two sentences) and (iv) substantially all of the other assets, in each case, that are held by us or any of our Subsidiary Guarantors (but only to secure $75.0 million aggregate principal amount of the Exchange Notes, in the case of the capital stock of the Australian Grantors and the assets owned by the Australian Grantors) to the extent that such assets secure the First Lien Obligations and to the extent that a second priority security interest is able to be granted or perfected therein. Notwithstanding the foregoing, in the event that at any time Rule 3-16 of Regulation S-X under the Securities Act of 1933 requires (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of ours due to the fact that such Subsidiary's capital stock secures the Exchange Notes, then the capital stock of such Subsidiary shall at such time automatically be deemed not to be part of the collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Exchange Notes, to the extent necessary to release the second priority security interests on the shares of capital stock that are so deemed to no longer constitute part of the collateral. The collateral comprises substantially all of the material collateral securing the Obligations under the Credit Agreement. No real property collateral is being granted pursuant to mortgages, either domestically or with respect to foreign assets.

     From and after the date of the Indenture, if the Company or any Subsidiary Guarantor creates any additional security interest upon any property to secure any First Lien Obligations (which include Obligations in respect of the Credit Agreement), it must concurrently grant a second priority security interest (subject to Specified Permitted Liens) upon such property as security for the Exchange Notes. Also, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Trustee on behalf of the Holders of the Exchange Notes. If such third party does not consent to the granting of the second priority security interest after the use of commercially reasonable efforts, the Company will not be required to provide such security interest.

     The Company, the Subsidiary Guarantors and the Trustee will enter into one or more security agreements, pledge agreements and collateral assignments (collectively, the "Security Documents") defining the terms of the security interests that secure the Exchange Notes and the Subsidiary Guarantees. These security interests will secure the payment and performance when due of all of the Obligations of the Company and the Subsidiary Guarantors under the Exchange Notes, the Indenture, the Subsidiary Guarantees and the Security Documents, as provided in the Security Documents. The Company and the Subsidiary Guarantors will use their commercially reasonable efforts to complete on or about the Issue Date all filings and other similar actions required by the Indenture and the Security Documents in connection with the perfection of such security interests. If the Company is not able to complete such actions on or prior to the Issue Date, the Company will use its commercially reasonable efforts to complete such actions as soon as reasonably practicable after such date.

     The security interests securing the Exchange Notes will be second in priority (subject to Specified Permitted Liens) to any and all security interests at any time granted to secure the First Lien Obligations. The First Lien Obligations include Obligations under the Credit Agreement and Obligations under any future Indebtedness that is Incurred pursuant to the covenant described below under the caption "--Certain

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Covenants--Limitation on Indebtedness," up to a maximum aggregate principal amount equal to the greater of (A) $130.0 million and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, plus, in the case of clauses (A) and (B) $20.0 million (provided, however, that such $20.0 million of Indebtedness or any portion thereof is issued to and held by the same lender or group of lenders providing the balance of the then outstanding Indebtedness under the Credit Agreement), that is secured by a Permitted Lien described in clause (7) of the definition thereof, as well as certain Hedging Obligations.

     On the Issue Date, the Trustee and the Credit Agent (as defined in the Intercreditor Agreement) entered into the Intercreditor Agreement. The Credit Agent will initially be the administrative agent under the Credit Agreement. Pursuant to the terms of the Intercreditor Agreement, prior to the discharge in full of the First Lien Obligations, the Credit Agent will determine the time and method by which the security interests in the collateral will be enforced. Neither the Trustee nor the Holders will be permitted to enforce the security interests, or receive proceeds of collateral following a default under the Credit Agreement, even if an Event of Default has occurred and the maturity of the Exchange Notes has been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a claim or statement of interest with respect to the Exchange Notes or (b) as necessary to take any action not adverse to the first priority Liens in order to preserve or protect its or their rights in the second priority Liens. In the event of the enforcement of the security interests following an Event of Default, then after the discharge in full of the First Lien Obligations, the Trustee in accordance with the provisions of the Indenture and the Security Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration) of the collateral received by it under the Security Documents for the ratable benefit of the Holders of the Exchange Notes.

     Whether prior to or after the discharge of the First Lien Obligations, the Company will be entitled to releases of assets included in the collateral from the Liens securing the Exchange Notes and the Subsidiary Guarantees under any one or more of the following circumstances:

     (1) if all other Liens on that asset securing First Lien Obligations (including all commitments thereunder) are released; provided that after giving effect to the release, First Lien Obligations (including commitments in respect thereof to the extent that such commitments are subject only to reasonable and customary funding conditions and are then available to be funded at the election of the Company) of no less than $30.0 million secured by the first priority Liens on the remaining collateral outstanding;

     (2) to enable the Company to consummate asset dispositions permitted or not prohibited under the covenant described below under the caption "--Limitation on Sales of Assets and Subsidiary Stock";

     (3) if the Company provides substitute collateral with at least an equivalent fair value, as determined in good faith by the board of directors;

     (4) if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee, that Subsidiary's assets will also be released; or

     (5)  as described under "--Amendments and Waivers" below.

     The second priority security interests on all collateral also will be released upon (i) payment in full of the principal of, accrued and unpaid interest (including additional interest, if any) on the Exchange Notes and all other Obligations under the Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest (including additional interest, if any) are paid or (ii) the satisfaction and discharge of the Indenture or a legal defeasance or covenant defeasance as described below under the captions "--Satisfaction and Discharge" or "--Defeasance."

Guarantees

     The Subsidiary Guarantors will jointly and severally guarantee, on a senior basis, our obligations under the Exchange Notes. Each Subsidiary Guarantor's guarantee of the Exchange Notes will be secured by the portion (if any) of the collateral owned by such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Exchange Notes--Applicable statutes allow courts, under specific circumstances, to avoid the subsidiary guarantees of the Notes and the related second priority liens."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with U.S. GAAP.

     If a Subsidiary Guaranty were rendered voidable, it and the related Lien on the collateral owned by such Subsidiary Guarantor could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of such Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty and with respect to the related collateral could be reduced to zero. See "Risk Factors--Risks Relating to the Exchange Notes--Applicable statutes allow courts, under specific circumstances, to avoid the subsidiary guarantees of the Notes and the related second priority liens."

     Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other person to the extent described below under "--Certain Covenants--Merger and Consolidation" and (B) the capital stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another person to the extent described below under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other person, except that such assumption will not be required in the case of:

     (1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of capital stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; or

     (2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or a Restricted Subsidiary and as permitted by the Indenture and if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

     The Subsidiary Guaranty of a Subsidiary Guarantor also will be released:

     (1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary; provided, however, that such Subsidiary Guarantor is also released from all Guarantees of First Lien Indebtedness and other Permitted Collateral Debt;

     (2) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under "--Certain Covenants--Future Guarantors"; or

     (3) if we exercise our legal defeasance option or our covenant defeasance option as described under "--Defeasance" or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Ranking

Senior Indebtedness Versus Exchange Notes

     The indebtedness evidenced by these Exchange Notes and the Subsidiary Guarantees will be senior secured indebtedness and will rank pari passu in right of payment to the Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be, will have the benefit of the second priority security interest on the collateral as described under the heading "--Security" and will rank senior in right of payment to all existing and future Subordinated Obligations of the Company and the Subsidiary Guarantors, as the case may be. Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the Exchange Notes and the Subsidiary Guarantees are second in priority (subject to Specified Permitted Liens and to certain exceptions described under the heading "--Security") to all security interests at any time granted to secure First Lien Obligations. The Exchange Notes will be guaranteed by the Subsidiary Guarantors.

     As of December 31, 2003:

     o we, excluding our subsidiaries, had approximately $334.0 million of senior indebtedness, including $320.0 million of indebtedness represented by the Notes and $14.0 million of indebtedness under our senior secured credit facility, which indebtedness under our senior secured credit facility was secured by first priority liens on the collateral securing the Notes;

     o our subsidiary guarantors had approximately $337.8 million of senior indebtedness, including $320.0 million of indebtedness represented by our subsidiary guarantors' guarantees of the Notes and $14.0 million of indebtedness represented by our subsidiary guarantors' guarantees of loans under our senior secured credit facilities, all of which guarantees of loans under our senior secured credit facilities were secured by first priority liens on the collateral securing the Notes; and

     o our subsidiaries not guaranteeing the Notes had approximately $68.7 million of indebtedness and other liabilities outstanding, including trade payables but excluding intercompany indebtedness.

Liabilities of Subsidiaries Versus Exchange Notes

     A substantial portion of our operations is conducted through our subsidiaries. Some of our subsidiaries are not Guaranteeing the Exchange Notes, and, as described above under "--Guarantees," Subsidiary Guarantees may be released under certain circumstances. In addition, our future subsidiaries may not be required to Guarantee the Exchange Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or Guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Exchange Notes. Accordingly, the Exchange Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-guarantor subsidiaries.

     At December 31, 2003, the total liabilities of our subsidiaries recorded on their balance sheets (other than the Subsidiary Guarantors) were approximately $68.7 million, including trade payables but excluding intercompany indebtedness. The Exchange Notes are guaranteed by substantially the same entities that Guarantee our 9 7/8% senior subordinated Notes. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness."

     As of the Issue Date, the Company has designated Koppers Mauritius and Koppers (China) Carbon & Chemical Co. Ltd. as Unrestricted Subsidiaries. Substantially all of the assets of Koppers Mauritius consist of a 60% joint venture interest in Koppers (China) Carbon & Chemical Co. Ltd. At December 31, 2003, the total assets of our Unrestricted Subsidiaries recorded on their balance sheets were approximately $8.3 million and the total liabilities recorded on their balance sheets were approximately zero, including trade payables. In 2003, our Unrestricted Subsidiaries generated no revenue.

Global Notes and Book-Entry System

The Global Securities

     The Exchange Notes will be issued in the form of one or more registered notes in global form, without interest coupons. Such global notes will be deposited on the issue date with DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee under the Indenture pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the circumstances described below. All interests in global notes may be subject to the procedures and requirements of DTC.

     Exchanges of beneficial interests in one global security for interests in another global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

Certain Book-Entry Procedures for the Global Notes

     The descriptions of the operations and procedures of DTC as set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a direct or indirect custodial relationship with a participant ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Upon the issuance of the global note representing the Exchange Notes, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of the persons who have accounts with DTC. Ownership of beneficial interests in the global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

     So long as DTC or its nominee is the registered owner or holder of the global note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Exchange Notes represented by the global note for all purposes under the Indenture and the Exchange Notes. Except as set forth herein, owners of beneficial interests in the global note will not be entitled to have Exchange Notes represented by the global note registered in their names; will not receive or be entitled to receive physical delivery of Exchange Notes in definitive certificated form; and will not be considered holders of the Exchange Notes for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global note desires to give any notice or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give such notice to take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments of the principal of, premium, if any, and interest on the global note will be made to DTC or its nominee, as the case may be, as the registered owner. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of the global note will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for such payments.

     A global note is exchangeable for certificated Notes if:

     (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global Notes and DTC fails to appoint a successor depositary within 90 days of such notice or (b) at any time has ceased to be a clearing agency registered under the Exchange Act of 1934;

     (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the certificated Notes; or

     (3) there has occurred and is continuing an Event of Default with respect to the Exchange Notes.

     In addition, beneficial interests in a global note may be exchanged for certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, certificated Notes delivered in exchange for any global note or beneficial interests in global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

     Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     According to DTC, the foregoing information with respect to DTC has been provided by it for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information contained herein concerning DTC and its book-entry system has been obtained from sources that we believe are reliable, although DTC has declined to pass upon the accuracy of the statements contained herein.

Same-Day Funds

     We will make all payments of principal, premium, if any, and interest on the global Notes in immediately available funds to DTC.

Change of Control

     Upon the occurrence of any of the following events (each, a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (1) prior to the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, or any direct or indirect transfer of securities (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of the Company (the "specified person") held by any other person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

     (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2), (x) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (y) such person shall not be deemed to have "beneficial ownership" of any shares solely as a result of a voting or similar agreement entered into in connection with a merger agreement or asset sale agreement), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause
          (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

     (3) individuals who on the Issue Date constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;

     (4) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; or

     (5) the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another person other than a transaction in which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the transferee person or surviving person in such merger or consolidation transaction immediately after such transaction.

     Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control (including, to the extent reasonably available, information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Exchange Notes purchased.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act of 1934 and any other securities laws or regulations in connection with the repurchase of Exchange Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     The Change of Control purchase feature of the Exchange Notes may in certain circumstances make more difficult or discourage a sale or takeover of the

Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness," "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Exchange Notes protection in the event of a highly leveraged transaction.

     The Credit Agreement provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder.

     Future Indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Exchange Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Exchange Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Exchange Notes may require the Company to make an offer to repurchase the Exchange Notes as described above.

     The provisions under the Indenture relative to our obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Exchange Notes.

Certain Covenants

     The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

     (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

     (1) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and clause (12) of this covenant and then outstanding does not exceed the greater of (A) $100.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph
          (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;

     (2) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause

     (2)  and then outstanding does not exceed $30.0 million;

     (3) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any capital stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness (other than Indebtedness owed to a Subsidiary Guarantor) is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Exchange Notes, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness (other than Indebtedness owed to a Subsidiary Guarantor) is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

     (4)  the Notes and the Exchange Notes (other than any Additional Notes);

     (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant);

     (6) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

     (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5) or (6) or this clause
          (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

     (8) Hedging Obligations consisting of (A) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture or
          (B) Currency Agreements entered into in the ordinary course of business;

     (9) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2) or
          (5) or pursuant to clause (7) to the extent the Refinancing

          Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause
          (5);

     (10) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the capital stock of any person owning such assets) within 180 days of such purchase, lease or improvement, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with the amount of Indebtedness Incurred pursuant to this clause (10) and then outstanding, does not exceed $5.0 million;

     (11) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Subsidiaries Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (A) $15.0 million and (B) the sum of 60% of the book value of the inventory of the Foreign Subsidiaries and (ii) 80% of the book value of the accounts receivable of the Foreign Subsidiaries;

     (12) Non-Recourse Securitization Entity Indebtedness Incurred by a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that at the time of such Incurrence, the Company would have been entitled to Incur the same amount of Indebtedness pursuant to clause (1) above; and

     (13) Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)) does not exceed $15.0 million.

     (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Exchange Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this covenant:

     (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clauses (1) and
          (2) of paragraph (b) above;

     (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

     (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

     (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

     (f) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (a) a Default shall have occurred and be continuing (or would result therefrom);

     (1) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

     (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

          (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its capital stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

          (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for capital stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

          (D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any person resulting from repurchases, repayments or redemptions of such Investments by such person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such person or Unrestricted Subsidiary.

     (b) The preceding provisions will not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, capital stock of the Company (other than Disqualified Stock and other than capital stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of capital stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such capital stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) in any calendar year shall not exceed $2.0 million; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (5) payments of dividends on Disqualified Stock issued pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (6) repurchases and other acquisitions of capital stock deemed to occur upon exercise of stock options or to satisfy federal income tax obligations of option holders upon exercise of stock options if such capital stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the board of directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations and Preferred Stock of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations or Preferred Stock, plus any accrued and unpaid interest or dividends thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the Exchange Notes as a result of such Change of Control and has repurchased all Exchange Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

          (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (3) of paragraph
               (b) of the covenant described under "--Limitation on Indebtedness"; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (10) one or more dividends or share repurchases from the proceeds of the offering of the Notes in an amount up to $40.0 million; provided, however, that such dividends or share repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (11) one or more dividends or share repurchases in an amount up to $39.8 million; provided, however, that such dividends or share repurchases shall be excluded in the calculation of the amount of Restricted Payments; or

          (12) Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (12), does not exceed $7.5 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

     (1)  with respect to clauses (a), (b) and (c),

          (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

          (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially more restrictive, taken as a whole, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (E) any encumbrance or restriction existing under Indebtedness of Foreign Subsidiaries (other than Subsidiary Guarantors) permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; and

          (F) any encumbrance or restriction existing under Non-Recourse Securitization Entity Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such restrictions apply only to such Securitization Entity;

     (2)  with respect to clause (c) only,

          (A) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

          (C) any encumbrance or restriction pursuant to purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

          (D) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (E) any encumbrance or restriction contained in customary provisions in joint venture agreements or other similar agreements entered into in the ordinary course of business.

Limitation on Sales of Assets and Subsidiary Stock

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the board of directors (or, in the case of any such Asset Disposition for aggregate consideration of less than $5.0 million, as determined in good faith by the Company's chief financial officer), of the shares and assets subject to such Asset Disposition;

          (2) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

               (A) to the extent the Company elects (or is required by the terms of any Applicable Indebtedness), to prepay, repay, redeem or purchase Applicable Indebtedness of the Company or a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

               (B) to the extent the Company elects, to acquire Additional Assets (provided, however, that if the assets that were the subject of such Asset Disposition constituted collateral, then such Additional Assets shall become collateral and be pledged at the time of their acquisition to the Trustee as collateral for the benefit of the Noteholders, subject to Specified Permitted Liens and the Intercreditor Agreement) in each case within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

               (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Exchange Notes (and to holders of other Applicable Senior Indebtedness of the Company or of a Subsidiary Guarantor designated by the Company) to purchase Exchange Notes (and such other Applicable Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments (which, if the assets that were the subject of such Asset Disposition constituted collateral, shall be pledged to the Trustee as collateral for the benefit of the Noteholders, subject to Specified Permitted Liens and the Intercreditor Agreement, pending such application) or applied to temporarily reduce revolving credit indebtedness that is Applicable Indebtedness.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

     (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

     (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion.

     Notwithstanding the foregoing, the 80% limitation set forth in clause
(a)(2) above will be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the immediately preceding paragraph on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 80% limitation.

     The requirement of clause (a)(3)(B) above will be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by us or a Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following the date of such agreement.

     (b) In the event of an Asset Disposition that requires the purchase of Exchange Notes (and other Applicable Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to clause (a)(3)(C) above, the Company will purchase Exchange Notes tendered pursuant to an offer by the Company or such Subsidiary Guarantor for the Exchange Notes (and such other Applicable Senior Indebtedness of the Company or such Subsidiary Guarantor) at a purchase price of 100% of their principal amount (or, in the event such other Applicable Senior Indebtedness of the Company or such Subsidiary Guarantor was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Applicable Senior Indebtedness of the Company or such Subsidiary Guarantor, such lesser price, if any, as may be provided for by the terms of such Applicable Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture; provided, however, that the procedures for making an offer to holders of other Applicable Senior Indebtedness will be as provided for by the terms of such Applicable Senior Indebtedness. If the aggregate purchase price of the Indebtedness tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Exchange Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Exchange Notes (and other Applicable Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act of 1934 and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

     (d) Notwithstanding the foregoing, to the extent that any or all of the Net Available Cash from Asset Dispositions is prohibited or delayed by applicable non-U.S. law from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied as set forth in this covenant (other than to repay Applicable Indebtedness of the Subsidiary making such Asset Disposition as contemplated in clause (a)(3)(A) above) at the time provided above but may be retained by the applicable Subsidiary for so long as the applicable local law will not permit repatriation to the United States, and once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Available Cash will be applied in the manner described above; provided, however, that to the extent that the Company has determined in good faith that repatriation of any or all of such Net Available Cash would have a material adverse tax consequence, such Net Available Cash may be retained by the applicable Subsidiary for so long as such material adverse tax consequence would continue.

     Limitation on Affiliate Transactions

     (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the board of directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the board of directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a person who was not an Affiliate.

     (b) The provisions of the preceding paragraph (a) will not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of) the covenant described under "--Limitation on Restricted Payments";

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors;

          (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

          (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

          (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (6) the issuance or sale of any capital stock (other than Disqualified Stock) of the Company;

          (7) any agreement as in effect on the Issue Date and described in this prospectus or identified in an exhibit to the Indenture or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

          (8) (A) the payment of management, advisory or consulting fees to Saratoga Management Company LLC or its Affiliates in an amount not to exceed $600,000 in any year and (B) the payment of financial advisory, financing, underwriting or placement services fees or fees in respect of other investment banking activities, including in connection with acquisitions or divestitures, to Saratoga Management Company LLC or its Affiliates, which payments described in this clause (B) are approved by a majority of the disinterested members of the board of directors;

          (9) the sale to an Affiliate of the Company of Indebtedness (including Disqualified Stock) of the Company in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction; and

          (10) transactions effected as part of a Qualified Securitization Transaction.

Limitation on the Sale or Issuance of Common Stock of Restricted Subsidiaries

     The Company

     (1) will not, and will not permit any Restricted Subsidiary (other than a Securitization Entity) to, sell, lease, transfer or otherwise dispose of any common stock of any Restricted Subsidiary to any person (other than the Company or a Restricted Subsidiary), and

     (2) will not permit any Restricted Subsidiary (other than a Securitization Entity) to issue any of its common stock (other than, if necessary, shares of its common stock constituting directors' or other legally required qualifying shares) to any person (other than to the Company or a Restricted Subsidiary), unless

     (A) immediately after giving effect to such issuance, sale or other disposition, (A) the Company is the beneficial owner of either (x) at least 80% or (y) less than 50% of the common stock of such Restricted Subsidiary and (B) any Investment in such person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition; and

     (B) the Net Available Cash from such issuance, sale or other disposition is applied in the manner and to the extent required by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock."

     Notwithstanding the foregoing, this covenant shall not apply to issuances, sales or other dispositions of any common stock of any Restricted Subsidiary that has a fair market value at the time of such disposition of less than $1.0 million.

Limitation on Liens

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including capital stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than
(1) with respect to collateral, Specified Permitted Liens, Liens securing the Notes (including Additional Notes, if any) and the Subsidiary Guarantees, Liens securing First Lien Obligations and Liens securing Permitted Collateral Debt and
(2) with respect to non-Collateral, Permitted Liens, without, in the case of this clause (2), effectively providing that the Exchange Notes shall be secured equally and ratably with (or prior to) the obligation so secured for so long as such obligation is so secured.

     In addition, if the Company or any Subsidiary Guarantor creates any security interest upon any property to secure any Obligations pursuant to the Credit Agreement, it must concurrently grant a second priority Lien (subject to Specified Permitted Liens) upon such property as security for the Exchange Notes, subject to certain exceptions and limitations, all as more fully described above in the second paragraph under the heading "--Security."

Limitation on Sale/Leaseback Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Exchange Notes pursuant to the covenant described under "--Limitation on Liens";

     (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the board of directors) of such property; and

     (3) the Company applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Sale of Assets and Subsidiary Stock."

Merger and Consolidation

     The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets (determined on a consolidated basis) to, any person, unless:

     (1) the resulting, surviving or transferee person (the "Successor Company") shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture;

     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness";

     (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

     provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Exchange Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any person unless:

     (1) the resulting, surviving or transferee person (if not such Subsidiary) shall be a person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of capital stock or assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary, if, in both cases, in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition;

     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee person as a result of such transaction as having been issued by such person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, comply with the Indenture.

Future Guarantors

     The Company will cause each Domestic Restricted Subsidiary that Incurs any Indebtedness to, and each foreign subsidiary that enters into a Guarantee of any Indebtedness (other than a foreign subsidiary that Guarantees Indebtedness Incurred by another foreign subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Exchange Notes on the same terms and conditions as those set forth in the Indenture; provided, however, that such Restricted Subsidiary will not be required to deliver a Subsidiary Guaranty if (A) the aggregate amount of such Indebtedness or such Guarantee, together with all other Indebtedness and such Guarantees then outstanding by such Restricted Subsidiary, does not exceed $3.0 million and (B) the aggregate amount of such Indebtedness or such Guarantee, together with all other Indebtedness and such Guarantees then outstanding among Restricted Subsidiaries that are not Subsidiary Guarantors, does not exceed $15.0 million. Each Subsidiary issuing a Subsidiary Guaranty pursuant to this paragraph will be automatically and unconditionally released and discharged from its obligations under such Subsidiary Guaranty upon the release or discharge of the Indebtedness or Guarantee that resulted in the Company's obligations under the Exchange Notes and the Indenture being so Guaranteed.

SEC Reports

     Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act of 1934, the Company will file with the SEC (subject to the next sentence) and provide the Trustee and Noteholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act of 1934 and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If at any time the Company is not subject to the periodic reporting requirements of the Exchange Act of 1934 for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC. Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement by filing with the SEC the Exchange Offer Registration Statement or Shelf Registration Statement, to the extent that any such Registration Statement contains substantially the same information (and at substantially the same time) as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, and by providing the Trustee and Noteholders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

     At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, the Company will furnish to the Holders of the Exchange Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 so long as the Exchange Notes are not freely transferable under the Securities Act of 1933.

Defaults

     Each of the following is an Event of Default:

     (1) a default in the payment of interest on the Exchange Notes when due, continued for 30 days;

     (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

     (3) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

     (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Exchange Notes) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Exchange Notes), "--Limitation on Affiliate Transactions," "--Limitation on the Sale or Issuance of Common Stock of Restricted Subsidiaries," "--Limitation on Liens," "--Limitation on Sale/Leaseback Transactions," "--Future Guarantors" or "--SEC Reports";

     (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture or in the Security Documents;

     (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the maturity of such Indebtedness is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross-acceleration provision");

     (7) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

     (8) any judgment or decree for the payment of money in excess of $10.0 million (excluding the amount of any insurance proceeds or indemnification claims available to the obligor from insurance carriers and indemnitors who in the reasonable judgment of the board of directors of the Company are creditworthy and who have not disclaimed their liability with respect thereto) is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision");

     (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the "Subsidiary Guaranty provision"); or

     (10) (A) the failure of the Company or any Subsidiary Guarantor to comply with any covenant or agreement contained in any of the Security Documents (after the lapse of any applicable grace periods) which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent's Lien on the collateral for the benefit of the Exchange Notes or which adversely affects the condition or value of the collateral, taken as a whole, in any material respect, (B) the repudiation or disaffirmation by the Company or any Subsidiary Guarantor of its obligations under any of the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason or (C) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and the Indenture), or cease to be effective in all material respects to grant the Collateral Agent a perfected Lien on the collateral with the priority purported to be created thereby.

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Exchange Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Exchange Notes may declare the principal of and accrued but unpaid interest on all the Exchange Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Exchange Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Exchange Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Exchange Notes may rescind any such acceleration with respect to the Exchange Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Exchange Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Exchange Notes unless:

     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) Holders of at least 25% in principal amount of the outstanding Exchange Notes have requested the Trustee to pursue the remedy;

     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     (5) Holders of a majority in principal amount of the outstanding Exchange Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Exchange Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Exchange Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the Holders of the Exchange Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

     Subject to certain exceptions, the Indenture, the Security Documents and the Intercreditor Agreement may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

     (1) reduce the amount of Exchange Notes whose Holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3)  reduce the principal of or change the Stated Maturity of any Note;

     (4) change the provisions applicable to the redemption of any Note as described under "--Optional Redemption" above;

     (5)  make any Note payable in money other than that stated in the Note;

     (6) impair the right of any holder of the Exchange Notes to receive payment of principal of and interest on such Holder's Exchange Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Exchange Notes;

     (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

     (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders;

     (9) make any change in, or release other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders; or

     (10) release any collateral, except as otherwise provided in the Indenture, the Security Documents or the Intercreditor Agreement.

     Notwithstanding the preceding, without the consent of any Holder of the Exchange Notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture, the Intercreditor Agreement or the Security Documents:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2) to provide for the assumption by a successor corporation of the obligations of the Company, or any Subsidiary Guarantor under the Indenture;

     (3) to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Exchange Notes are described in
          Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended);

     (4) to add Guarantees with respect to the Exchange Notes, including any Subsidiary Guarantees, or to secure the Exchange Notes;

     (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders of the Exchange Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

     (6) to make any change that does not adversely affect the rights of any Holder of the Exchange Notes;

     (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; or

     (8) to make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of Exchange Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Exchange Notes being transferred in violation of the Securities Act of 1933 or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer Exchange Notes.

     Notwithstanding the second preceding paragraph, without the consent of any Holder of Exchange Notes, any amendment, waiver or consent agreed to by the Credit Agent or the holders of First Lien Obligations under any provision of any of the Security Documents granting the first priority Lien on any collateral to secure the First Lien Obligations will automatically apply to the comparable provision of the comparable Security Document entered into in connection with the Exchange Notes; provided, however, that if any such amendment, waiver or consent could reasonably be expected to be materially adverse to the Noteholders or the interest of the Noteholders in the collateral, such amendment, waiver or consent will not be applicable to the Security Documents entered into in connection with the Exchange Notes as provided above unless First Lien Obligations (including commitments in respect thereof to the extent that such commitments are subject only to reasonable and customary funding conditions and are then available to be funded at the election of the Company) of no less than $30.0 million secured by first priority Liens on the collateral are then outstanding. Notwithstanding the foregoing, no such amendment, waiver or consent may have the effect of releasing the collateral, except to the extent described under the caption "--Security."

     The consent of the Holders of the Exchange Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to Holders of the Exchange Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Exchange Notes, or any defect therein, will not impair or affect the validity of the amendment.

     Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

     The Exchange Notes will be issued in registered form and will be transferable only upon the surrender of the Exchange Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

     When (1) we deliver to the Trustee all outstanding Exchange Notes for cancellation or (2) all outstanding Exchange Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Exchange Notes, including interest thereon to maturity or such redemption date, and if in any case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

     At any time, we may terminate all our obligations under the Exchange Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes.

     In addition, at any time we may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries, the judgment default provision, the security default provision and the Subsidiary Guaranty provision described under "--Defaults" above and the limitations contained in clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), (8) or (9) under "--Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty and the Security Documents and we will be released from our obligations with respect to the Security Documents.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Exchange Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

     JPMorgan Chase Bank is to be the Trustee under the Indenture. We have appointed JPMorgan Chase Bank as Registrar and Paying Agent with regard to the Exchange Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Exchange Notes, any Subsidiary Guaranty, any Security Document or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Exchange Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

     The Indenture, the Intercreditor Agreement and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

     "Additional Assets" means:

     (1)  any property, plant or equipment used in a Related Business;

     (2) the capital stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such capital stock by the Company or another Restricted Subsidiary; or

     (3) capital stock constituting a minority interest in any person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

     "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of capital stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such capital stock (whether or not currently exercisable) and any person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Applicable Indebtedness" means:

     (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the collateral, Senior Indebtedness or Indebtedness of a Subsidiary or any other non-debt obligation that, in each case, is secured at such time by collateral under a Lien that takes priority over the Lien in respect of the Exchange Notes under the Security Documents; or

     (2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the collateral but is owned, directly or indirectly, by a foreign subsidiary the stock of which is included in the collateral, any Indebtedness or other obligation referred to in clause (1) above, any Indebtedness of such foreign subsidiary or any Indebtedness of any other Foreign Subsidiary that is a Wholly Owned Subsidiary; or

     (3)  in respect of any other asset, Senior Indebtedness.

     "Applicable Senior Indebtedness" means:

     (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the collateral, Senior Indebtedness that is secured at such time by collateral; or

     (2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the collateral but is owned, directly or indirectly, by a foreign subsidiary the stock of which is included in the collateral, Senior Indebtedness that is secured at such time by collateral; or

     (3)  in respect of any other asset, Senior Indebtedness.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of capital stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

     (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

     (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only,
          (i) a disposition (other than a disposition of collateral) that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" and (ii) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "--Certain Covenants--Merger and Consolidation";

     (C) a disposition of assets (other than any assets that constitute collateral) with a fair market value of less than $500,000;

     (D)  a disposition of cash or Temporary Cash Investments;

     (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

     (F) any disposition of receivables and related assets (including contract rights of the type described in the definition of "Qualified Securitization Transaction") to a Securitization Entity pursuant to a Qualified Securitization Transaction for the fair market value thereof, including cash and Temporary Cash Investments in an amount at least equal to 80% of the fair market value thereof (for purposes of this clause (F), Purchase Money Notes will be deemed to be cash); and

     (G) any transfer of receivables and related assets (including contract rights of the type described in the definition of "Qualified Securitization Transaction"), or a fractional undivided interest therein, by a Securitization Entity in a Qualified Securitization Transaction).

     For purposes of the covenant described under "--Certain
Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, the disposition of capital stock of a person will be treated as a disposition of all collateral owned by such person if after giving effect to such disposition of such capital stock, the Company and the Restricted Subsidiaries do not control such person.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Exchange Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/ Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Australian Grantors" means Koppers Shipping Pty Ltd., Continental Carbon Australia Pty Ltd., Koppers Carbon Materials & Chemicals Pty Ltd., Koppers Wood Products Pty Ltd., Koppers Australia Pty Ltd., Koppers Investment Subsidiary Pty Ltd. and Koppers Australia Pty Ltd., and their respective successors.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

     (2)  the sum of all such payments.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with U.S. GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with U.S. GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "--Certain Covenants--Limitations on Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

     "Collateral Agent" means JPMorgan Chase Bank, in its capacity as collateral agent for the Noteholders, until a successor replaces it and, thereafter, means the successor.

     "Commodity Agreement" means any forward contracts, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any

          Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (5) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness to the extent such Interest Rate Agreement has a remaining term in excess of 12 months).

     If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

     (1)  interest expense attributable to Capital Lease Obligations;

     (2)  amortization of debt discount and debt issuance cost;

     (3)  capitalized interest;

     (4)  non-cash interest expense;

     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (6)  net payments pursuant to Hedging Obligations;

     (7) dividends accrued in respect of all Preferred Stock held by persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in capital stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

     (8) interest incurred in connection with Investments in discontinued operations;

     (9) interest accruing on any Indebtedness of any other person if such Indebtedness is in default to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any person (other than the Company) if such person is not a Restricted Subsidiary, except that:

          (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

          (B) the Company's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

          (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash permitted at the date of determination to be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution

               (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

          (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any capital stock of any person;

     (5) any gain or loss realized upon the discontinuation of the utility pole business of the Company and its Restricted Subsidiaries up to a cumulative aggregate amount of $13.0 million;

     (6)  extraordinary gains or losses; and

     (7)  the cumulative effect of a change in accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Credit Agreement" means the Credit Agreement dated as of May 12, 2003, by and among, the Company, certain of its Subsidiaries, the lenders referred to therein, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as co-Documentation Agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, replaced, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any person, any capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

     (1) matures or is mandatorily redeemable (other than redeemable only for capital stock of such person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Exchange Notes; provided, however, that any capital stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to purchase or redeem such capital stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Exchange Notes shall not constitute Disqualified Stock if:

     (1) the "asset sale" or "change of control" provisions applicable to such capital stock are not more favorable to the holders of such capital stock than the corresponding terms applicable to the Exchange Notes described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control"; and

     (2) any such requirement only becomes operative after compliance with such corresponding terms applicable to the Exchange Notes, including the purchase of any Exchange Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such person.

     "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

     (2)  Consolidated Interest Expense;

     (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

     (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise made available to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.



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

     "Equity Offering" means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company's common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

     "First Lien Obligations" means (1) all Indebtedness Incurred under the Credit Agreement, in an amount not to exceed the greater of (A) $130.0 million and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, plus in the case of clauses (A) and (B) $20.0 million (provided, however, that such $20.0 million of Indebtedness or any portion thereof is issued to and held by the same lender or group of lenders providing the balance of the then outstanding Indebtedness under the Credit Agreement), that is secured by a Lien permitted under clause
(7) of the definition of Permitted Liens and that is, except with respect to the Credit Agreement, designated by the Company as first-lien Indebtedness, (2) all other Obligations (not constituting Indebtedness) of the Company or any Subsidiary Guarantor under the agreements governing such Indebtedness and (3) all other Obligations of the Company or any Subsidiary Guarantor in respect of Hedging Obligations or Obligations in respect of cash management services in connection with such first-lien Indebtedness.

     "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any person and any obligation, direct or indirect, contingent or otherwise, of such person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Exchange Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any person means the obligations of such person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

     "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "--Certain Covenants--Limitation on Indebtedness":

     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on capital stock in the form of additional capital stock of the same class and with the same terms; and

     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any person on any date of determination (without duplication):

     (1) the principal in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

     (2) all Capital Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

     (3) all obligations of such person issued or assumed as the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all obligations of such person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit);

     (5) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any capital stock of such person or any Subsidiary of such person or that are determined by the value or liquidation preference of such capital stock, the principal amount of such capital stock to be determined in accordance with the Indenture;

     (6) all obligations of the type referred to in clauses (1) through (5) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

     (8) to the extent not otherwise included in this definition, Hedging Obligations of such person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

     The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     None of the following will constitute "Indebtedness":

     (1) any trade payables or other similar liabilities to trade creditors and other accrued current liabilities Incurred in the ordinary course of business as the deferred purchase price of property;

     (2) any liability for Federal, state, local or other taxes owed or owing by such person;

     (3) amounts due in the ordinary course of business to royalty and working interest owners;

     (4) obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers Incurred in the ordinary course of business;

     (5) obligations (other than express Guarantees of Indebtedness for borrowed money) in respect of Indebtedness of persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business;

     (6) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

     (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of its Incurrence; and

     (8) any obligations under workers' compensation laws and similar legislation.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Initial Purchasers" means Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., UBS Securities LLC, PNC Capital Markets, Inc., NatCity Investments, Inc., Fleet Securities, Inc., The Royal Bank of Scotland plc and Wachovia Securities, Inc.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of October 15, 2003, among the Trustee, PNC Bank, National Association, the Company and the Subsidiary Guarantors, as it may be amended from time to time in accordance with its terms and the Indenture.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

     "Investment" in any person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, Indebtedness or other similar instruments issued by such person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors.

     "Issue Date" means October 15, 2003.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Investors" means each member of the Company's management that is party to the Stockholders' Agreement among the Permitted Holders as of the Issue Date.

     "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

     (1) all legal, title and recording tax expenses, commissions, financial, advisory and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under U.S. GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

     "Net Cash Proceeds," with respect to any issuance or sale of capital stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Recourse Securitization Entity Indebtedness" has the meaning set forth in the definition of "Securitization Entity."

     "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Collateral Debt" means (1) Refinancing Indebtedness in respect of the Notes and (2) Refinancing Indebtedness in respect of First Lien Obligations.

     "Permitted Holders" means (1) Saratoga Associates III LLC, a Delaware limited liability company, and its Affiliates, (2) the Management Investors and
(3) any Related Party. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Restricted Subsidiary or a person that will, upon the making of such Investment, become a Restricted Subsidiary;

     (2) another person if, as a result of such Investment, such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

     (3)  Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" or (B) a disposition of assets not constituting an Asset Disposition;

     (9) any person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (10) any person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

     (11) any person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness";

     (12) any person existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date;

     (13) Investments by the Company in a Securitization Entity or any Investment by a Securitization Entity in any other person in connection with a Qualified Securitization Transaction which Investments consist of the transfer of receivables and related assets; provided, however, that any Investment in a Securitization Entity is in the form of (a) a Purchase Money Note, (b) an equity interest, (c) obligations of the Securitization Entity to pay the purchase price for assets transferred to it or (d) interests in accounts receivable generated by the Company or a Restricted Subsidiary and, in each case, transferred to such Securitization Entity or other person in connection with a Qualified Securitization Transaction; and

     (14) persons to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) outstanding on the date such Investment is made, does not exceed $10.0 million.

     "Permitted Liens" means, with respect to any person:

     (1) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

     (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, any property or assets of such person; provided, however, that the Lien may not extend to any other property owned by such person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

     (7) Liens to secure Indebtedness under the Credit Agreement not to exceed the greater of (A) $130.0 million and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, plus in the case of clauses (A) and (B) $20.0 million; provided, however, that such $20.0 million of Indebtedness or any portion thereof is issued to and held by the same lender or group of lenders providing the balance of the then outstanding Indebtedness under the Credit Agreement;

     (8) Liens existing on the Issue Date (other than Liens subject to the clause (7) of this definition);

     (9) Liens on property or shares of capital stock of another person at the time such other person becomes a Subsidiary of such person; provided, however, that the Liens may not extend to any other property owned by such person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (10) Liens on property at the time such person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such person or a Subsidiary of such person; provided, however, that the Liens may not extend to any other property owned by such person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (11) Liens securing Indebtedness or other obligations of a Subsidiary of such person owing to such person or a Restricted Subsidiary of such person;

     (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

     (13) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any one of its Subsidiaries relating to such property or assets;

     (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10) or clause (15) or (16) below; provided, however, that:

          (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

          (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9), (10), (15) or (16) at the time the original Lien became a Permitted Lien and
               (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

     (15) Liens upon the collateral securing the Exchange Notes, if any, and any Additional Notes; and

     (16) Liens to secure Indebtedness of any foreign subsidiary that is not a Subsidiary Guarantor permitted to be Incurred under the covenant described under "--Certain Covenants--Limitation on Indebtedness."

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

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     "Preferred Stock," as applied to the capital stock of any person, means capital stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of capital stock of any other class of such person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts paid in connection with the purchase of newly generated receivables.

     "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Entity, in the case of a transfer by the Company or any of its Subsidiaries, and (2) any other person, in the case of a transfer by a Securitization Entity, or may grant a security interest in, any accounts receivable, whether now existing or arising or acquired in the future, of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets, including contract rights, that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Exchange Notes, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

     "Related Party" means (1) any majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder,
(2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other persons referred to in the immediately preceding clause (1) or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any person referred to in the immediately preceding clause (2) acting solely in such capacity.

     "Restricted Payment" with respect to any person means:

     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its capital stock (including any payment in connection with any merger or consolidation involving such person) or similar payment to the direct or indirect holders of its capital stock (other than (A) dividends or distributions payable solely in its capital stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (2) the purchase, redemption or other acquisition or retirement for value of any capital stock of the Company held by any person (other than by a Restricted Subsidiary) or of any capital stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any capital stock (other than into capital stock of the Company that is not Disqualified Stock);

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations or Disqualified Stock of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations or Disqualified Stock purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

     (4) the making of any Investment (other than a Permitted Investment) in any person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances, in whole or in part, any such revolving credit facility.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

     "Securitization Entity" means a Wholly Owned Subsidiary (or a wholly owned Subsidiary of another person in which the Company or any Subsidiary of the Company makes an Investment and in which the Company or any Subsidiary of the Company transfers accounts receivable) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the board of directors of the Company (as provided below) as a Securitization Entity and:

     (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

          (a) is Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

          (b) is recourse to or obligates the Company or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

          (c) subjects any property or asset of the Company or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (such Indebtedness described in this clause (1), "Non-Recourse Securitization Entity Indebtedness");

     (2) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

     (3) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the board of directors of the Company giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

     "Senior Indebtedness" means with respect to any person:

     (1) Indebtedness of such person, whether outstanding on the Issue Date or thereafter Incurred; and

     (2) all other Obligations of such person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Exchange Notes or the Subsidiary Guaranty of such person, as the case may be; provided, however, that Senior Indebtedness shall not include:

     (1)  any obligation of such person to the Company or any Subsidiary;

     (2) any liability for Federal, state, local or other taxes owed or owing by such person;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness or other Obligation of such person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such person; or

     (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Specified Permitted Liens" means Permitted Liens, other than any Liens described in clause (9), (10), (11) or (16).

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are customary in an accounts receivable securitization transaction, including servicing of the obligations thereunder.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a person, any Indebtedness of such person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Exchange Notes or a Subsidiary Guaranty of such person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

     (1)  such person;

     (2)  such person and one or more Subsidiaries of such person; or

     (3)  one or more Subsidiaries of such person.

     "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter Guarantees the Exchange Notes pursuant to the terms of the Indenture.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Exchange Notes.

     "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard and Poor's;

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's; and

     (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

     "Term Loan Facility" means the term loan facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

     "Trustee" means JPMorgan Chase Bank until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors in the manner provided below; and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

     As of the Issue Date, (1) Koppers Mauritius and (2) Koppers (China) Carbon & Chemical Co., Ltd. are designated as Unrestricted Subsidiaries.

     The board of directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any capital stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants--Limitation on Restricted Payments."

     The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the board of directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination.

     Except as described under "--Certain Covenants--Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

                           Material Tax Considerations

Material U.S. Federal Tax Considerations

     The following summary describes certain material U.S. federal income and estate tax consequences associated with the exchange of Old Notes for Exchange Notes and the beneficial ownership and disposition of the Exchange Notes as of the date of this prospectus. This discussion deals only with beneficial owners that hold Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This discussion does not address the U.S. federal income tax consequences that may be relevant to a particular Holder subject to special treatment under certain U.S. federal income tax laws (for example, persons subject to the alternative minimum tax provisions of the Code). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities or currencies, banks, trusts, partnerships or other pass-through entities, expatriates, insurance companies, tax-exempt organizations, persons that hold Notes as part of a hedging or conversion transaction or a straddle and persons that have a functional currency other than the U.S. dollar, may be subject to special rules.

     This discussion is based on the Code, the final, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the "IRS"), with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

     This discussion does not purport to be legal advice to prospective investors generally or to any particular prospective investor. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of U.S. federal income and estate tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

Exchange of Notes

     The exchange of Old Notes for Exchange Notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a Holder of the Old Notes upon receipt of an Exchange Note. A Holder's adjusted tax basis in the Exchange Note will be the same as the adjusted tax basis in the old note exchanged therefor. A Holder's holding period of the Exchange Note will include the holding period of the Old Note exchanged therefor.

U.S. Holders

     The following discussion is limited to persons that are U.S. Holders. For these purposes, "U.S. Holder" means the beneficial owner of a Note that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust, if (a) it is subject to the primary supervision of a United States court and the control of one or more U.S. persons or (b) a valid election to be treated as a U.S. person is in effect. If a partnership or other entity taxable as a partnership holds the Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Each partner should consult its own tax advisor as to the tax consequences of the purchase, ownership and disposition of the Notes.

     Interest. A U.S. Holder must generally include interest on a Note in its ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

     Market Discount. If a U.S. Holder purchased an Old Note prior to the exchange for an amount that is less than its "revised issue price" by an amount more than the statutory "de minimis" amount, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes. The revised issue price of a Note for these purposes should be equal to its issue price. If a U.S. Holder exchanges an Old Note, with respect to which there is market discount, for an Exchange Note pursuant to the exchange offer, the market discount applicable to the initial note should carry over to the Exchange Note so received.

     Under the market discount rules of the Code, a U.S. Holder is required to treat any gain on the sale, exchange (other than pursuant to this exchange offer), retirement or other taxable disposition of a Note as ordinary income to the extent of the accrued market discount that has not been previously included in income. In general, market discount accrues on a ratable basis over the remaining term of the Note unless the Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis. A U.S. Holder may elect to include market discount in income currently as it accrues. An election made to include market discount in income as it accrues will apply to all debt instruments that a U.S. Holder acquires on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

     A U.S. Holder might be required to defer all or a portion of the interest expense on indebtedness incurred or continued to purchase or carry a note with market discount unless such U.S. Holder has elected to include market discount in income as it accrues.

     The rules governing market discount are complex and U.S. Holders should consult their own tax advisors concerning the application of these rules.

     Amortizable Bond Premium. In general, if a U.S. Holder purchased an Old Note prior to the exchange offer for an amount in excess of its face amount, such excess will constitute "amortizable bond premium" if the excess is more than the statutory "de minimis" amount. If a U.S. Holder exchanges an Old Note, with respect to which there is bond premium, for an Exchange Note pursuant to the exchange offer, the bond premium applicable to the Old Note should carry over to the Exchange Note so received. In general, a U.S. Holder may elect to amortize the bond premium as an offset to interest income otherwise required to be included in income in respect of the Note during taxable year using a constant-yield method over the remaining term of the note (or, if it results in a smaller amount of amortizable premium, until an earlier call date). Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Sale, Exchange, Redemption or Other Taxable Disposition of Exchange Notes. Upon the sale, exchange (other than pursuant to this exchange offer), redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount realized on such disposition (other than any amounts attributable to accrued and unpaid interest, which will be interest income taxed as described above) and (ii) such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of such Note. Any gain or loss that is recognized on the disposition of a Note will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the note for more than one year. The deductibility of capital losses is subject to certain limitations.

     Discharge. If we were to obtain a discharge of the Indenture with respect to all of the Notes then outstanding, as described above under "Description of the Exchange Notes--Satisfaction and Discharge," such discharge would generally be deemed to constitute a taxable exchange of the Notes outstanding for other property. In such case, a U.S. Holder would be required to recognize capital gain or loss in connection with such deemed exchange. In addition, after such deemed exchange, a U.S. Holder might also be required to recognize income from the property deemed to have been received in such exchange over the remaining life of the transaction in a manner or amount that is different than if the discharge had not occurred. U.S. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

     Information Reporting and Backup Withholding. In general, we must report certain information to the IRS with respect to payments of interest and principal paid on the Notes and the gross proceeds of a sale, exchange, redemption or other taxable disposition of the Notes paid to certain non-corporate U.S. Holders. Additionally, the payor of any reportable payments may be required to withhold backup withholding tax (currently at a rate of 28%) from such payments if (i) the payee fails to furnish its correct Taxpayer Identification Number ("TIN") to the payor in the prescribed manner, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed properly to report the receipt of reportable payments and the IRS has notified the payor that backup withholding is required or (iv) the payee fails to certify under penalties of perjury that such payee is not subject to backup withholding.

     Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against such Holder's U.S. federal income tax liability, so long as the required information is timely provided to the IRS. We, our paying agent or other withholding agent generally will report to a U.S. Holder of Notes and to the IRS the amount of any reportable payments made in respect of the Notes for each calendar year and the amount of tax withheld, if any, with respect to such payments.

     Holders of Notes are urged to consult their own tax advisors regarding their qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Non-U.S. Holders

     The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a Note that is a nonresident alien or a corporation, trust or estate that is not a U.S. Holder (a "Non-U.S. Holder").

     Interest. Generally, subject to the discussion of backup withholding below, interest on a Note received by a Non-U.S. Holder that is not effectively connected with the conduct of a U.S. trade or business will not be subject to U.S. federal income tax or withholding tax, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation related to us actually or constructively through stock ownership, (iii) the Non-U.S. Holder is not a bank which acquired the Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and
(iv) either (a) the Holder provides an applicable Form W-8 BEN (or a suitable substitute or successor form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the Exchange Notes and provides a statement to us or our agent under penalties of perjury in which it certifies that such an applicable Form W-8 BEN (or a suitable substitute or successor form) has been received by it from the Non-U.S. Holder or qualifying intermediary and furnishes us or our agent with a copy thereof.

     Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest that is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder. Under certain circumstances, the Non-U.S. Holder may also be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower income tax treaty rate) if the Non-U.S. Holder is a corporation. Even though such effectively connected income is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8 ECI (or a suitable substitute or successor form) to the payor.

     Sale, Exchange, Redemption or Other Taxable Disposition of Exchange Notes. Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a Note generally will not be subject to U.S. federal income tax, unless

(i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

     If a Non-U.S. Holder's gain is effectively connected with its conduct of a United States trade or business, such holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a U.S. Holder. If a Non-U.S. Holder is a corporation, any such effectively connected gain received by such holder may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or, if applicable, a lower income tax treaty rate).

     Federal Estate Tax. Exchange Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided that the interest on such Notes would be exempt under the conditions described above in subsections (i), (ii) and (iii) of "Non-U.S. Holders--Interest" when received by the Non-U.S. Holder at the time of his or her death without regard to whether the Non-U.S. holder has completed Form W-8BEN and further provided that income on the Notes was not effectively connected to the conduct of a U.S. trade or business.

     Information Reporting and Backup Withholding. In certain instances, backup withholding and information reporting (including, under the provisions of certain income tax treaties, to the tax authorities of the country in which the Non-U.S. Holder resides) may apply to interest and principal payments on a Note and payments of the proceeds of the sale of a Note unless such Non-U.S. Holder furnishes us or our paying agent with appropriate documentation as described above in subsection (iv) of "Non-U.S. Holders--Interest" of such Holder's non-U.S. status provided that neither we nor our paying agent has actual knowledge that the Holder is a U.S. person.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Material Australian Tax Considerations

     Under Australian tax law, payment of principal made by a Subsidiary Guarantor that is an Australian company in accordance with the provisions of its Subsidiary Guarantee may be made without withholding tax deduction where the payments are made to a beneficial owner of the Notes that is not a resident of Australia. However, under Australian tax law, any payments of interest owing under the Notes made by an Australian Subsidiary Guarantor in accordance with the provisions of the Subsidiary Guarantee to a non-resident of Australia may require withholding tax to be paid at a rate of 10 percent on the gross amount of the interest remitted.

     The Australian federal income tax liability to deduct withholding tax on the remittance of interest may vary according to the individual circumstances of the Holder of the Note. Holders should consult their tax advisers with respect to the tax consequences to them of the ownership of the Notes and the possible effects of changes in Australian income tax law.

     Should the Holder of a Note deal in the Note where an Australian Subsidiary Guarantor has taken over the obligations of the Company under the Guarantee, Australian tax may apply to such dealings, and the Holder should consult their tax advisers concerning the tax consequences of the transactions.

                              Plan of Distribution

     Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2004, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                       Where You Can Find More Information

     We file reports and other information with the SEC. You may read and, for a fee, copy any document that we file with the SEC at the public reference facility maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these documents may also be obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain the documents that we file electronically from the SEC's website at http://www.sec.gov. Such information is also available without charge by written or verbal request to our Secretary, Steven R. Lacy, at Koppers Inc., 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1800; telephone number: (212) 227-2001.

                                     EBITDA

     We have presented EBITDA in this prospectus because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or as an alternative to net income as an indication of our operating performance derived in accordance with generally accepted accounting principles.

EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors because the change in accounting principle was a cumulative charge relating to numerous prior years and that EBITDA provides a useful indication of our ability to service our debt prospectively.

                           Enforceability of Judgments

     Koppers Australia Pty Ltd., one of our Subsidiary Guarantors (as defined herein), is a company by shares incorporated under the laws of certain States and territories of the Commonwealth of Australia. Many of the directors and executive officers of Koppers Australia Pty Ltd. (and certain of the experts named in this prospectus) are citizens or residents of jurisdictions other than the United States. All or a substantial portion of the assets of such directors, executive officers and experts residing outside of the United States and all of the assets of Koppers Australia Pty Ltd. are or may be located outside of the United States, primarily in Australia. As a result, it may not be possible to effect service of process on such directors and executive officers, such experts or on Koppers Australia Pty Ltd. in the United States or to enforce, collect or realize upon, in the United States courts, judgments against such persons obtained in U.S. courts and predicated upon civil liability under United States securities laws. We have been advised by our special Australian counsel, Baker & McKenzie, that there is doubt as to the enforceability of civil liabilities under U.S. securities laws in actions originating in federal and state courts in Australia. Baker & McKenzie has also advised us, however, that subject to certain conditions, exceptions and time limitations, Australian courts will enforce foreign (including United States) judgments for liquidated amounts in civil matters, including (although there is no express authority relating thereto) judgments for such amounts rendered in civil actions under U.S. securities laws. Such counsel has further advised us that an Australian court may allow the enforcement of a judgment to be effected in U.S. dollars if such court is satisfied that this best expresses the relevant loss of a plaintiff, although no opinion is expressed as to whether or not enforcement of any judgment against Koppers Australia Pty Ltd. would be effected in any currency other than Australian dollars and, if in Australian dollars, the date of determination of the applicable exchange rate from United States dollars to Australian dollars.

                                  Legal Matters

     Certain legal matters with respect to the Exchange Notes will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

                                     Experts

     The consolidated financial statements of Koppers Inc. at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
Koppers Inc.
Report of Independent Auditors....................................          F-2
Consolidated Statement of Operations for the Years
  Ended December 31, 2003, 2002 and 2001..........................          F-3
Consolidated Balance Sheet at December 31, 2003 and 2002..........          F-4
Consolidated Statement of Cash Flows for the Years Ended
  December 31, 2003, 2002 and 2001................................          F-6
Consolidated Statement of Stockholders' Equity for the
Years Ended December 31, 2003, 2002 and 2001 .....................          F-7
Notes to Consolidated Financial Statements........................          F-9

Schedules for the Years Ended December 31, 2003, 2002 and 2001
Schedule II--Valuation and Qualifying Accounts...................          F-46

      All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Koppers Inc.

     We have audited the accompanying consolidated balance sheet of Koppers Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Koppers Inc. at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

     As explained in Note 1 to the consolidated financial statements, effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. As explained in Note 1 to the consolidated financial statements, effective January 1, 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Pittsburgh, Pennsylvania                            /s/ Ernst & Young LLP
February 6, 2004, except for Note 4,
as to which the date is
February 27, 2004

                                  KOPPERS INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (In millions except per share figures)

                                                                                     Years Ended December 31,
                                                                                   2003         2002         2001
                                                                                 ----------   ----------   ----------
Net sales...................................................................     $   842.9     $  776.5     $  753.7
Operating expenses:
    Cost of sales...........................................................         726.0        659.5        631.4
    Depreciation and amortization...........................................          33.7         28.7         30.4
    Selling, general and administrative.....................................          55.6         44.0         46.3
    Restructuring and impairment charges....................................           8.5         --            3.3
                                                                                 ----------   ----------   ----------
        Total operating expenses............................................         823.8        732.2        711.4
Operating profit............................................................          19.1         44.3         42.3
Equity in earnings of affiliates............................................          (0.1)        --            0.3
Other income................................................................           0.1          9.8          8.2
                                                                                 ----------   ----------   ----------
Income before interest expense, income tax provision and minority
interest....................................................................          19.1         54.1         50.8
Interest expense............................................................          37.7         22.9         24.5
                                                                                 ----------   ----------   ----------
Income (loss) before income tax provision and minority interest.............         (18.6)        31.2         26.3
Income tax provision (benefit)..............................................          (1.3)        13.8         12.1
Minority interest...........................................................           1.7          0.9          0.9
                                                                                 ----------   ----------   ----------
Income (loss) before cumulative effect of accounting change.................     $   (19.0)    $   16.5     $   13.3
Cumulative effect of accounting change:
        Asset retirement obligations, net of tax of $11.7...................         (18.1)        --           --
                                                                                 ----------   ----------   ----------
Net income (loss)...........................................................     $   (37.1)    $   16.5     $   13.3
                                                                                 ==========   ==========   ==========
Numerators for basic and diluted:
Income (loss) before cumulative effect of accounting change.................      $  (19.0)    $   16.5     $   13.3

Preferred stock dividend....................................................         (53.7)        (6.5)        (9.1)
                                                                                 ----------   ----------   ----------
Income (loss) to common stock before cumulative effect of accounting
change......................................................................      $  (72.7)    $   10.0     $   4.2
Cumulative effect of accounting change......................................         (18.1)        --           --
                                                                                 ----------   ----------   ----------

Net income (loss) to common stock...........................................     $   (90.8)    $   10.0     $    4.2
                                                                                 ==========   ==========   ==========
Earnings (loss) per share of common stock:
    Basic earnings (loss) per share before cumulative effect of                  $   (82.65)   $    8.61    $    3.15
    accounting change.......................................................
    Cumulative effect of accounting change..................................         (20.59)       --           --
                                                                                 ----------   ----------   ----------
    Basic earnings (loss) per share ........................................     $  (103.24)   $    8.61    $    3.15
                                                                                 ==========   ==========   ==========

    Diluted earnings (loss) per share before cumulative effect of                $   (82.65)   $    4.72    $    3.15
    accounting change.......................................................
    Cumulative effect of accounting change..................................         (20.59)       --           --
                                                                                 ----------   ----------   ----------
    Diluted earnings (loss) per share.......................................     $  (103.24)        4.72         3.15
                                                                                 ==========   ==========   ==========






                             See accompanying notes.

                                  KOPPERS INC.

                           CONSOLIDATED BALANCE SHEET
                                  (In millions)
                                                                                                    December 31,
                                                                                                  2003        2002
ASSETS
Current assets:
    Cash and cash equivalents...........................................................         $   9.6     $   9.5
    Accounts receivable less allowance for doubtful accounts of $1.4 in 2003 and                    99.6        95.9
      $0.9 in 2002......................................................................
    Inventories:
      Raw materials.....................................................................            58.1        54.4
      Work in process...................................................................             4.3         4.8
      Finished goods....................................................................            68.3        54.8
      LIFO reserve......................................................................           (13.2)      (10.4)
         Total inventories..............................................................           117.5       103.6
    Deferred tax benefit................................................................             8.9         5.1
    Other...............................................................................             8.1         5.5
                                                                                                ---------   ---------
         Total current assets...........................................................           243.7       219.6
Equity in non-consolidated investments..................................................            10.3        11.3
Fixed assets:
    Land................................................................................             7.2         6.8
    Buildings...........................................................................            18.2        15.5
    Machinery and equipment.............................................................           450.1       395.1
                                                                                                ---------   ---------
                                                                                                   475.5       417.4
      Less: accumulated depreciation....................................................          (324.5)     (262.1)
                                                                                                ---------   ---------
         Net fixed assets...............................................................           151.0       155.3
Goodwill................................................................................            34.2        29.2
Deferred tax benefit....................................................................            54.9        35.2
Other assets............................................................................            19.9        13.2
                                                                                                ---------   ---------
         Total assets...................................................................         $ 514.0     $ 463.8
                                                                                                =========   =========










                             See accompanying notes.

                                  KOPPERS INC.

                           CONSOLIDATED BALANCE SHEET
                     (In millions except per share figures)

                                                                                               December 31,
                                                                                            2003          2002
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable...............................................................         $   63.8     $   67.8
    Accrued liabilities............................................................             60.6         35.2
    Revolving credit...............................................................             --           31.3
    Dividend payable...............................................................             25.0         --
    Current portion of term loans..................................................              8.0         21.8
                                                                                            ---------    ----------
        Total current liabilities..................................................            157.4        156.1
Long-term debt:
    Revolving credit...............................................................              8.9          1.9
    Term loans.....................................................................              3.8         31.7
    Senior Secured Notes due 2013                                                              320.0         --
    Senior Subordinated Notes due 2007.............................................             --          175.0
                                                                                            ---------    ----------
        Total long-term debt.......................................................            332.7        208.6
Product warranty and insurance reserves............................................             16.4         17.2
Accrued pension liabilities........................................................             29.4         32.5
Other long-term liabilities........................................................             47.9         21.7
                                                                                            ---------    ----------
        Total liabilities..........................................................            583.8        436.1
Commitments and contingencies-See Note 9
Minority interest..................................................................              6.1          5.4
Common stock subject to redemption.................................................             13.2         23.1
Senior convertible preferred stock, $.01 par value; 10.0 shares authorized; 2.3 shares          --           --
    issued in 2003 and 2002........................................................
Common stock, $.01 par value:
    37.0 shares authorized, 3.0 shares issued in 2003 and 2.8 shares issued in 2002             --           --
Capital in excess of par value.....................................................             15.8         12.9
Receivable from Director for purchase of common stock..............................             (0.6)        (0.6)
Retained earnings (deficit)........................................................            (53.7)        46.5
Accumulated other comprehensive income (loss):
    Foreign currency translation adjustment........................................              8.0        (14.6)
    Minimum pension liability, net of tax..........................................            (14.5)       (12.4)
                                                                                            ---------    ----------
        Total accumulated other comprehensive loss.................................             (6.5)       (27.0)
Treasury stock, at cost, 2.1 shares in 2003 and 1.7 shares in 2002.................            (44.1)       (32.6)
                                                                                            ---------    ----------
        Total liabilities and stockholders' equity.................................         $  514.0     $  463.8
                                                                                            =========    ==========








                             See accompanying notes.

                                  KOPPERS INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (In millions)

                                                                                     Years Ended December 31,
                                                                                  2003         2002         2001
Cash provided by operating activities:
   Net income (loss)....................................................         $  (37.1)    $   16.5     $   13.3
   Adjustments to reconcile net income to net cash provided
     by operating activities, net of acquisitions:
        Depreciation and amortization...................................             33.7         28.7         30.4
        Bad debt expense................................................              2.1          0.1          2.3
        Deferred income taxes...........................................             (8.9)         6.2          4.8
        Write-offs of deferred financing costs..........................              6.4         --           --
        Equity income of affiliated companies, net of dividends received              1.0          0.9          0.6
        Cumulative effect of accounting changes.........................             18.1         --           --
        Restructuring and impairment....................................              8.4         (3.4)         0.6
        Change in reserves..............................................             (3.5)        (3.9)         0.4
        Other...........................................................             (0.3)        (0.1)        (1.7)
   (Increase) decrease in working capital, net of acquisitions:
     Accounts receivable................................................              2.3         (7.0)        11.2
     Inventories........................................................             (4.2)         7.2         (2.3)
     Accounts payable...................................................            (10.0)         7.1          4.0
     Accrued liabilities................................................              2.0         (5.3)        (3.5)
     Other working capital items........................................              2.4         (1.0)        (0.6)
                                                                                 -----------   ------------  ----------
        Net cash provided by operating activities.......................             12.4         46.0         59.5
Cash provided by (used in) investing activities:
   Acquisitions and related costs, net of cash acquired.................             --           --           (6.4)
   Capital expenditures.................................................            (19.3)       (19.7)       (14.6)
   Other................................................................              0.8          1.4          2.7
        Net cash used in investing activities...........................            (18.5)       (18.3)       (18.3)
Cash provided by (used in) financing activities, net of acquisitions:
   Borrowings of revolving credit.......................................            285.9        253.3        165.7
   Repayments of revolving credit.......................................           (311.0)      (231.5)      (165.7)
   Issuance of 9 7/8% Senior Secured Notes Due 2013.....................            320.0         --           --
   Redemption of 9 7/8% Senior Subordinated Notes Due 2007..............           (175.0)        --           --
   Borrowings on long-term debt.........................................             75.0         --           --
   Repayments on long-term debt.........................................           (116.7)       (30.4)       (21.1)
   Purchases of common stock............................................             (9.0)        (6.2)        (5.9)
   Payment of deferred financing costs..................................            (16.1)        --           --
   Dividends paid.......................................................            (48.1)        (9.8)       (14.6)
                                                                                 -----------   ------------  ----------
        Net cash provided by (used in) financing activities.............              5.0        (24.6)       (41.6)
Effect of exchange rates on cash........................................              1.2          1.2         (1.2)
                                                                                 -----------   ------------  ----------
Net increase (decrease) in cash and cash equivalents....................              0.1          4.3         (1.6)
Cash and cash equivalents at beginning of year..........................              9.5          5.2          6.8
                                                                                 -----------   ------------  ----------
Cash and cash equivalents at end of year................................         $    9.6     $    9.5     $    5.2
                                                                                 ===========   ============  ==========
Supplemental disclosure of cash flows information:
   Cash paid during the year for:
     Interest...........................................................         $   20.3     $   22.3     $   25.0
     Income taxes.......................................................         $    8.9     $    7.0     $    8.6



                             See accompanying notes.

                                  KOPPERS INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     (In millions except per share figures)

                                                                                                           Loan
                                                               Convertible     Voting     Capital In    Receivable
                                                                Preferred      Common      Excess of       From
                                                                  Stock         Stock      Par Value     Director
                                                               -----------    ---------   -----------   -----------
Balance at December 31, 2000.............................           --             --            9.1         (0.6)
Net income for 2001......................................           --             --           --           --
Foreign currency translation.............................           --             --           --           --
Minimum pension liability adjustment, net of tax of $2.7            --             --           --           --
Comprehensive income.....................................
Net change in common stock subject to redemption.........           --             --           --           --
Options exercised, 0.2 shares............................           --             --            3.3         --
Treasury stock purchases, 0.3 shares.....................           --             --           --           --
Dividends paid ($4.00 per share)                                    --             --           --           --
                                                               -----------    ---------   -----------   -----------
Balance at December 31, 2001.............................           --             --           12.4         (0.6)
Net income for 2002......................................           --             --           --           --
Foreign currency translation.............................           --             --           --           --
Minimum pension liability adjustment, net of tax of $5.1.           --             --           --           --
Comprehensive income.....................................
Net change in common stock subject to redemption.........           --             --           --           --
Options exercised, 0.1 shares............................           --             --            0.5         --
Treasury stock purchases, 0.2 shares.....................           --             --           --           --
Dividends paid ($2.85 per share).........................           --             --           --           --
                                                               -----------    ---------   -----------   -----------
Balance at December 31, 2002.............................        $  --          $  --        $  12.9      $  (0.6)
Net income (loss) for 2003...............................           --             --           --           --
Foreign currency translation.............................           --             --           --           --
Minimum pension liability adjustment, net of tax of $1.1.           --             --           --           --
Comprehensive income.....................................
Net change in common stock subject to redemption.........           --             --           --           --
Options exercised, 0.2 shares............................           --             --            2.9         --
Treasury stock purchases, 0.4 shares.....................           --             --           --           --
Dividends declared ($23.46 per share)....................           --             --           --           --
                                                               -----------    ---------   -----------   -----------
Balance at December 31, 2003.............................        $  --          $  --        $  15.8      $  (0.6)
                                                               ===========    =========   ===========   ===========











                             See accompanying notes.

                                  KOPPERS INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     (In millions except per share figures)

                                                                                Accumulated
                                                                                   Other           Compre-
                                                                Retained       Comprehensive       hensive      Treasury
                                                                Earnings       Income (Loss)       Income        Stock
Balance at December 31, 2000.............................        $   33.3       $  (20.1)                        $(18.0)
Net income for 2001......................................            13.3           --                $13.3        --
Foreign currency translation.............................            --             (4.2)              (4.2)       --
Minimum pension liability adjustment, net of tax of $2.7             --             (4.1)              (4.1)       --
                                                                                                   ----------
Comprehensive income.....................................                                          $    5.0
                                                                                                   ==========
Net change in common stock subject to redemption.........             8.6           --                             --
Options exercised, 0.2 shares............................            --             --                             --
Treasury stock purchases, 0.3 shares.....................            --             --                             (7.9)
Dividends paid ($4.00 per share)                                    (14.6)          --                 --          --
                                                                 -----------   ------------        ----------   -----------
Balance at December 31, 2001.............................            40.6          (28.4)                         (25.9)
Net income for 2002......................................            16.5           --             $   16.5        --
Foreign currency translation.............................            --              9.7                9.7        --
Minimum pension liability adjustment, net of tax of $5.1.            --             (8.3)              (8.3)       --
                                                                                                   ----------
Comprehensive income.....................................                                          $   17.9
                                                                                                   ==========
Net change in common stock subject to redemption.........            (0.8)          --                             --
Options exercised, 0.1 shares............................            --             --                             --
Treasury stock purchases, 0.2 shares.....................            --             --                             (6.7)
Dividends paid ($2.85 per share).........................            (9.8)          --                             --
                                                                 -----------   ------------                     -----------
Balance at December 31, 2002.............................            46.5          (27.0)                         (32.6)
Net income (loss) for 2003...............................           (37.1)          --             $  (37.1)       --
Foreign currency translation.............................            --             22.6               22.6        --
Minimum pension liability adjustment, net of tax of $1.1.            --             (2.1)              (2.1)       --
                                                                                                   ----------
Comprehensive income.....................................                                          $  (16.6)
                                                                                                   ==========
Net change in common stock subject to redemption.........             9.9           --                             --
Options exercised, 0.2 shares............................            --             --                             --
Treasury stock purchases, 0.4 shares.....................            --             --                            (11.5)
Dividends declared ($23.46 per share)....................           (73.0)          --                             --
                                                                -----------    ------------                    -----------
Balance at December 31, 2003.............................        $  (53.7)      $   (6.5)                        $(44.1)
                                                                ===========    ============                    ===========




                             See accompanying notes.

                                  KOPPERS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Significant Accounting Policies

Business

     Koppers Inc. (the "Company" or "Koppers") is a global integrated producer of carbon compounds and treated wood products for use in a variety of markets including the railroad, aluminum, chemical, utility and steel industries. The Company's business is managed as two business segments, Carbon Materials & Chemicals and Railroad & Utility Products.

     The Company's Carbon Materials & Chemicals division is a supplier of a) carbon pitch, which is used primarily by the aluminum industry as a binder in the manufacture of anodes; b) phthalic anhydride ("PAA"), used in the manufacture of plasticizers, unsaturated polyester resins, alkyd resins and dye making; c) creosote and chemicals, used in the protection of timber against termites, fungal decay and weathering; d) carbon black (and carbon black feedstock), used in the production of rubber tires; and e) furnace coke, used in the manufacturing of steel.

     The Company's Railroad & Utility Products division a) provides various products and services to railroads, including crossties (both wood and concrete), track and switch pre-assemblies and disposal services; b) supplies treated wood poles to electric and telephone utilities; and c) provides products to, and performs various wood treating services for, vineyards, construction and other commercial applications.

Basis of Financial Statements

     The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries for which the Company is deemed to exercise control over operations. All significant intercompany transactions have been eliminated.

     The Company's investments in 20% to 50% owned companies in which it has the ability to exercise significant influence over operating and financial policies are accounted for on the equity method. Accordingly, the Company's share of the earnings of these companies is included in the accompanying consolidated statement of operations.

Use of Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

     The Company considers all liquid investments with an original maturity of 90 days or less to be cash equivalents.

Accounts Receivable

     The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. In circumstances where the Company becomes aware of a specific customer's inability to meet its financial obligations to Koppers, a specific reserve for bad debts is recorded against amounts due. If the financial condition of the Company's customers were to deteriorate, resulting in an inability to make payments, additional allowances may be required.

                                  KOPPERS INC.

Inventories

     In the United States, Carbon Materials & Chemicals (excluding furnace coke) and Railroad & Utility Products inventories are valued at the lower of cost, utilizing the last-in, first-out ("LIFO") basis, or market. Inventories outside the U.S. are valued at the lower of cost, utilizing the first-in, first-out ("FIFO") basis, or market. Market represents replacement cost for raw materials and net realizable value for work in process and finished goods. LIFO inventories constituted approximately 55% and 59% of the first-in, first-out ("FIFO") inventory value at December 31, 2003 and 2002, respectively. LIFO liquidations resulted in pre-tax income of $2.6 million for the year ended December 31, 2001.

Revenue Recognition

     The Company recognizes revenue from product sales at the time of shipment and when title passes to the customer. Service revenue, consisting primarily of wood treating products and services, is recognized at the time the service is provided.

Investments

     The following describes activity related to the Company's significant equity investments as included in the consolidated statement of operations as of and for each of the years ended December 31:

KSA Limited Partnership (KSA)

     The Company holds a 50% investment in KSA, a concrete crosstie operation located in Portsmouth, Ohio.

                                       Equity Income   Dividends Received
                                                 (In millions)
2003..............................          $0.5              $0.9
2002..............................           0.6               0.8
2001..............................           0.6               0.9


Koppers (China) Carbon & Chemical Co. Ltd.

     The Company holds a 60% ownership interest in Koppers (China) Carbon and Chemical Co., Limited but accounts for this investment under the equity method as described below.

                                              Equity Loss    Dividends Received
                                                       (In millions)
2003...................................          $(0.6)             $0.0
2002...................................           (0.6)              0.0
2001...................................           (0.3)              0.0

     In 1999 the Company entered into a joint venture agreement with Tangshan Iron & Steel Co. to rehabilitate and operate a tar distillation facility in China. The joint venture agreement also includes a tar supply contract with Tangshan Iron & Steel Co., which serves to ensure a long-term supply of coal tar products in its Australasian markets. Koppers has participated in the international marketing of carbon pitch products for the joint venture. The joint venture, Koppers (China) Carbon and Chemical Co., Limited is 60% owned by the Company and began

                                  KOPPERS INC.

production of coal tar products in 2001. Contributions of cash, engineering services and acquisition costs for the joint venture total $10.5 million to date.

     In June 2001 the Company entered into an agreement with Tangshan Iron & Steel Co. whereby Tangshan Iron & Steel Co. assumed control of Koppers (China) Carbon and Chemical Co., Limited through December 31, 2003. During this period Tangshan Iron & Steel Co. bore all responsibility for the operations and management of the facility, as well as the net income or loss, except for Koppers' pro rata share of depreciation, amortization and income taxes for the joint venture. Accordingly, the Company changed its method of accounting from consolidation to the equity method effective June 2001 to reflect this change in its ability to control Koppers (China) Carbon and Chemical Co., Limited. The Company chose to delay development of the carbon pitch export market due to the restructuring of the North American aluminum smelting capacity. In the interim, Tangshan Iron & Steel Co. assumed responsibility for the joint venture to develop the domestic Chinese market. Tangshan Iron & Steel Co. has guaranteed a bank loan of Koppers (China) Carbon and Chemical Co., Limited; the Company has issued a cross guarantee to Tangshan Iron & Steel Co. in the amount of approximately $1.5 million, representing 60% of the loan amount. The effect on 2001 sales and earnings from the consolidation of Koppers (China) Carbon and Chemical Co., Limited prior to Tangshan Iron & Steel Co. assuming operating control was $0.0 million and $(0.2) million, respectively. The equity losses for 2003, 2002 and 2001 as noted above reflect the Company's pro rata share of depreciation, amortization and income taxes for each respective period.

     Beginning January 1, 2004 the Company has assumed operating control of Koppers (China) Carbon and Chemical Co., Limited and therefore will begin to consolidate this entity in the first quarter of 2004.

Depreciation

     Buildings, machinery, and equipment are recorded at purchased cost and depreciated over their estimated useful lives (5 to 20 years) using the straight-line method. Depreciation expense for the years ended December 31, 2003, 2002 and 2001 amounted to $31.6 million, $25.9 million and $25.9 million, respectively.

Accrued Insurance

     The Company is insured for property, casualty and workers' compensation insurance up to various stop loss coverages. Losses are accrued based upon the Company's estimates of the liability for the related deductibles for claims incurred using certain actuarial assumptions followed in the insurance industry and based on Company experience. Losses accrued at December 31, 2003, 2002 and 2001 amounted to $12.9 million, $12.9 million and $16.5 million, respectively.

Disclosures About Fair Value of Financial Instruments

     Cash and short-term investments: The carrying amount approximates fair value because of the short maturity of those instruments.

     Long-term debt: The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The fair values of the revolving credit facilities and term loans approximate carrying value due to the variable rate nature of these instruments. The fair value of the Senior Secured Notes (based on trading activity) at December 31, 2003 was $353.6 million.

Research and Development

     Research and development costs, which are included in selling, general and administrative expenses, amounted to $2.3 million for 2003, $2.9 million for 2002 and $2.7 million for 2001.

                                  KOPPERS INC.

Goodwill

     Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. In June 2001 the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the rules, goodwill is no longer amortized but is subject to annual impairment tests in accordance with the Statements. Other intangible assets continue to be amortized over their useful lives. The Company has applied the rules on accounting for goodwill beginning in the first quarter of 2002. If Statement No. 142 had been adopted January 1, 2001 the increase to net income, basic earnings per share and diluted earnings per share would have been $0.8 million, $0.60 and $0.60, respectively. During 2003 the Company performed the required impairment tests of goodwill as of November 30, 2003 and has determined that there is no impairment. Activity related to goodwill for the last three years consisted of the following: (i) for 2003, the balance increased from $29.2 million to $34.2 million as the result of $5.0 million of foreign currency effect; (ii) for 2002, the balance increased from $27.0 million to $29.2 million as the result of $2.2 million of foreign currency effect; and (iii) for 2001, the balance decreased from $28.9 million to $27.0 million as a result of $1.5 million of amortization and $(0.4) million of foreign currency effect.

Derivatives

     The Company economically hedges certain firm commitments denominated in foreign currencies for periods up to twelve months, depending on the anticipated settlement dates of the related transactions. Forward exchange contracts are utilized to hedge these transactions, and all such contracts are marked to market with the recognition of a gain or loss at each reporting period. Therefore, at December 31, 2003 and 2002 there were no deferred gains or losses on hedging of foreign currencies. The fair value of derivatives at December 31, 2003 and 2002 was $0.3 million and ($0.3) million, respectively, and is included in Other Current Assets and Other Current Liabilities. For the years ended December 31, 2003, 2002 and 2001 $0.2 million, $0.0 million and $0.2 million, respectively, of losses on forward exchange contracts are included in cost of sales. Realized foreign exchange gains for the years ended December 31, 2003, 2002 and 2001 amounted to $0.3 million, $0.1 million and $0.0 million, respectively.

Environmental Liabilities

     The Company accrues for environmental liabilities when a determination can be made that they are probable and reasonably estimable. Total environmental reserves at December 31, 2003 and 2002 were approximately $7.5 million and $11.3 million, respectively, which include provisions for fines, soil remediation and the mandatory cleaning and disposal of residues from certain storage tanks.

Product Warranty Reserves

     The Company accrues for product warranty reserves based on historical loss experience and sales of extended warranties on certain products. The following chart illustrates activity in these reserves (millions):

                                                   2003        2002        2001
                                               ---------   ----------  ---------
     Warranty reserve beginning of year           $5.3        $5.5        $5.7
     Warranty expense charged to income ......     0.9         0.8         0.5
     Cash expenditures for warranty claims....    (0.5)       (1.0)       (0.7)
                                               ---------   ----------  ---------
     Warranty reserve end of year.............    $5.7        $5.3        $5.5

                                  KOPPERS INC.

Stock-Based Compensation

     The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and, accordingly, recognizes no compensation expense for stock option grants since all options granted had an exercise price equal to the fair value of the underlying stock on the date of grant. The following table illustrates the impact on earnings and earnings per share if the Company had accounted for all outstanding option grants according to the fair value recognition provisions of Statement No. 123, Accounting for Stock-Based Compensation:

                                                                                     Years Ended December 31,
                                                                                  2003         2002         2001
                                                                              (In millions except per share figures)
     Net income (loss), as reported.......................................      $  (37.1)     $   16.5     $   13.3
     Deduct:  Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax
        effects...........................................................           0.1           0.1          0.1
                                                                              ------------   -----------  ----------
     Pro forma net income (loss)..........................................      $  (37.2)     $   16.4     $   13.2
     Earnings (loss) per share:
     Basic-as reported....................................................      $(103.24)     $    8.61    $    3.15
     Basic-pro forma......................................................        (103.44)         8.53         3.10

     Diluted-as reported..................................................      $(103.24)     $    4.72    $    3.15
     Diluted-pro forma....................................................       (103.44)          4.70         3.10


     The fair value for options granted in 2002 was estimated using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.0%; dividend yield of 5.0%; volatility factor of .22; and an expected option life of 5 years.

Reclassification

     Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation. Such reclassification had no effect on net income. In accordance with EITF 00-10, the Company has revised net sales to reflect freight and related costs as components of cost of sales rather than as reductions to net sales. The effect of this change was to increase net sales and cost of sales for the years ended December 31, 2002 and 2001 by $46.2 million and $46.1 million, respectively.

Impact of Other Recently Issued Accounting Standards

     In May 2003, the Financial Accounting Standards Board issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, effective for the fiscal period beginning after December 15, 2003. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. To the extent that the Company is either now or in the future required to repurchase shares of common stock, the adoption of Statement No. 150 would require the Company to classify common stock subject to redemption as a liability as of January 1, 2004, based on the latest revision. Prospectively, changes in the liability with the exception of redemptions will be included in pre-tax income.

     Effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations in accordance with FASB Statement No. 143, Accounting for Asset Retirement Obligations. Previously, the Company had not been recognizing amounts related to asset retirement obligations. Under the new accounting

                                  KOPPERS INC.

method, Koppers now recognizes asset retirement obligations in the period in which they are incurred if a reasonable estimate of a fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.

     The cumulative effect of the change on prior years resulted in a charge to income of $18.1 million, net of income taxes of $11.7 million ($20.59 per share for both basic and diluted for the year ended December 31, 2003). The effect of the change on the year ended December 31, 2003 was zero. The pro forma effects of the application of Statement No. 143 as if the Statement had been adopted on January 1, 2001 (rather than January 1, 2003) are presented below:

                                                      Years Ended December 31,
                                                      2003      2002     2001
Pro forma amounts assuming the accounting change
is applied retroactively net-of-tax:
    Net income (loss) (millions)..................   $(19.0)    $15.2    $12.1
Preferred stock dividends (millions)..............    (53.7)     (6.5)    (9.1)
                                                    ---------  --------  -------
    Net income (loss) to common (millions)........   $(72.7)     $8.7     $3.0
        Basic earnings (loss) per share...........   $(82.65)    $7.55    $2.22
        Diluted earnings (loss) per share.........    (82.65)     4.37     2.22

     The Company recognizes asset retirement obligations for (i) storage tank inspections and the removal and disposal of residues: (ii) dismantling of certain tanks required by governmental authorities; (iii) inspection, cleaning and dismantling costs for owned rail cars; and (iv) inspection and cleaning costs for leased rail cars and barges. The following table describes changes to the Company's asset retirement obligation liability at December 31, 2003 (in millions):

   Asset retirement obligation at beginning of year..................  $  --
         Liability recognized in transition..........................   33.4
         Accretion expense...........................................    2.4
         Effect of fixed asset additions.............................    0.9
         Adjustments for changes in estimated cash flows.............    4.7
         Expenses incurred...........................................   (6.5)
                                                                      ---------
         Asset retirement obligation at December 31, 2003............  $34.9
                                                                      =========

     The pro forma asset retirement obligation liability balances as if Statement No. 143 had been adopted on January 1, 2001 (rather than January 1,
2003) are as follows (in millions):

                                                              December 31,
                                                    2003       2002      2001
Pro forma amounts of liability for asset
  retirement obligation at beginning of year.....   $33.4     $31.1      $28.9
Pro forma amounts of liability for asset
  retirement obligation at end of year...........    34.9      33.4       31.1

     In December 2002, the Financial Accounting Standards Board issued Statement No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure, effective for fiscal years ending after December 15, 2002. Statement 148 amends Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative

                                  KOPPERS INC.

methods of transition to Statement 123's fair value method of accounting for stock-based employee compensation. Statement 148 also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Company has complied with the disclosure requirements.

     In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN No. 46"). FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, FASB issued a revision to FIN No. 46; for the Company, the revised provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2004. The Company does not expect that the adoption of FIN No. 46 will have a material impact on its financial position, cash flows or results of operations.

     In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN No. 45"). FIN No. 45 clarifies and expands on existing disclosure requirements for guarantees, including loan guarantees. It also requires that, at the inception of certain guarantees, the Company must recognize a liability for the fair value of its obligations under those guarantees. The initial fair value recognition and measurement provisions will be applied on a prospective basis to certain guarantees issued or modified after December 31, 2002. The Company has adopted FIN No. 45 and the effect of adoption did not have a material impact on its financial position, cash flows or results of operations.

     In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 ("Issue 00-21"), Revenue Arrangements with Multiple Deliverables. Issue 00-21 provides guidance on how to account for arrangements that involve delivery or performance of multiple products, services and/or rights to use assets. The adoption of Issue 00-21 in July 2003 had no impact on the Company's consolidated financial position or results of operations.

     In July 2002, the Financial Accounting Standards Board issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities, to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Effective January 1, 2003, the Company adopted the provisions of Statement No. 146, and the related provisions have been applied to the curtailment of its Woodward, Alabama and Portland, Oregon carbon materials facilities on December 31, 2003 and the closure of its Logansport, Louisiana wood treating facility on September 30, 2003.

     In April 2002, the Financial Accounting Standards Board issued Statement No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective for fiscal years beginning after June 15, 2002. For most companies, Statement No. 145 will require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. Statement No. 145 also amends Statement No. 13 to require that certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor). In addition, the FASB rescinded Statement No. 44, which addressed the accounting for intangible assets of motor carriers and made numerous technical corrections. The adoption of Statement No. 145 resulted in charges of $12.2 million during 2003 to income (loss) before income tax provision (benefit) and minority interest for costs related to extinguishment of debt rather than as an extraordinary item.

                                  KOPPERS INC.

2. Restructuring and Impairment Charges

     Restructuring and impairment charges for 2003 totaled $8.5 million. During the fourth quarter of 2003 the Company determined that capacity rationalization was required in its U.S. Carbon Materials & Chemicals business to increase competitiveness. Accordingly, in December 2003 Koppers ceased production at its carbon materials facility in Woodward, Alabama, resulting in a restructuring charge to fourth quarter pre-tax income of $3.1 million. Additionally, during the fourth quarter of 2003 the Company concluded that its carbon materials port operation in Portland, Oregon is an impaired facility based on its current and long-term economic prospects as a result of recent negotiations with a significant customer. The impairment charge for this facility resulted in a charge to fourth quarter pre-tax income of $3.1 million. The Company also incurred a $1.0 million charge for the impairment of certain storage tanks which have been permanently idled due to reduced demand for carbon materials products in U.S. markets. In September 2003, the Company closed its Logansport, Louisiana wood treating plant due to deteriorating local market conditions and their impact on volumes and profitability. The closure resulted in a $1.3 million restructuring charge in the third quarter.

     Total restructuring and impairment charges consisted of cash charges of $0.7 million for severance and non-cash charges of $7.8 million primarily for write downs of fixed assets.

     As a result of these restructuring programs the Company incurred additional related charges including $4.7 million of accelerated asset retirement obligations charged to cost of sales, $1.4 million of freight contract settlement charged to cost of sales and $0.4 million of severance charged to selling, general and administrative expense.

     At December 31, 2003 approximately $0.1 million of the cash charges had been expended. The majority of the remaining cash expenditures are expected to be incurred during 2004.

     In February 2001 the Company's Board of Directors approved the closure of the utility pole facility and adjacent cogeneration facility located in Feather River, California ("Feather River") effective March 31, 2001. The closure resulted in total charges to earnings in 2001 of $4.6 million, which included $1.3 million of operating expenses. Expenditures of approximately $3.3 million during 2002 and 2001 were primarily for dismantling costs. At December 31, 2002 the dismantling and closure had been completed, the land had been sold, and there were no remaining reserves.

     3. Debt

                                                        December 31,
                                                     2003           2002
                                                        (In millions)
   Revolving credit............................     $    8.9       $   33.2
   Term loans..................................         11.8           53.5
   Senior Subordinated Notes due 2007..........         --            175.0
   Senior Secured Notes due 2013...............        320.0           --
                                                    ---------      ---------
                                                    $  340.7       $  261.7
                                                    =========      =========
Monessen Transaction

     As part of the Monessen Transaction (as defined and described in Note 6), the Company executed a $5.0 million loan that is scheduled to be repaid at an interest rate of 16% based on the cash flows of the coke operations. The outstanding balance on this loan at December 31, 2003 amounted to $3.8 million.

                                  KOPPERS INC.

October 2003 Refinancing.

     In October 2003, the Company issued $320 million of 9 7/8% Senior Secured Notes due 2013 (the "New Notes"), with a portion of the proceeds from the New Notes used to redeem $175 million of existing senior subordinated notes due 2007 (the "2007 Notes"). The October refinancing also included an amendment to the existing credit agreement, providing for a reduction in the term loan to $10.0 million, due in quarterly installments through November 2004. As a result of the refinancing, approximately $5.0 million of deferred financing costs was written off to interest expense when the 2007 Notes were called on December 1, 2003. Additionally, the Company paid a $5.8 million call premium on the 2007 Notes which is reflected in interest expense.

May 2003 Refinancing.

     In May 2003, the Company refinanced substantially all of its bank debt, incurring fees and expenses of approximately $3.8 million. The new credit facilities provided for term loans of $75.0 million and a revolving credit facility of up to $100.0 million. As part of the October refinancing the credit agreement was amended, resulting in all but $10.0 million of the term loan being repaid and $1.4 million of related deferred financing costs being written off to interest expense. At December 31, 2003 $8.0 million of the term loan and $6.0 million of the revolving credit facility were outstanding. The credit agreement is for a period of four years, and the loans are secured by substantially all of the Company's assets, with revolving credit availability based on receivables and inventory as well as the attainment of certain ratios and covenants.

     The term loan and the revolving credit facility under the credit facilities provide for interest at variable rates. At December 31, 2003 the effective rate on the term loan was 3.9% and the rate on the revolving credit facility was 3.4%.

     Substantially all of the Company's assets, including the assets of significant subsidiaries other than Koppers Europe, are pledged as collateral for the credit facilities. The credit facilities contain certain covenants that limit capital expenditures by the Company and restrict its ability to incur additional indebtedness, create liens on its assets, enter into leases, pay dividends and make investments or acquisitions. In addition, such covenants give rise to events of default upon the failure by the Company to meet certain financial ratios.

     A subsidiary of Koppers Australia Pty Ltd. has a loan outstanding in the amount of $2.9 million at December 31, 2003 which is classified as revolving credit. There is no specified repayment period for this loan.

     At December 31, 2003 the aggregate debt maturities for the next five years are as follows (in millions):

     2004...................................................    $8.0
     2005...................................................     3.8
     2006...................................................    --
     2007...................................................     6.0
     2008...................................................    --

     At December 31, 2003 the Company had $17.6 million of standby letters of credit outstanding, with terms ranging from one to two years.

     Deferred financing costs associated with the credit facilities and the issuance of New Notes totaled $16.1 million and are being amortized over the life of the related debt. Deferred financing costs (net of accumulated amortization of $1.9 million at December 31, 2003, $10.0 million at December 31, 2002 and $8.2 million at December 31, 2001) were $14.2 million, $6.5 million and $8.4 million at December 31, 2003, 2002 and 2001, respectively, and are included in other assets. The refinancing activities during 2003 resulted in the write-off of deferred financing costs of $6.4 million.

                                  KOPPERS INC.

4. Stock Activity

     The terms and conditions of stock ownership, including voting rights and dividends, are governed by the Restated Articles of Incorporation of the Company and the stockholders' agreement by and among the Company, Saratoga Partners III, L.P and the directors, officers, and current and former employees who own shares of common stock (as amended, the "Stockholders' Agreement"). The Stockholders' Agreement provides for annual stock redemptions at the Company's option, provided that all relevant covenants with the Company's lenders and note holders are met.

     The Company has an advisory services agreement with Saratoga pursuant to which the Company pays a management fee of $150,000 per quarter to Saratoga in lieu of Director's fees to the Saratoga director. In addition, Saratoga may provide the Company with financial advisory services in connection with significant transactions, such as acquisitions, for which the Company will pay Saratoga compensation comparable to compensation paid for such services by similarly situated companies. During 2003 the Company paid Saratoga a total of $1.6 million for advisory services related to refinancing activities.

Common Stock Subject to Redemption

     The Stockholders' Agreement requires the Company, subject to cash payment limitations under the terms of existing debt covenants, to redeem certain shares of common stock owned by members of management upon a "termination event" relative to a management employee. A termination event is defined as retirement, death, disability or resignation. At December 31, 2003 and 2002 the maximum redemptions that could be paid under the Stockholders' Agreement, subject to existing debt covenants, were $13.2 million and $23.1 million, respectively. The value of shares subject to redemption under the terms of the Stockholders' Agreement is segregated from other common stock on the face of the balance sheet. There were approximately 0.8 million shares of common stock at December 31, 2003 subject to the redemption provisions of the Stockholders' Agreement.

     Common stock subject to redemption decreased by $8.6 million during 2001, increased by $0.8 million in 2002 and decreased by $9.9 million in 2003. Changes in this balance reflect retiree redemptions, revaluations and new shares issued as a result of stock option exercises.

     In each of 2003, 2002 and 2001 the Company redeemed 25% of a Director's shares at the respective fair values for a total of approximately $0.7 million each year, with the remainder scheduled to be redeemed in 2004. In 2000, a former Director resigned from the Company's Board of Directors. The Company has redeemed all of the Director's shares over the past four years for a total of approximately $7.0 million.

     In October 1999, a Director of the Company purchased 55,294 shares of common stock of the Company for $0.9 million; 35,294 of the shares were financed through an interest-free loan from the Company in the amount of $0.6 million due in 2009. The shares related to the loan are restricted and vest at a rate of 20% per year. At December 31, 2003 all of such shares were vested. In the event that the Director no longer serves on the Board of Directors, the loan must be repaid.

     The aggregate redemption amounts under the Stockholders' Agreement for the next five years based on termination events of which the Company is aware, based on the current share price, are as follows:

     2004....................................................      $2.5 million
     2005....................................................       0.5 million
     2006....................................................       0.5 million
     2007....................................................          --
     2008....................................................          --

                                  KOPPERS INC.

     On February 27, 2004 the Stockholders' Agreement was amended to make the redemption of common stock from the Management Investors at the option of the Company after the effective date of the amendment. The effect of this change will be to reduce the amount of the liability recorded in the first quarter of 2004 as a result of the adoption of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, by the value of shares held by active Management Investors.

Senior Convertible Preferred Stock

     The senior convertible preferred stock ("preferred stock") has voting rights (except as noted below) and dividend rights equal to common stock, and has a liquidation preference equal to par value ($.01 per share). The preferred stock is convertible into common stock at any time on a one-for-one basis. The holders of the preferred stock vote as a separate series from all other classes of stock, and are entitled to elect a majority of the Board of Directors of the Company.

Dividends

     In 2003, 2002 and 2001 the Company paid cash dividends of $15.46, $2.85 and $4.00 per share, respectively, to common and preferred shareholders. Additionally, in December 2003 the Company declared a cash dividend of $25 million ($8.00 per share) which was paid in January 2004. The Company is limited by its current lending covenants regarding the payment of dividends.

5. Pension and Other Postretirement Benefit Plans

Expected Contributions for the 2004 Fiscal Year (U.S. plans only):

     The expected contributions for 2004 are estimated to be between $11 and $16 million. The range of contributions reflects the uncertainty of pension relief legislation being passed for the 2004 plan year.

Investment Policy (U.S. only):

     The Company's Pension Plan Committee (the "Pension Committee") has established a target asset allocation for U.S. equities, international equities, and fixed income securities, as well as normal ranges around such target allocation. The target asset allocation and the normal ranges are as follows:

     Asset Allocation Guidelines:

          Asset Class                             Target      Normal Range
          Domestic Equities.................       60%           50%-70%
          International Equities............        5%           0%-10%
          Fixed Income Securities...........       35%           25%-45%

     The primary objective of the Retirement Plan for Koppers Inc. (the "Plan") is to provide retirement benefits for its participants and their beneficiaries. As such, the Plan has a long-term investment horizon and investments of Plan assets should (i) be sufficiently diversified to meet the funding goals of the Plan; (ii) provide an opportunity to maximize returns within reasonable and prudent levels of risk; (iii) provide an opportunity to achieve returns comparable to returns for similar investment options; and (iv) control administrative and management costs to the Plan.

                                  KOPPERS INC.

     The Pension Committee reviews, among other things, the total Plan performance on a quarterly basis. The review includes the following:

     o    A determination of adherence to Plan investment policy guidelines;

     o An assessment of performance compared with applicable benchmarks such as the S&P 500 Index, the Wilshire 4500 Index and the EAFE Index;

     o An update on changes within the investment manager's organization, staff and asset base; and o An assessment of capital market trends or other outstanding issues, as appropriate.

                                  KOPPERS INC.

     The measurement date for the U.S. pension and postretirement assets and obligations is December 31 for each respective year.

                                                                                                         Other
                                                                          Pension Benefits             Benefits
                                                                          2003        2002         2003         2002
                                                                            (In millions)            (In millions)
Change in benefit obligation:
    Benefit obligation at beginning of year......................        $  134.0    $  123.6     $   10.2    $   11.9
    Service cost.................................................             4.1         5.3          0.2         0.2
    Interest cost................................................             9.2         8.5          0.7         0.7
    Plan participants' contributions.............................             0.4         0.3         --          --
    Amendments...................................................             0.1         0.7         --          --
    Actuarial (gains) losses.....................................            14.2        (0.9)         5.2        (1.7)
    Foreign currency changes.....................................             5.3         3.5         --          --
    Benefits paid................................................            (6.5)       (7.0)        (0.8)       (0.9)
                                                                         ---------   ---------    ---------   ---------
Benefit obligation at end of year................................        $  160.8    $  134.0     $   15.5    $   10.2
                                                                         =========   =========    =========   =========

Change in plan assets:
    Fair value of plan assets at beginning of year...............        $   85.4    $   92.4     $   --      $   --
    Actual return on plan assets.................................            13.4        (9.9)        --          --
    Employer contribution........................................             6.1         6.8          0.8         0.9
    Plan participants' contributions.............................             0.4         0.3         --          --
    Foreign currency changes.....................................             4.6         2.8         --          --
    Benefits paid................................................            (6.5)       (7.0)        (0.8)       (0.9)
                                                                         ---------   ---------    ---------   ---------
Fair value of plan assets at end of year.........................        $  103.4    $   85.4     $    0.0    $    0.0
                                                                         =========   =========    =========   =========

Funded status of the plan........................................        $  (57.4)   $  (48.6)    $  (15.5)   $  (10.2)
Unrecognized transitional (asset)/obligation.....................            (3.1)       (3.1)        --          --
Unrecognized actuarial (gain) loss...............................            41.3        35.5          2.5        (2.8)
Unrecognized prior service cost..................................             1.8         2.3         (1.8)       (2.1)
                                                                         ---------   ---------    ---------   ---------
Net amount recognized............................................        $  (17.4)   $  (13.9)    $  (14.8)   $  (15.1)
                                                                         =========   =========    =========   =========

Disclosures:
Amounts recognized in the statement of financial position consist of:
    Prepaid pension benefit......................................        $    0.3    $   --       $   --      $   --
    Accrued benefit liability....................................           (42.9)      (35.5)       (14.8)      (15.1)
    Intangible asset.............................................             1.8         1.4         --          --
    Minimum pension liability adjustment-reduction of shareholders'
       equity....................................................            23.4        20.2         --          --
                                                                         ---------   ---------    ---------   ---------
Net amount recognized............................................        $  (17.4)   $  (13.9)    $  (14.8)   $  (15.1)
                                                                         =========   =========    =========   =========

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $160.9 million, $145.9 million and $103.4 million, respectively, as of December 31, 2003, and $128.4 million, $115.0 million and $80.3 million, respectively, as of December 31, 2002.

                                  KOPPERS INC.

     Weighted-average assumptions as of December 31:


                                                                                                         Other
                                                                           Pension Benefits            Benefits
                                                                           2003        2002        2003         2002
Discount rate....................................................         6.16%       6.75%       6.25%        7.00%
Expected return on plan assets...................................         7.86%       9.00%
Rate of compensation increase....................................         3.16%       4.00%
Initial medical trend rate.......................................        11.00%        8.00%


Basis for the Selection of the Long Term Rate of Return on Assets (U.S. only):

     The long term rate of return on assets assumption was determined by using the plan's asset allocation as described in the plan's investment policy and modeling a distribution of compound average returns over a 20 year time horizon. The model uses asset class return, variance, and correlation assumptions to produce the expected return. The return assumptions used forward looking gross returns influenced by the current bond yields, corporate bond spreads and equity risk premiums based on current market conditions. The accumulated benefit obligations and asset values for U.S. plans at December 31, 2003 amounted to $106.3 million and $66.9 million, respectively and at December 31, 2002 amounted to $89.2 million and $56.9 million, respectively.

     In general, the long term rate of return is the sum of the portion of total assets in each asset class multiplied by the expected return for that class, adjusted for expected expenses to be paid from the assets. This resulted in the selection of the 8.75% long term rate of return on assets assumption (the long term rate of return assumption net of expenses is 8.25%).

The Retirement Plan for Koppers Inc. Weighted Average Asset Allocation at December 31 by Asset Category is as Follows (U.S. plans only):

     Asset Class                                       2003         2002
     Domestic Equities...........................      61.3%        52.9%
     International Equities......................       5.2          4.4
     Fixed Income Securities.....................      33.5         42.7%
                                                      ------       -------
           Totals                                     100.0%       100.0%


                                               Pension Benefits         Other Benefits
                                               2003         2002        2003       2002
                                                 (In millions)           (In millions)
Components of net periodic benefit cost:
   Service cost..............................   $4.1         $5.3        $0.2        $0.2
   Interest cost.............................    9.2          8.5         0.7         0.7
   Expected return on plan assets............   (6.7)        (7.8)       --          --
   Amortization of prior service cost........    0.5          0.2        (0.4)       (0.7)
   Amortization of gain (loss)...............    2.4          0.6        --          (0.2)
   Amortization of transition amounts........   (0.3)        (0.3)       --          --
                                               ------        -----       ------      -----
       Net periodic benefit cost.............   $9.2         $6.5        $0.5        $--
                                               ======        =====       ======      ======

     The Company has various nonpension postretirement benefit plans. The contributions for health benefits are adjusted annually; the life insurance plan is noncontributory. The accounting for the health care plan anticipates

                                  KOPPERS INC.

future cost-sharing changes to the written plan that are consistent with the Company's expressed intent to increase retiree contributions each year by 50%-100% of any increases in premium costs.

     The Company recognizes a minimum pension liability for under funded plans. The minimum liability is equal to the excess of the accumulated benefit obligation over plan assets. A corresponding amount is recognized either as an intangible asset, to the extent of previously unrecognized prior service cost, or a reduction of shareholders' equity. The Company recorded additional liabilities of $25.2 million and $21.6 million as of December 31, 2003 and 2002, respectively. Intangible assets of $1.8 million and $1.4 million and stockholders' equity reductions, net of income taxes, of $14.5 million and $12.4 million, were recorded as of December 31, 2003 and 2002, respectively.

     The 2003 initial medical trend rate was assumed to decrease gradually to 5.0% in 2011 and remain at that level thereafter.

     The assumed health care cost trend rate has a significant effect on the amounts reported. A one-percentage-point change in the assumed health care cost trend rate would have the following effects (in millions):

                                                                                      1% Increase    1% Decrease
Effect on total of service and interest cost components in 2003.................          $0.1          $(0.1)
Effect on postretirement benefit obligation as of December 31, 2003.............          $0.9          $(0.8)


Cash Flows:

     Other post-retirement benefits are funded on a cash basis. Therefore, the expected contribution in 2004 is approximately $1.0 million.

     Medicare Prescription Drug Act. In January 2004 the FASB issued Financial Staff Position ("FSP") No. 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act (the "Act"). The Act introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Under FSP 106-1, a plan sponsor may elect to defer recognizing the effects of the Act until authoritative guidance on the accounting for the federal subsidy is issued. The Company has not adopted the provisions of the Act and, accordingly, any measures of accumulated postretirement benefit obligation or net periodic postretirement benefit cost in the financial statements or accompanying notes do not reflect the effect of the Act. Specific authoritative guidance, when issued, could require the Company to change previously reported information.

     Incentive Plan--The Company has established management incentive plans based on established target award levels for each participant if certain Company performance and individual goals are met. The charge to operating expense for this plan was $2.7 million in 2003, $2.2 million in 2002 and $2.0 million in 2001.

     Employee Savings Plan--The Company has established an employee savings plan for all eligible salaried employees that conforms to Section 401(k) of the Internal Revenue Code. Under the salaried plan, participating employees can elect to contribute up to 20% of their salaries with a regular Company matching contribution equivalent to 50% of the first 6% of contributions. Currently under the hourly plan, and for the salaried plan prior to 2002, the matching contribution was 100% of the first 1% plus 50% of the next 2% of contributions.

     The Company's regular contributions amounted to $1.0 million in 2003, $0.9 million in 2002 and $0.5 million in 2001. The Company also made supplemental contributions at the end of 2001 approved by the Board of Directors. Supplemental contributions will no longer be made in lieu of the increased regular contribution percentages.

                                  KOPPERS INC.

6. Income Taxes

     Components of the Company's income tax provision (benefit) are as follows:

                                                      Years Ended December 31,
                                                    2003       2002        2001
                                                            (In millions)
Current:
     Federal....................................     $--       $0.1        $0.4
     State......................................      0.1       0.1        --
     Foreign....................................      7.5       7.4         6.9
                                                  --------  --------    --------
         Total current tax provision............      7.6       7.6         7.3
Deferred:
     Federal....................................     (8.4)      6.1         5.0
     State......................................     (0.1)      0.1        (0.1)
     Foreign....................................     (0.4)     --          (0.1)
                                                  --------- --------    --------
         Total deferred tax provision (benefit).     (8.9)      6.2         4.8
                                                  --------- --------    --------
Total income tax provision (benefit)............    $(1.3)    $13.8       $12.1
                                                  ========= ========    ========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                                    December 31,
                                                                                  2003         2002
                                                                                    (In millions)
Deferred tax assets:
    Alternative minimum tax credits.......................................       $12.1        $12.3
    Other postretirement benefits obligation..............................        17.4         17.0
    Reserves, including insurance and product warranty....................        14.2         11.5
    Book/tax inventory accounting.........................................         2.4          2.8
    Accrued vacation......................................................         2.7          2.5
    Excess tax basis on Koppers Australia Pty Ltd. assets.................        10.0         11.2
    Monessen Transaction..................................................         4.2          2.2
    Asset retirement obligations..........................................        11.7         --
    Federal net operating loss benefit....................................         8.3         --
    Other.................................................................         4.3          4.1
                                                                                -------      -------
       Total deferred tax assets..........................................        87.3         63.6
                                                                                -------      -------
Deferred tax liabilities:
    Tax over book depreciation and amortization...........................        19.4         18.4
    Other.................................................................         5.3          4.9
                                                                                -------      -------
       Total deferred tax liabilities.....................................        24.7         23.3
                                                                                -------      -------
         Net deferred tax assets..........................................       $62.6        $40.3
                                                                                =======      =======


     The Company's balance sheet includes $1.2 million of deferred tax liabilities related to Koppers Australia Pty Ltd.

     The Company has a federal net operating loss benefit of $8.3 million that can be carried forward for 20 years. To realize this benefit, the Company will need to generate approximately $23.7 million of taxable income. The Company also has an alternative minimum tax credit carryforward of approximately $12.1 million that has no

                                  KOPPERS INC.

expiration date. Based on the Company's earning history, along with the implementation of various tax planning strategies, the Company believes the deferred tax assets on the Consolidated Balance Sheet at December 31, 2003 are realizable.

     Income before income taxes for 2003, 2002 and 2001 included $22.6 million, $23.5 million and $21.2 million, respectively, from foreign operations.

     The provision for income taxes is reconciled with the federal statutory rate as follows:

                                                      Years Ended December 31,
                                                    2003       2002      2001
Federal                                            (35.0)%     35.0%     35.0%
    State, net of federal tax benefit..........     (0.1)       0.4      (0.6)
    Foreign taxes..............................     28.6       10.0      12.6
    Section 29 credits.........................     --         (0.4)     (0.4)
    Non-deductible environmental fines.........      0.1        0.1      --
    Other......................................     (0.6)      (0.9)     (0.6)
                                                  --------   --------  ---------
                                                    (7.0)%     44.2%     46.0%
                                                  ========   ========  =========

     The Company has not provided any United States tax on undistributed earnings of foreign subsidiaries or joint ventures that are reinvested indefinitely. At December 31, 2003 consolidated retained earnings of the Company included approximately $16 million of undistributed earnings from these investments.

Monessen Transaction

     In December 1999 the Company entered into an agreement to transfer substantially all future non-conventional fuel tax credits generated as a result of the production and sale of coke at the coke facility in Monessen, Pennsylvania (the "Monessen Facility") to a third party (the "Monessen Transaction"). For the years ended December 31, 2003, 2002 and 2001 the Company received $0.1 million (prior year inflation adjustment), $9.8 million and $8.2 million, respectively, for the transfer of tax credits, which is recorded as other income. The tax credits expired at the end of 2002, and have not been renewed by the United States Congress. Prior to the Monessen Transaction, the Company earned these credits.

7. Earnings Per Share

     Basic earnings per common share are based on the weighted average number of common shares outstanding in each year after preferred stock dividends. Diluted earnings per common share assume that any dilutive preferred shares outstanding at the beginning of the year were converted at those dates, with dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of stock options for which fair value exceeds exercise price, and shares that could have been purchased by the Company with related proceeds. The senior convertible preferred stock and employee stock options were not included in the computation of diluted earnings per share for 2003 and 2001 since it would have resulted in an antidilutive effect.

                                  KOPPERS INC.

     The following table sets forth the computation of basic and diluted earnings per common share:

                                                                                            Years Ended
                                                                                            December 31,
                                                                                   2003          2002        2001
                                                                               (In millions except per share figures)
Numerators for basic and diluted:
    Income (loss) before cumulative effect of accounting change...........        $  (19.0)      $  16.5     $  13.3
    Preferred stock dividend..............................................           (53.7)         (6.5)       (9.1)
                                                                                  ----------     ---------   --------
    Income (loss) to common stock before effect of accounting change......           (72.7)         10.0         4.2
    Cumulative effect of accounting change................................           (18.1)         --          --
                                                                                  ----------     ---------   --------
    Net income (loss) to common stock.....................................        $  (90.8)      $  10.0     $   4.2
Denominators:
    Weighted-average common shares........................................             0.9           1.2         1.3
Effect of dilutive securities:
    Convertible preferred stock...........................................             2.3           2.3         2.3
    Employee stock options................................................            --            --           0.1
                                                                                  ----------     ---------   --------
Dilutive potential common shares..........................................             2.3           2.3         2.4
Denominators for diluted earnings per common share-adjusted                            3.2           3.5         3.7
    weighted-average shares and assumed conversions.......................
Income (loss) before cumulative effect of accounting change:
    Basic earnings (loss) per share.......................................        $  (82.65)     $   8.61    $   3.15
    Diluted earnings (loss) per share.....................................        $  (82.65)     $   4.72    $   3.15
Cumulative effect of accounting change:
    Basic earnings (loss) per share.......................................           (20.59)        --          --
    Diluted earnings (loss) per share.....................................           (20.59)        --          --
Net income (loss):
    Basic earnings (loss) per share.......................................        $(103.24)      $   8.61    $   3.15
    Diluted earnings (loss) per share.....................................        $(103.24)      $   4.72    $   3.15


8. Stock Options

     The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation expense for stock option grants. In 2003, 2002 and 2001 the Company recognized $0.1 million, $0.2 million and $0.3 million, respectively, of expense related to the redemption of stock options by terminated employees. Included in capital in excess of par value, the Company also recorded tax benefits of approximately $0.4 million, $0.1 million and $1.4 million for stock option exercises in 2003, 2002 and 2001, respectively, for active employees.

     Approximately 0.1 million options were outstanding at December 31, 2003 to purchase shares of common stock to certain key executives at various exercise prices. All options granted have 10-year terms; all vest and become fully exercisable ratably over a period of five years of continued employment, except for options granted before 1997, which have a vesting period of three years.

                                  KOPPERS INC.

     A summary of the Company's stock option activity and related information for the years ended December 31 follows:

                                                            2003                  2002                   2001
                                                               Weighted               Weighted              Weighted
                                                               Average                Average               Average
                                                    Options    Exercise    Options    Exercise   Options    Exercise
                                                     (000)      Price       (000)      Price      (000)      Price
Outstanding at beginning of year..................    258        $19         235         $16        470       $13
Granted...........................................     --         --          67          25         --        --
Exercised.........................................   (148)        17         (38)         11       (233)        9
Forfeited.........................................     --         --          (6)         17         (2)       20
                                                    -------               -------               --------
Outstanding at end of year........................    110        $22         258         $19        235       $16
                                                    =======               -------               --------
Exercisable at end of year........................     32        $17         133         $16        151       $14
                                                    =======               =======               ========
Weighted-average fair value of options granted
during the year................................... --                     $3.62                 --


     Exercise prices for options outstanding as of December 31, 2003 ranged from $3.57 to $28.00, and the weighted-average remaining contractual life of those options was approximately seven years. The following table indicates the number of options outstanding for each respective exercise price (options in thousands):

                                                           Options outstanding
Exercise Price                                             at December 31, 2003
   $ 3.57.............................................                1
   14.00..............................................               10
   17.00..............................................               13
   17.25..............................................                3
   23.00..............................................               25
   28.00..............................................                3
   25.15..............................................               55
                                                           --------------------
        Total options                                               110
                                                           ====================
9. Commitments and Contingencies

General

     From time to time lawsuits, claims and proceedings are asserted against the Company relating to the conduct of its business, including those pertaining to product liability, warranties, employment and employee benefits. While the outcome of litigation cannot be predicted with certainty, and some of these lawsuits, claims or proceedings may be determined adversely to the Company, management does not believe that the disposition of any such pending matters is likely to have a material adverse effect on the Company's financial condition or liquidity, although the resolution in any reporting period of one or more of these matters could have a material adverse effect on the Company's results of operations and cash flows for that period.

                                  KOPPERS INC.

Legal Proceedings

     Pacific Century. A subsidiary of Koppers Australia Pty Ltd. has been named as a defendant in a breach of contract and negligence lawsuit filed by Pacific Century in Queensland, Australia related to the sale of approximately 127,000 vineyard fence posts. The Complaint claims that certain posts were defective in that they either had decay, excessive bark or were less than the minimum specified size. In addition, plaintiff alleges violations of the Australian Timber Utilization and Marketing Act. Plaintiff is seeking damages for, among other things, the costs of removing and replacing such fence posts. Plaintiff has also filed a lawsuit against the constructor of the vineyard trellises, which lawsuit has been consolidated with its claim against Koppers. Discovery in the case is ongoing and there can be no assurance that an unfavorable resolution of this matter will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

Government Investigation

     On December 4, 2002, European Commission ("EC") representatives visited the offices of the Company's subsidiaries located in Nyborg, Denmark and Scunthorpe, England and obtained documents pursuant to legal process as part of an investigation of industry competitive practices concerning pitch, creosote and naphthalene. The United States Department of Justice ("DOJ") also served a subpoena for similar documents at the Company's headquarters in Pittsburgh, Pennsylvania. The investigation is continuing and the Company is cooperating with both the EC and the DOJ. The Company is also cooperating with the Canadian Competition Bureau ("CCB"). As a result of such cooperation, (i) in February 2003, the EC granted the Company's request for exemption from penalties for any infringement the EC may find as a result of its investigation concerning pitch;
(ii) in April 2003, DOJ granted the Company's request for exemption from prosecution for any infringement DOJ may find as a result of imports of pitch, creosote and naphthalene, or the purchase for export of coal tar used to produce these products; and (iii) in April 2003, the CCB granted Koppers a provisional guarantee of immunity from fines under the Canadian Competition Act with respect to the supply and sale of tar pitch, naphthalene, creosote oil and carbon black feedstock prior to 2001. These exemptions were granted upon certain conditions, including the continued cooperation of the Company. The exemptions granted by the EC, DOJ and the CCB apply to any government fine or penalty related to each country's investigation of industry competitive practices. The Company is currently unable to determine the outcome of the investigations. There can be no assurance that the outcome of these matters will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations. The Company is not currently aware of any other government investigations or other claims related to these investigations of industry competitive practices.

Environmental and Other Matters

     The Company is subject to federal, state, local and foreign laws and regulations and potential liabilities relating to the protection of the environment and human health and safety including, among other things, the cleanup of contaminated sites, the treatment, storage and disposal of wastes, the discharge of effluent into waterways, the emission of substances into the air and various health and safety matters. The Company expects to incur substantial costs for ongoing compliance with such laws and regulations. The Company may also face governmental or third-party claims, or otherwise incur costs, relating to cleanup of, or for injuries resulting from, contamination at sites associated with past and present operations. Koppers accrues for environmental liabilities when a determination can be made that they are probable and reasonably estimable.

Environmental and Other Liabilities Retained or Assumed by Others

     The Company has agreements with former owners of certain of its operating locations under which the former owners retained or assumed and agreed to indemnify the Company against certain environmental and other liabilities. The most significant of these agreements was entered into at the Company's formation on December 28, 1988 (the "Acquisition"). Under the related asset purchase agreement between the Company and Beazer East, subject to certain limitations, Beazer East assumed the responsibility for and agreed to indemnify the Company

                                  KOPPERS INC.

against certain liabilities, damages, losses and costs, including, with certain limited exceptions, liabilities under and costs to comply with environmental laws to the extent attributable to acts or omissions occurring prior to the Acquisition (the "Indemnity"). Beazer Limited unconditionally guaranteed Beazer East's performance of the Indemnity pursuant to a guarantee (the "Guarantee"). Beazer Limited became a wholly owned indirect subsidiary of Hanson PLC on December 4, 1991. In 1998, Hanson PLC purchased an insurance policy under which the funding and risk of certain environmental and other liabilities relating to the former Koppers Company, Inc. operations of Beazer East (which includes locations purchased from Beazer East by the Company) are underwritten by Centre Solutions (a member of the Zurich Group) and Swiss Re.

     The Indemnity provides different mechanisms, subject to certain limitations, by which Beazer East is obligated to indemnify the Company with regard to certain environmental claims or environmental cleanup liabilities and imposes certain conditions on the Company before receiving such indemnification. The Company believes that it has taken appropriate steps to satisfy all of such conditions, but Beazer East has in the past and may in the future elect to challenge the Company's compliance with such conditions. For example, Beazer East's obligations under the Indemnity are subject to certain limitations regarding the time period as to which claims for indemnification can be asserted. These limitations include certain conditions that the Company was required to meet by the twelfth anniversary of the closing date, which occurred in December 2000. Since that time, there has been an ongoing dispute between the Company and Beazer East regarding the interpretation and the Company's satisfaction of those conditions, and the extent of Beazer East's ongoing obligations to indemnify the Company after that date, with respect to certain matters. While Koppers and Beazer East have been working cooperatively toward an acceptable resolution to this dispute, the failure to reach such a resolution, or a resolution under terms acceptable to the Company, could have a material adverse effect on the Company's business, financial condition, cash flow and results of operation.

     Contamination has been identified at 19 of the Company's owned sites. Three sites owned and operated by the Company in the United States, as well as one former site the Company has sold, are listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"). The sites include the Company's Gainesville, Florida wood treating facility; the Galesburg, Illinois wood treating facility; the Florence, South Carolina wood treating facility; and the former Feather River wood treating facility, which the Company has sold. Currently, at the properties acquired from Beazer East (which include all of the National Priorities List sites and all but one of the Resource Conservation and Recovery Act ("RCRA")-permitted sites), substantially all investigative, cleanup and closure activities are being conducted and paid for by Beazer East directly pursuant to the terms of the Indemnity, and as such the Company cannot estimate the total costs that will be incurred. In addition, many of the Company's sites are or have been operated under RCRA permits, and remedial and closure activities are being conducted thereunder at several of these sites.

     To date, the parties that retained, assumed or agreed to indemnify the Company against the liabilities referred to above have performed their obligations in all material respects. However, disputes may arise with such parties as to their obligation to indemnify the Company in certain cases, such as the dispute with Beazer East described above. The Company believes that for the last three years amounts paid by Beazer East as a result of its environmental remediation obligations under the Indemnity have averaged in total approximately $8.3 million per year. If for any reason (including disputed coverage or financial incapability) one or more of such parties fail to perform their obligations and the Company is held liable for or otherwise required to pay all or part of such liabilities without reimbursement, the imposition of such liabilities on the Company could have a material adverse effect on the Company's business, financial condition, cash flow and results of operations. In addition, if Koppers were required to record a liability with respect to all or a portion of such matters on the Company's balance sheet, the amount of total liabilities could exceed the book value of assets by an additional amount that could be significant.

     Also, contamination has been detected at certain of the Company's Australian facilities. These sites include the Company's tar distillation facility in Mayfield, NSW, Australia and its wood protection chemicals facility in Trentham, Victoria, Australia, which has been listed on the Victorian register of contaminated sites. A total of approximately $1.0 million is reserved for the estimated remediation costs at these sites.

     Green Spring. The Company was named as a defendant in a toxic tort action, along with Beazer East and CSX Transportation, Inc. ("CSX"), arising from the operation of the Company's wood treating facility in Green Spring, West Virginia ("Green Spring"). Plaintiffs' allegations against the defendants included personal injuries and property damage related to the operation of Green Spring over a lengthy period of time, including a period of time after the Acquisition. A trial of the claims of eight "test" plaintiffs began on March 11, 2002. As a result of the Company's motion for summary judgment filed before the commencement of the trial and the Company's motion for a directed verdict filed during the trial, the court dismissed the claims by the eight "test" plaintiffs against the Company and entered final judgment for the Company on June 25, 2002. The court ruled, among other things, that the Company was not the successor company to Beazer East for the purposes of claims arising from events that occurred before the creation of Koppers Inc. on December 28, 1988. The final judgment in the Company's favor was not appealed by the eight "test" plaintiffs. Although the claims of the eight "test" plaintiffs against the Company were dismissed, the trial continued with respect to their claims against Beazer East and CSX. In April 2002, the jury found in favor of Beazer East and CSX with respect to the claims of four of the eight "test" plaintiffs which related to medical monitoring. With regard to the remaining four "test" plaintiffs, the jury awarded damages against Beazer East and CSX totaling $825,000. Plaintiffs, Beazer East and CSX, filed various post-trial motions in connection with the trial, all but one of which was denied.

     In June 2003, the court approved an amendment to plaintiffs' complaint to add approximately 20 plaintiffs. The claims of the remaining plaintiffs (approximately 105) against the Company, Beazer East and CSX were stayed by the judge during the pendency of the trial of the claims of the eight "test" plaintiffs. In January 2003, the court ordered a trial of the claims of the remaining plaintiffs on certain liability issues. The trial was initially scheduled for July 2003, but was postponed to July 2004. The remaining plaintiffs were former employees of Green Spring, family members of such employees and residents of the communities surrounding Green Spring. Defendants subsequently negotiated a settlement with the plaintiffs that has resulted in the dismissal with prejudice of all claims against Beazer, CSX and the Company. The settlement agreement required no contribution from the Company.

     Grenada. The Company, along with Beazer East, Illinois Central Railroad and Heatcraft, Inc. ("Heatcraft"), have been named in four toxic tort lawsuits involving numerous plaintiffs in various state courts in Mississippi and one such case in federal court in Mississippi arising from the operation of the Company's wood treating facility in Grenada, Mississippi ("Grenada") and an adjacent manufacturing facility operated by Heatcraft. The Complaints allege that plaintiffs were exposed to harmful levels of various toxic chemicals, including creosote and pentachlorophenol, as a result of soil, surface water and groundwater contamination and air emissions from the Grenada facility and the Heatcraft facility. Plaintiffs seek compensatory and punitive damages for, among other things, personal injuries. The Company is seeking to transfer venue of the state court cases to Grenada County, Mississippi. Discovery is continuing in the federal case, but has been stayed in the state court cases during the pendency of the Company's appeal. Although the Company intends to vigorously defend these cases, there can be no assurance that an unfavorable resolution of this matter will not have a material adverse effect on the Company's business, financial condition, cash flow and results of operations.

     Somerville. Koppers, along with Burlington Northern and Santa Fe Rail Way Company and Solvents and Chemicals, Inc., has been named in a total of nine toxic tort lawsuits for a total of approximately 30 plaintiffs that were filed in various state courts in Texas by individuals claiming to be residents of Somerville, Texas. The Complaints allege that plaintiffs have suffered personal injuries resulting from exposure to chemicals used at the Somerville, Texas wood treating plant, which plant is currently owned by the Company. Each case is in its early stage. The Company intends to vigorously defend these cases.

Other Environmental Matters

     In October 1996, the Company received a Clean Water Act information request from the United States Environmental Protection Agency ("EPA"). This information request asked for comprehensive information on discharge permits, applications for discharge permits, discharge monitoring reports and the analytical data in support of the reports and applications. EPA subsequently alleged that the Company violated various provisions of the Clean Water Act. In July 2000, Koppers received a settlement demand from EPA requesting $4.5 million in settlement of alleged civil violations of the Clean Water Act. EPA and Koppers subsequently agreed, among other things, to a $2.9 million settlement, payable over two years. The first payment, totaling $1.0 million, was made in April 2003.

     Additionally, during an investigation initiated by the Company at the Company's Woodward Coke facility prior to its closure in January 1998, it was discovered that certain environmental records and reports related to the discharge of treated process water contained incomplete and inaccurate information. Corrected reports were submitted to the State of Alabama and EPA, which resulted in a Complaint against the Company by EPA alleging certain civil and criminal violations of applicable environmental laws. The Company subsequently entered into a plea agreement which provides, among other things, for the payment by the Company of a $2.1 million fine payable to the government over two years and $0.9 million in restitution payable to the Black Warrior-Cahaba Rivers Land Trust over two years and three years of probation. The Company's plea was entered in August 2002 and the sentencing of the Company occurred in December 2002. At the sentencing, the court, among other things, approved the terms of the plea agreement previously negotiated between the Company and EPA. The first two payments totaling $1.0 million each were made in December 2002 and December 2003. A failure on the Company's part to comply with the terms of the compliance agreement, plea agreement and probation could lead to significant additional costs and sanctions, including the potential for the Company's suspension or debarment from governmental contracts.

Rents

     Rent expense including operating leases for 2003, 2002 and 2001 was $28.0 million, $25.2 million and $24.4 million, respectively. Commitments during the next five years under operating leases aggregate to approximately $64.3 million and are as follows (in millions):

              2004...................................    $21.6
              2005...................................    16.9
              2006...................................     9.6
              2007...................................     8.6
              2008...................................     7.6


Labor Unions

     Of the Company's employees, approximately 60% are represented by 24 different labor unions and covered under numerous labor contracts. The United Steelworkers of America, covering workers at six facilities, accounts for the largest membership with more than 300 employees. Another significant affiliation is the Paper, Allied-Industrial, Chemical & Energy Workers' International Union, with more than 200 employees at four facilities. Labor contracts expiring in 2004 cover approximately 20% of total employees.

10. Operations By Business Segment

Description of the Types of Products and Services From Which Each Reportable Segment Derives Its Revenues.

     The Company's Carbon Materials & Chemicals division is a supplier of a) carbon pitch, which is used primarily by the aluminum industry as a binder in the manufacture of anodes; b) PAA, used in the manufacture of plasticizers, unsaturated polyester resins, alkyd resins and dye making; c) creosote and chemicals, used in the protection of timber against termites, fungal decay and weathering; d) carbon black (and carbon black feedstock), used in the production of rubber tires; and e) furnace coke, used in the manufacture of steel.

     The Company's Railroad & Utility Products division a) provides various products and services to railroads, including crossties (both wood and concrete), track and switch pre-assemblies, and disposal services; b) supplies treated wood poles to electric and telephone utilities; and c) provides products to, and performs various wood treating services for, vineyards, construction and other commercial applications.

Measurement of Segment Profit or Loss and Segment Assets.

     The Company evaluates performance and allocates resources based on profit or loss from operations before interest and income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Intersegment transactions are eliminated in consolidation.

Factors Management Used to Identify the Company's Reportable Segments.

     The Company's reportable segments are business units that offer different products. The reportable segments are each managed separately because they manufacture and distribute distinct products with different production processes. The business units have been aggregated into two reportable segments since management believes the long-term financial performance of these business units is affected by similar economic conditions.

                                                                          Business Segments
                                                                          Carbon      Railroad
                                                                        Materials    & Utility
                                                                       & Chemicals    Products   All Other    Total
                                                                                       (In millions)
Year ended December 31, 2003:
Revenues from external customers.................................         $484.1        $358.8        $--      $842.9
Intersegment revenues............................................           27.4          --          --         27.4
Depreciation and amortization....................................           23.5           8.0         2.2       33.7
Operating profit (loss)..........................................            7.7          13.0        (1.6)      19.1
Segment assets...................................................          316.5         139.3        58.2      514.0
Capital expenditures.............................................            9.1          10.2       --          19.3

Year ended December 31, 2002:
Revenues from external customers.................................         $438.4        $338.1        $--      $776.5
Intersegment revenues............................................           23.4          --          --         23.4
Depreciation and amortization....................................           19.1           7.5         2.1       28.7
Operating profit (loss)..........................................           29.4          16.9        (2.0)      44.3
Segment assets...................................................          284.6         127.7        51.5      463.8
Capital expenditures.............................................           12.9           6.6         0.2       19.7



                                      F-32

                                  KOPPERS INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Year ended December 31, 2001:
Revenues from external customers.................................         $454.2        $299.5        $--      $753.7
Intersegment revenues............................................           18.9          --          --         18.9
Depreciation and amortization....................................           20.3           8.0         2.1       30.4
Operating profit (loss)..........................................           32.3          11.7        (1.7)      42.3
Capital expenditures.............................................           15.6           5.0         0.4       21.0


                                  KOPPERS INC.

                                                                                              Year Ended
                                                                                             December 31,
                                                                                     2003        2002         2001
                                                                                             (In millions)
Profit or Loss
Operating profit for reportable segments....................................         $  20.7     $  46.3      $  44.0
Corporate depreciation and amortization.....................................            (2.2)       (2.1)        (2.1)
Equity in earnings of affiliates............................................            --          --            0.3
Other including Section 29 tax credits......................................             0.6         9.9          8.6
                                                                                     ---------   --------     ---------
    Income before interest expense, income tax provision and minority interest
                                                                                     $  19.1     $  54.1      $  50.8
                                                                                     =========   ========     =========
Assets
Total assets for reportable segments........................................         $ 455.8     $ 412.3
Deferred financing..........................................................            14.2         6.5
Deferred taxes..............................................................            52.3        40.3
Fixed assets................................................................             1.2         1.5
Other.......................................................................             6.5        16.8
Cash and short-term investments.............................................             0.4         1.2
Elimination of intercompany receivables.....................................           (16.4)      (14.8)
                                                                                     ---------   --------
    Total consolidated assets...............................................         $ 514.0     $ 463.8
                                                                                     =========   ========
Geographic Information
United States:
Revenues from external customers............................................         $ 555.5     $ 539.9
Long-lived assets...........................................................           199.0       189.2
Australia and Pacific Rim:
Revenues from external customers............................................         $ 158.4     $ 129.7
Long-lived assets...........................................................            53.4        38.5
Europe:
Revenues from external customers............................................         $ 129.0     $ 106.9
Long-lived assets...........................................................            16.7        16.5


                                  KOPPERS INC.

Revenues for Significant Product Lines.

     The Company's reportable segments are business units that offer different products. The revenues generated for significant product lines sold to outside customers are as follows:

                                                   2003         2002        2001
                                                            (In millions)
Carbon Materials & Chemicals:
Carbon pitch...................................   $185.7     $170.7      $173.1
Phthalic anhydride.............................     59.7       51.6        55.4
Furnace coke...................................     37.0       38.8        34.3
Carbon black and carbon black feedstock........     46.1       39.4        43.1
Creosote ......................................     20.6       24.1        25.0
Other..........................................    135.0      113.8       123.3
                                                  ------     ------      ------
    Total external revenues....................   $484.1     $438.4      $454.2

Railroad & Utility Products:
Railroad crossties.............................   $222.4     $206.3      $168.8
Utility poles..................................     66.6       67.9        71.7
Other..........................................     69.8       63.9        59.0
                                                  ------     ------      ------
    Total external revenues....................   $358.8     $338.1      $299.5

                                  KOPPERS INC.

11. Financial Information for Subsidiary Guarantors

     The Company's payment obligations under the 9 7/8% Senior Subordinated Notes due 2013 (the "New Notes") are fully and unconditionally guaranteed on a joint and several basis by Koppers' (the parent) subsidiaries, Koppers Australia Pty Ltd., and Koppers Industries of Delaware, Inc. (collectively, the "Guarantor Subsidiaries"). The Notes have not been guaranteed by KHC Assurance, Inc., Koppers Europe, KSA Limited Partnership, or Koppers (China) Carbon and Chemical Co., Limited (collectively, the "Non-Guarantor Subsidiaries"). The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                 Condensed Consolidating Statement of Operations
                      For the Year Ended December 31, 2003
                                  (In millions)

                                                                             Non-
                                                            Guarantor     Guarantor     Consolidating
                                                Parent    Subsidiaries   Subsidiaries    Adjustments    Consolidated
Net sales.....................................   $517.1      $ 128.1       $   218.7       $(21.0)          $842.9
Operating expenses:
  Cost of sales including depreciation and        485.0         82.6           192.6         (0.5)           759.7
  amortization................................
  Selling, general and administrative.........     30.0          8.3            17.3         --               55.6
  Restructuring and impairment charges........      8.5         --              --           --                8.5
                                                --------    ---------      ----------     ---------        ---------
   Total operating expenses...................    523.5         90.9           209.9         (0.5)           823.8
                                                --------    ---------      ----------     ---------        ---------
Operating profit (loss).......................     (6.4)        37.2             8.8        (20.5)            19.1
Other income (expense)........................     --            0.6            (0.6)        --               --
                                                --------    ---------      ----------     ---------        ---------
Income (loss) before interest expense,
  income taxes                                     (6.4)        37.8             8.2        (20.5)            19.1
  and minority interest.......................
Interest expense (income).....................     39.2         (0.9)            1.2         (1.8)            37.7
Income tax provision (benefit)................    (19.5)        15.0             3.2         --               (1.3)
Minority interest.............................     --           --               1.7         --                1.7
                                                --------    ---------      ----------     ---------        ---------
Income (loss) before cumulative effect of
  accounting change...........................    (26.1)        23.7             2.1        (18.7)           (19.0)
Cumulative effect of accounting change:
  Asset retirement obligations, net of tax
  of $11.7....................................    (18.1)        --              --           --              (18.1)
                                                --------    ---------      ----------     ---------        ---------
Net income (loss).............................   $(44.2)     $  23.7       $     2.1       $(18.7)          $(37.1)
                                                ========    =========      ==========     =========        =========


                 Condensed Consolidating Statement of Operations
                      For the Year Ended December 31, 2002
                                  (In millions)

                                                                             Non-
                                                            Guarantor     Guarantor     Consolidating
                                                Parent    Subsidiaries   Subsidiaries    Adjustments    Consolidated
Net sales.....................................   $500.1      $ 111.2         $187.2        $(22.0)        $776.5
Operating expenses:
  Cost of sales including depreciation and        454.2         74.6          170.2         (10.8)         688.2
  amortization................................


                                      F-36

                                  KOPPERS INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  Selling, general and administrative.........     26.1          6.3           11.6          --             44.0
                                                --------     ---------     ----------    ----------      ---------
   Total operating expenses...................    480.3         80.9          181.8         (10.8)         732.2
                                                --------     ---------     ----------    ----------      ---------
Operating profit..............................     19.8         30.3            5.4         (11.2)          44.3
Other income (expense)........................     --           10.4           (0.6)         --              9.8
                                                --------     ---------     ----------    ----------      ---------
Income before interest expense, income taxes
  and                                              19.8         40.7            4.8         (11.2)          54.1
  minority interest...........................
Interest expense (income).....................     24.9         (0.7)           1.4          (2.7)          22.9
Income tax provision..........................     (6.1)        16.7            3.2          --             13.8
Minority interest.............................     --           --              0.9          --              0.9
                                                --------     ---------     ----------    ----------      ---------
Net income (loss).............................     $1.0      $  24.6         $ (0.7)       $ (8.5)         $16.5
                                                ========     =========     ==========    ==========      =========

                                  KOPPERS INC.

                 Condensed Consolidating Statement of Operations
                      For the Year Ended December 31, 2001
                                  (In millions)
================================================================================================================================

                                                                             Non-
                                                            Guarantor     Guarantor     Consolidating
                                                Parent    Subsidiaries   Subsidiaries    Adjustments    Consolidated
Net sales.....................................   $496.0       $102.6         $180.8      $(25.7)           $ 753.7
Operating expenses:
  Cost of sales including depreciation and        446.2         59.0          163.9        (7.3)             661.8
  amortization................................
  Selling, general and administrative.........     28.1          6.5           11.7        --                 46.3
  Restructuring charges.......................      3.3         --             --          --                  3.3
                                                --------     --------       --------    ---------          ----------
   Total operating expenses...................    477.6         65.5          175.6        (7.3)             711.4
                                                --------     --------       --------    ---------          ----------
Operating profit..............................     18.4         37.1            5.2       (18.4)              42.3
Other income (expense)........................     --            8.8           (0.3)       --                  8.5
                                                --------     --------       --------    ---------          ----------
Income before interest expense, income             18.4         45.9            4.9       (18.4)              50.8
  taxes and
  minority interest...........................
Interest expense (income).....................     27.4         (0.8)           0.5        (2.6)              24.5
Income tax provision..........................     (6.3)        15.2            3.2        --                 12.1
Minority interest.............................     --           --              0.9        --                  0.9
                                                --------     --------       --------    ---------          ----------
Net income (loss).............................   $ (2.7)      $ 31.5         $  0.3      $(15.8)           $  13.3
                                                ========     ========       ========    =========          ==========

                      Condensed Consolidating Balance Sheet
                                December 31, 2003
                                  (In millions)

                                                                                 Non-
                                                                 Guarantor     Guarantor    Consolidating
                                                     Parent     Subsidiaries Subsidiaries   Adjustments   Consolidated
ASSETS
Current assets:
  Cash and cash equivalents...................        $  0.4       $   4.3      $   4.9        $  --         $   9.6
  Accounts receivable, net....................         107.1         201.4         52.4         (261.3)         99.6
  Inventories.................................          66.8          26.3         24.4           --           117.5
  Deferred tax benefit........................           8.9          --           --             --             8.9
  Other.......................................           1.3           3.3          3.5           --             8.1
                                                      ------       -------      -------        --------      -------
   Total current assets.......................         184.5         235.3         85.2         (261.3)        243.7
Equity investments............................          77.0          35.0          7.3         (109.0)         10.3
Fixed assets, net.............................          93.7          25.8         31.5           --           151.0
Goodwill......................................          11.4          14.9          7.9           --            34.2
Deferred tax benefit..........................          47.8           4.4          2.7           --            54.9
Other assets..................................          17.8          --            2.1           --            19.9
                                                      ------       -------      -------        --------      -------
     Total assets.............................         432.2         315.4        136.7         (370.3)        514.0
                                                      ======       =======      =======        ========      =======


                                      F-38

                                  KOPPERS INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................         222.2           9.6         93.2         (261.2)         63.8
  Accrued liabilities.........................          59.7           9.1         16.8           --            85.6
  Current portion of term loans...............           8.0          --           --             --             8.0
                                                      -------      --------     --------      ----------    ---------
   Total current liabilities..................         289.9          18.7        110.0         (261.2)        157.4
Long-term debt................................         326.0           3.8          2.9           --           332.7
Other long-term liabilities...................          71.3           1.4         21.0           --            93.7
                                                      -------      --------     --------      ----------    ---------
     Total liabilities........................         687.2          23.9        133.9         (261.2)        583.8
Common stock subject to redemption............          13.2          --            -             --            13.2
Minority interest.............................          --            --            6.1           --             6.1
Other stockholders' equity (deficit)..........        (268.2)        291.5         (3.3)        (109.1)        (89.1)
                                                      -------      --------     --------      ----------    ---------
     Total liabilities and stockholders' equity
     (deficit)................................        $432.2       $ 315.4      $ 136.7        $(370.3)      $ 514.0
                                                      =======      ========     ========      ==========    =========

                                  KOPPERS INC.

                      Condensed Consolidating Balance Sheet
                                December 31, 2002
                                  (In millions)

                                                                             Non-
                                                            Guarantor     Guarantor     Consolidating
                                                Parent    Subsidiaries   Subsidiaries    Adjustments    Consolidated
ASSETS
Current assets:
  Cash and cash equivalents...................   $  0.8       $  2.6         $  6.1        $ --             $  9.5
  Accounts receivable, net....................    102.9        182.6           47.6        (237.2)            95.9
  Inventories.................................     66.4         21.0           16.2          --              103.6
  Deferred tax benefit........................      5.1         --             --            --                5.1
  Other.......................................      0.4          2.8            2.3          --                5.5
                                                -------       ------         ------        -------          -------
   Total current assets.......................    175.6        209.0           72.2        (237.2)           219.6
Equity investments............................     77.0         31.9            7.8        (105.4)            11.3
Fixed assets, net.............................    101.4         21.6           32.3          --              155.3
Goodwill                                           11.4         10.9            6.9          --               29.2
Deferred tax benefit..........................     30.0          4.1            1.1          --               35.2
Other assets..................................     10.1          0.1            3.0          --               13.2
                                                -------       ------         ------        -------          -------
     Total assets.............................   $405.5       $277.6         $123.3        $(342.6)         $463.8
                                                =======       ======         ======        =======          =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................    213.7          8.2           82.9        (237.0)            67.8
  Accrued liabilities.........................     11.1          7.6           16.5          --               35.2
  Revolving credit............................     31.3         --             --            --               31.3
  Current portion of term loans...............     20.5          1.3           --            --               21.8
                                                -------       ------         ------        -------          -------
   Total current liabilities..................    276.6         17.1           99.4        (237.0)           156.1
Long-term debt................................    202.6          4.1            1.9          --              208.6
Other long-term liabilities...................     54.1          0.2           17.1          --               71.4
                                                -------       ------         ------        -------          -------
     Total liabilities........................    533.3         21.4          118.4        (237.0)           436.1
Common stock subject to redemption............     23.1         --             --            --               23.1
Minority interest.............................     --           --              5.4          --                5.4
Stockholders' equity (deficit)................   (150.9)       256.2           (0.5)       (105.6)            (0.8)
                                                -------       ------         ------        -------          -------
     Total liabilities and stockholders'
     equity...................................   $405.5       $277.6         $123.3        $(342.6)         $463.8
                                                =======       ======         ======        =======          =======


                                  KOPPERS INC.

                 Condensed Consolidating Statement of Cash Flows
                      For the Year Ended December 31, 2003
                                  (In millions)

                                                                             Non-
                                                            Guarantor     Guarantor     Consolidating
                                                Parent    Subsidiaries   Subsidiaries    Adjustments    Consolidated
Cash provided by operating activities.........   $   6.9      $  6.9         $ (1.4)       $ --             $ 12.4
Cash provided by (used in) investing activities:
  Capital expenditures........................     (14.2)       (2.0)          (3.1)         --              (19.3)
  Other.......................................       0.5         0.3           --            --                0.8
                                                 --------     -------        -------       ------           -------
    Net cash (used in) investing activities...     (13.7)       (1.7)          (3.1)         --              (18.5)
Cash provided by (used in) financing activities:
  Net borrowings (repayments) of revolving
  credit......................................     (24.8)       (0.6)           0.3          --              (25.1)
  Net borrowings (repayments) of term debt....     (40.6)       (1.1)          --            --              (41.7)
  Issuance of 9 7/8% Senior Secured Notes
  Due 2013 ...................................     320.0        --             --            --              320.0
  Redemption of 9 7/8% Senior Subordinated
   Notes                                          (175.0)       --             --            --             (175.0)
   Due 2007...................................
  Purchases of common stock...................      (9.0)       --             --            --               (9.0)
  Payment of deferred financing costs.........     (16.1)       --             --            --              (16.1)
  Dividends paid..............................     (48.1)       --             --            --              (48.1)
                                                 --------     -------        -------       ------           -------
    Net cash provided by (used in) financing
    activities................................       6.4        (1.7)           0.3          --                5.0
Effect of exchange rates on cash..............      --          (1.8)           3.0          --                1.2
                                                 --------     -------        -------       ------           -------
Net increase (decrease) in cash and cash
equivalents...................................      (0.4)        1.7           (1.2)         --                0.1
Cash and cash equivalents at beginning of
year..........................................       0.9         2.4            6.2          --                9.5
                                                 --------     -------        -------       ------           -------
Cash and cash equivalents at end of year......   $   0.5      $  4.1         $  5.0        $ --             $  9.6
                                                 ========     =======        =======       ======           =======


                 Condensed Consolidating Statement of Cash Flows
                      For the Year Ended December 31, 2002
                                  (In millions)

                                                                             Non-
                                                            Guarantor     Guarantor     Consolidating
                                                Parent    Subsidiaries   Subsidiaries    Adjustments    Consolidated
Cash provided by operating activities.........   $ 27.6       $  16.2        $   2.2       $  --            $  46.0
Cash provided by (used in) investing activities:
  Capital expenditures........................    (14.0)         (2.1)          (3.6)         --              (19.7)
  Other.......................................     --             0.3            1.1          --                1.4
                                                 -------      --------       --------      -------          --------
    Net cash (used in) investing activities...    (14.0)         (1.8)          (2.5)         --              (18.3)


                                      F-41

                                  KOPPERS INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
Cash provided by (used in) financing activities:
  Net borrowings (repayments) of revolving
  credit......................................     24.2          (1.8)          (0.6)         --               21.8
  Net borrowings (repayments) of term debt....    (22.2)         (8.2)          --            --              (30.4)
  Purchases of common stock...................     (6.2)         --             --            --               (6.2)
  Dividends paid..............................     (9.8)         --             --            --               (9.8)
                                                 -------      --------       --------      -------          --------
    Net cash provided by (used in)
    financing activities......................    (14.0)        (10.0)          (0.6)         --              (24.6)
Effect of exchange rates on cash..............     --            (2.2)           3.4          --                1.2
                                                 -------      --------       --------      -------          --------
Net increase (decrease) in cash and cash
equivalents...................................     (0.4)          2.2            2.5          --                4.3
Cash and cash equivalents at beginning of
year..........................................      1.3           0.2            3.7          --                5.2
                                                 -------      --------       --------      -------          --------
Cash and cash equivalents at end of year......   $  0.9       $   2.4        $   6.2       $  --            $   9.5
                                                 =======      ========       ========      =======          ========

                                  KOPPERS INC.

                 Condensed Consolidating Statement of Cash Flows
                      For the Year Ended December 31, 2001
                                  (In millions)

                                                                             Non-
                                                            Guarantor     Guarantor     Consolidating
                                                Parent    Subsidiaries   Subsidiaries    Adjustments    Consolidated
Cash provided by operating activities.........   $ 46.5       $  6.7         $  6.3        $ --             $ 59.5
Cash provided by (used in) investing activities:
  Capital expenditures........................    (10.1)        (1.1)          (3.4)         --              (14.6)
  Acquisitions and related capital                 --           --             (6.4)         --               (6.4)
  expenditures................................
  Other.......................................      0.3          0.1            2.3          --                2.7
                                                 -------      --------       --------      ------           -------
    Net cash (used in) investing activities...     (9.8)        (1.0)          (7.5)         --              (18.3)
Cash provided by (used in) financing activities:
  Net borrowings (repayments) of revolving
  credit......................................     (2.3)         1.4            0.9          --               --
  Net borrowings (repayments) of term debt....    (12.7)        (8.4)          --            --              (21.1)
  Purchases of common stock...................     (5.9)        --             --            --               (5.9)
  Dividends paid..............................    (14.6)        --             --            --              (14.6)
                                                 -------      --------       --------      ------           -------
    Net cash provided by (used in)
    financing activities......................    (35.5)        (7.0)           0.9          --              (41.6)
Effect of exchange rates on cash..............     --           (1.3)           0.1          --               (1.2)
                                                 -------      --------       --------      ------           -------
Net increase (decrease) in cash and cash
equivalents...................................      1.2         (2.6)          (0.2)         --               (1.6)
Cash and cash equivalents at beginning of
year..........................................      0.1          2.8            3.9          --                6.8
                                                 -------      --------       --------      ------           -------
Cash and cash equivalents at end of year......   $  1.3       $  0.2         $  3.7        $ --             $  5.2
                                                 =======      ========       ========      ======           =======

12. Selected Quarterly Financial Data (Unaudited)

     The following is a summary of the quarterly results of operations for the years ended December 31, 2003 and 2002:

                                          1st Quarter          2nd Quarter         3rd Quarter        4th Quarter
                                         2003      2002      2003       2002      2003     2002      2003      2002
                                                          (In millions, except per share figures)
Net sales............................  $191.0    $175.6     $219.4    $203.5    $214.4    $210.3   $218.1     $187.1
Operating profit (loss)..............     6.7       6.2       10.1      13.1      10.6      14.5     (8.3)      10.5
Income before cumulative effect of
   accounting change.................     0.4       1.8        2.2       5.6      --         6.5    (21.6)    -------
                                                                                                                 2.6
Income (loss) to common stock before
   cumulative effect of accounting        0.4      (4.7)      (0.1)      5.6      --         6.5    (75.3)       2.6
   change............................
Net income (loss)....................   (17.7)      1.8        2.2       5.6      --         6.5    (21.6)       2.6


                                      F-43

                                  KOPPERS INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Net income (loss) to common stock....   (17.7)     (4.7)      (0.1)      5.6      --         6.5    (73.0)       2.6
Earnings (loss) per share of common
   stock:
Basic earnings (loss) per share
   before cumulative effect of
   accounting change.................     0.35     (3.74)     (0.08)     4.79      0.06      5.77   (90.86)      2.40
Basic earnings (loss) per share......   (16.96)    (3.74)     (0.08)     4.79      0.06      5.77   (90.86)      2.40
Diluted earnings (loss) per share
   before cumulative effect of
   accounting change.................     0.11     (3.74)     (0.08)     1.60      0.02      1.87   (90.86)      0.76
Diluted earnings (loss) per share....    (5.23)    (3.74)     (0.08)     1.60      0.02      1.87   (90.86)      0.76


     Fourth Quarter 2003 Results. Net income for the fourth quarter of 2003 was negatively impacted by restructuring activities in the U.S. Carbon Materials & Chemicals business and the Company's refinancing activities as follows: (i) restructuring and impairment charges of $7.2 million; (ii) accelerated asset retirement obligations related to the restructuring and impairment charges of $3.1 million; (iii) settlement of a freight contract of $1.4 million as a result of the above restructuring activities; (iv) severance charges of $0.4 million related to various positions in the Carbon Materials & Chemicals business; and
(v) additional interest expense of $14.2 million related to refinancing activities.

     Reclassification. In accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs, quarterly net sales have been reclassified from previously reported amounts to reflect freight and related costs which had previously been reflected as a reduction to net sales. The effect of this change was to increase net sales (with an offsetting increase to cost of sales) for each quarterly period presented as follows:

                                             1st Quarter        2nd Quarter         3rd Quarter        4th Quarter
                                            2003     2002      2003      2002      2003     2002      2003     2002
                                                            (In millions, except per share figures)
Net sales as originally reported.....     $180.2    $165.3    $207.3    $191.6   $202.5    $198.2   $204.8    $175.2
Shipping and handling costs..........       10.8      10.3      12.1      11.9     11.9      12.1     13.3      11.9
                                          ------    ------    ------    ------   ------    ------   ------    ------
Net sales revised....................     $191.0    $175.6    $219.4    $203.5   $214.4    $210.3   $218.1    $187.1
                                          ======    ======    ======    ======   ======    ======   ======    ======

13. Related Party Transactions

     Schnader Harrison Segal & Lewis LLP provided counsel to the Company during 2003. A Director of the Company who is also a shareholder, is also counsel to Schnader Harrison Segal & Lewis LLP. During 2003, the Company paid a total of $0.3 million in legal fees to this firm. Additionally, in 2003, 2002 and 2001 the Company redeemed from the Director 25,116 shares at $29.00 per share, 23,913 shares at $28.00 per share, and 25,116 shares at $28.00 per share, respectively.

Consulting Agreements

     The Company entered into a consulting agreement with a Director in 1999 in which the Company pays a fee of $12,500 per month to the Director for consulting services. The agreement also includes a provision, which allowed the Director to purchase 20,000 shares of common stock for $17.00 per share, which purchase was made in October 1999 when the fair value per share was $17.25. Additionally, the agreement provides for a $0.6 million interest free loan from the Company for the purchase of 35,294 shares of restricted common stock at a price of $17.00 per share. The Director purchased these shares in October 1999 by signing a promissory note to the Company for $0.6 million. The note, which is 70% collateralized by the value of the related shares and 30% by the Director's personal assets, is due in 2009, or immediately in the event the Director is no longer Non-Executive

                                  KOPPERS INC.

Chairman of the Board of Directors. The shares were initially restricted, with a vesting period of five years; at December 31, 2003 all of the shares were vested. In the event the Director is no longer Non-Executive Chairman of the Board of Directors of Koppers, the Company will redeem any non-vested shares at cost and all other shares at fair value.

     Advisory Services Agreement with Saratoga Partners III, L.P. Koppers also has an advisory and consulting agreement with Saratoga pursuant to which the Company pays a management fee of $150,000 per quarter to Saratoga in lieu of Director's fees to the Saratoga Director. In addition, Saratoga may provide the Company with financial advisory services in connection with significant business transactions, including, but not limited to: (i) identification, negotiation and analysis of acquisitions and dispositions by Koppers or its subsidiaries; (ii) negotiations and analysis of financing alternatives, including in connection with acquisitions, capital expenditures and refinancing of indebtedness; (iii) finance functions, including assistance in financial projections; (iv) human resource functions, including searching and hiring of executives; and (v) such other services as the Board of Directors and Saratoga Partners III, L.P. shall agree. For such services, the Company will pay Saratoga compensation comparable to compensation paid for such services by similarly situated companies. During 2003, the Company paid Saratoga $1.6 million related to advisory services related to refinancing activities.

                 SCHEDULE II -VALUATION AND QUALIFYING ACCOUNTS
              For the years ended December 31, 2003, 2002 and 2001
                                  (In millions)

                                                Balance at      Additions                               Balance
                                                Beginning        Charged                  Foreign      at Close
                                                 of Year       to Expense    Deductions   Exchange      of Year
                                                 -------       ----------    ----------   --------      -------

2003
Allowance for doubtful accounts....................$0.9           $2.1          $1.7        $0.1         $1.4
                                                   ====           ====          ====        ====         ====

Inventory obsolescence reserves....................$0.6           $0.6          $0.4        $0.1         $0.9
                                                   ====           ====          ====        ====         ====
2002
Allowance for doubtful accounts....................$1.0           $0.1          $0.2        $ -          $0.9
                                                   ====           ====          ====        ====         ====

Inventory obsolescence reserves....................$0.6           $ -          $ -         $ -          $0.6
                                                   ====           ====          ====        ====         ====
2001
Allowance for doubtful accounts....................$0.9           $2.3          $2.2        $ -          $1.0
                                                   ====           ====          ====        ====         ====

Inventory obsolescence reserves....................$0.3           $0.3          $ -         $ -          $0.6
                                                   ====           ====          ====        ====         ====

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 and 1742 of the Pennsylvania Business Corporations Law ("BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was servicing at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

     Notwithstanding of the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     BCL Section 1745 provides that expenses (including attorney's fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final deposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

     BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification is determined by a court to have constituted willful misconduct or recklessness.

     BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

     Our Articles of Incorporation and Bylaws provide for (i) indemnification of our directors, officers, employees and agents and our subsidiaries and (ii) the elimination of a director's liability for monetary damages, to the maximum extent permitted by the BCL. We also maintain directors' and officers' liability insurance covering our directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                  EXHIBIT INDEX

Exhibit No.                            Exhibit
-----------                            -------

     3.1 Restated and Amended Articles of Incorporation of the Company (Incorporated by reference to Exhibit 4.1 of the Company's Form S-8 Registration Statement filed December 22, 1997).

     3.2 Restated and Amended Bylaws of the Company (Incorporated by reference to Exhibit 4.2 of the Company's Form S-8 Registration Statement filed December 22, 1997).

     4.1 Indenture, by and among the Company, the Guarantors named therein and JPMorgan Chase Bank as Trustee, dated as of October 15, 2003 (Incorporated by reference to Exhibit 10.43 to the Company's Form 10-Q filed November 12, 2003).

     4.2  Form of Note (Included in Exhibit 4.1 hereto).

     4.3 Registration Rights Agreement by and among the Company, the Guarantors named therein and the Initial Purchasers named therein, dated as of September 30, 2003 (Incorporated by reference to Exhibit 10.44 to the Company's Form 10-Q filed November 12, 2003).

     5.1** Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.

     5.2** Opinion of Reed Smith LLP regarding the legality of the securities being registered.

     5.3** Opinion of Baker & McKenzie regarding the legality of the securities being registered.

     10.1 Asset Purchase Agreement by and between the Company and Koppers Company, Inc., dated as of December 28, 1988 (Incorporated by reference to respective exhibits to the Company's Prospectus filed February 7, 1994).

     10.2 Asset Purchase Agreement Guarantee provided by Beazer PLC, dated as of December 28, 1988 (Incorporated by reference to respective exhibits to the Company's Prospectus filed February 7, 1994).

     10.3 Stockholders' Agreement by and among the Company, Saratoga Partners III, L.P. and the Management Investors referred to therein, dated as of December 1, 1997 (Incorporated by reference to Exhibit 4.3 of the Company's Form S-8 Registration Statement filed December 22, 1997).

     10.4 Stock Subscription Agreement, dated as of December 26, 1988 (Incorporated by reference to respective exhibits to the Company's Prospectus filed February 7, 1994 pursuant to Rule 424(b) of the Securities Act of 1933, as amended).

     10.5 Advisory Services Agreement by and between the Company and Saratoga Partners III, L.P., dated as of December 1, 1997 (Incorporated by reference to Exhibit 10.29 to the Company's Form S-4 Registration Statement filed December 22, 1997).

     10.6 Indenture by and between the Company and PNC Bank, National Association, as Trustee, dated as of December 1, 1997 (Incorporated by reference to Exhibit 4.2 of the Company's Form S-4 Registration Statement filed December 23, 1997).

     10.7 Credit Agreement by and among the Company, the Guarantors party hereto, the Banks party hereto, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents, dated as of May 12, 2003 (Incorporated by reference to Exhibit
          10.40 to the Company's Form 10-Q filed August 4, 2003).

Exhibit No.                            Exhibit
-----------                            -------

     10.8 Amendment to the Credit Agreement by and among the Company, the Guarantors party hereto, the Banks party hereto, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents, dated as of October 15, 2003 (Incorporated by reference to Exhibit 10.42 to the Company's Form 10-Q filed November 12, 2003).

     10.9* Intercreditor Agreement by and among PNC Bank, National Association, as Credit Agent, JPMorgan Chase Bank, as Trustee, the Company and the Guarantors named therein, dated as of October 15, 2003.

     10.10 Employment agreement with Steven R. Lacy dated April 5, 2002 (Incorporated by reference to Exhibit 10.35 of the Company's Form 10-K filed March 5, 2003).

     10.11 Employment agreement with David Whittle dated August 18, 2000 (Incorporated by reference to Exhibit 10.35 of the Company's Form 10-K filed March 5, 2003).

     10.12 Employment agreement with Robert H. Wombles dated August 1, 2001 (Incorporated by reference to Exhibit 10.35 of the Company's Form 10-K filed March 5, 2003).

     10.13 Retirement Plan of Koppers Industries, Inc. and Subsidiaries for Salaried Employees (Incorporated by reference to Exhibits to the Company's Prospectus filed February 7, 1994 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the offering of the 8 1/2% Senior Notes due 2004).

     10.14 Koppers Industries, Inc. Non-contributory Long Term Disability Plan for Salaried Employees (Incorporated by reference to respective exhibits to the Company's Prospectus filed February 7, 1994 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the offering of the 8 1/2% Senior Notes due 2004).

     10.15 Koppers Industries, Inc. Employee Savings Plan (Incorporated by reference to respective exhibits to the Company's Prospectus filed February 7, 1994 in connection with the offering of the 8 1/2% Senior Notes due 2004).

     10.16 Koppers Industries, Inc. Survivor Benefit Plan (Incorporated by reference to respective exhibits to the Company's Prospectus filed February 7, 1994 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the offering of the 8 1/2% Senior Notes due 2004).

     10.17 Restated and Amended Employee Stock Option Plan (Incorporated by reference to respective exhibits to the Company's Amendment No. 1 to Form S-1 Registration Statement filed June 18, 1996 in connection with the offering of 7,001,922 shares of Common Stock).

     10.18 Compensation contracts and Promissory Note for Robert Cizik (Incorporated by reference to respective exhibits to the Company's 10-K for the year ended December 31, 1999).

     10.19 Koppers Industries, Inc. 1997 Stock Option Plan (Incorporated by reference to respective exhibits to the Company's Form 10-K for the year ended December 31, 2001).

     10.20 Koppers Industries, Inc. 1998 Stock Option Plan, as Restated and Amended as of November 9, 1999) (Incorporated by reference to respective exhibits to the Company's Form 10-K for the year ended December 31, 2001).

     10.21 Koppers Industries, Inc. 2001 Senior Management Incentive Plan (Incorporated by reference to respective exhibits to the Company's Form 10-K for the year ended December 31, 2001).

     10.22* Confidential Agreement and General Release between Donald E. Davis and Koppers Inc. dated August 18, 2003, filed herewith.

     10.23* Employment agreement with Brian H. McCurrie dated October 13, 2003, filed herewith.

Exhibit No.                            Exhibit
-----------                            -------

     10.24 Compensation contracts and Promissory Note for Robert Cizik (Incorporated by reference to respective exhibits to the Company's Form 10-K for the year ended December 31, 1999).

     10.25 Treatment Services Agreement between the Company and CSX Transportation, Inc. dated October 4, 2002 with certain items omitted pursuant to a request for confidential treatment (Incorporated by reference to respective exhibits to the Company's Form 10-Q for the quarter ended September 30, 2002).

     10.26 Coke supply agreement between Koppers Monessen Partners LP (a consolidated subsidiary of the Company) and ISG Cleveland, Inc. and Subsidiaries dated September 2, 2003 with certain items omitted pursuant to a request for confidential treatment (Incorporated by reference to Exhibit 10.41 to the Company's Form 10-Q for the quarter ended September 30, 2003).

     10.27 Amendment to Credit Agreement, dated October 15, 2003, by and among the Company, the Guarantors party hereto, the Banks party hereto, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents (Incorporated by reference to Exhibit 10.42 to the Company's Form 10-Q for the quarter ended September 30, 2003).

     10.28 Registration Rights Agreement dated September 30, 2003 between the Company and Credit Suisse First Boston LLC As Representative of the Several Purchasers (Incorporated by reference to Exhibit 10.44 to the Company's Form 10-Q for the quarter ended September 30, 2003).

     12.1** Computation of Ratio of Earnings to Fixed Charges.

     21.1* List of subsidiaries of the Company.

     23.1** Consent of Ernst & Young LLP.

     23.2** Consent of Cahill Gordon & Reindel LLP (Included in Exhibit 5.1 hereto).

     23.3** Consent of Reed Smith LLP (Included in Exhibit 5.2 hereto).

     23.4** Consent of Baker & McKenzie (Included in Exhibit 5.3 hereto).

     24.1* Powers of Attorney authorizing execution of Registration Statement on Form S-4 on behalf of certain officers and directors of the Company (included on the signature pages hereto).

     25.1* Statement of Eligibility and Qualification under the Trust Indenture
          Act of 1939 on Form T-1 of JPMorgan Chase Bank as Trustee under the Indenture.

     99.1** Forms of Letter of Transmittal.

     99.2** Forms of Notice of Guaranteed Delivery.

*    Previously filed.

**   Exhibits filed herewith.

ITEM 22. UNDERTAKINGS

     The undersigned Registrants hereby undertake:

     (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereundo duly authorized, in the City of Pittsburgh, State of Pennsylvania, on March 15, 2004.


                         KOPPERS INC.


                         By: /s/ Walter W. Turner
                             --------------------------------------------------
                             Name:   Walter W. Turner
                             Title:  President and Chief Executive Officer and
                                     Director


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                                         Date

/s/ Walter W. Turner                          President and Chief Executive Officer and     March 15, 2004
--------------------------------              Director (Principal Executive Officer)
Walter W. Turner

*                                             Vice President and Chief Financial Officer    March 15, 2004
--------------------------------              (Principal Financial and Accounting Officer)
Brian H. McCurrie

*                                             Director                                      March 15, 2004
--------------------------------
Robert Cizik

*                                             Director                                      March 15, 2004
--------------------------------
Clayton A. Sweeney

*                                             Director                                      March 15, 2004
--------------------------------
Christian L. Oberbeck

*                                             Director                                      March 15, 2004
--------------------------------
David M. Hillenbrand


By:      /s/ Walter W. Turner
--------------------------------
       * Walter W. Turner, as attorney in fact
         pursuant to a power of attorney previously filed


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on March 15, 2004.


                               Koppers Concrete Products, Inc.


                               By:    /s/ Steven R. Lacy
                                      ------------------------------------
                                      Name:    Steven R. Lacy
                                      Title:   Secretary and Director


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                          Title                                          Date

/s/  Thomas D. Loadman                             President and Director (Principal Executive    March 15, 2004
------------------------------------               Officer)
Thomas D. Loadman


/s/  Brian H. McCurrie                             Treasurer and Director (Principal Financial    March 15, 2004
------------------------------------               and Accounting Officer)
Brian H. McCurrie

/s/ Steven R. Lacy                                 Secretary and Director                         March 15, 2004
------------------------------------
Steve R. Lacy

*By a power of attorney previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on March 15, 2004.


                          Koppers Industries of Delaware, Inc.


                          By:    /s/  M. Claire Schaming
                                 Name:    M. Claire Schaming
                                 Title:   Treasurer


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date

/s/ Brian H. McCurrie                               President and Director (Principal             March 15, 2004
--------------------------------                    Executive, Financial and Accounting Officer)
Brian H. McCurrie

*                                                   Vice President, Assistant Secretary and       March 15, 2004
--------------------------------                    Director
Frank S. Zagar

/s/ Steven R. Lacy                                  Assistant Secretary                           March 15, 2004
--------------------------------
Steven R. Lacy

*                                                   Assistant Secretary and Director              March 15, 2004
--------------------------------
Joseph P. DiBianca

*                                                   Treasurer                                     March 15, 2004
--------------------------------
M. Claire Schaming



By:    /s/ M. Claire Schaming
       * M. Claire Schaming, as attorney in fact
         pursuant to a power of attorney previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on March 15, 2004.


                             Concrete Partners, Inc.


                             By:    /s/ Steven R. Lacy
                                    Name:    Steven R. Lacy
                                    Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
/s/ Thomas D. Loadman                               President and Director (Principal Executive   March 15, 2004
-------------------------                           Officer)
Thomas D. Loadman


/s/ Brian H. McCurrie                               Treasurer and Director (Principal Financial   March 15, 2004
--------------------------                          and Accounting Officer)
Brian H. McCurrie

/s/ Steven R. Lacy                                  Secretary and Director                        March 15, 2004
--------------------------
Steven R. Lacy


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on March 15, 2004.


                                       World-Wide Ventures Corporation


                                       By:    /s/ Walter W. Turner
                                              Name:    Walter W. Turner
                                              Title:   President


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
/s/ Walter W. Turner                                President and Director (Principal Executive   March 15, 2004
-----------------------------                       Officer)
Walter W. Turner

*                                                   Vice President (Principal Financial and       March 15, 2004
-----------------------------                       Accounting Officer)
M. Claire Schaming

*                                                   Treasurer and Director                        March 15, 2004
-----------------------------
Barbara M. Morris

*                                                   Assistant Secretary                           March 15, 2004
-----------------------------
Randall D. Collins

/s/ Steven R. Lacy                                  Assistant Secretary                           March 15, 2004
-----------------------------
Steven R. Lacy

By:    /s/ Walter W. Turner
       * Walter W. Turner, as attorney in fact
         pursuant to a power of attorney previously filed


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on March 15, 2004.


                            Koppers Redemption, Inc.


                            By:    /s/ Steven R. Lacy
                                   Name:    Steven R. Lacy
                                   Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
/s/ Brian H. McCurrie                               President and Director (Principal Executive   March 15, 2004
----------------------------                        Officer)
Brian H. McCurrie

/s/ Steven R. Lacy                                  Secretary                                     March 15, 2004
----------------------------
Steven R. Lacy

/s/ M. Claire Schaming                              Treasurer, Assistant Secretary (Principal     March 15, 2004
----------------------------                        Financial and Accounting Officer)
M. Claire Schaming

/s/ Randall D. Collins                              Assistant Secretary and Director              March 15, 2004
---------------------------
Randall D. Collins


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on March 15, 2004.


                            Koppers Australia Holding Company Pty Ltd.


                            By: /s/ Anne B. Cherry
                                   Name:    Anne B. Cherry
                                   Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
*                                                   Managing Director and Director (Principal     March 15, 2004
--------------------------                          Executive Officer)
Ernest S. Bryon

                                                    Secretary (Principal Financial and            March 15, 2004
/s/ Anne B. Cherry                                  Accounting Officer)
--------------------------
Anne B. Cherry

*                                                   Director                                      March 15, 2004
Walter W. Turner

*                                                   Director                                      March 15, 2004
--------------------------
Steven R. Lacy

*                                                   Director                                      March 15, 2004
--------------------------
Brian H. McCurrie

By:    /s/ Anne B. Cherry
       * Anne B. Cherry, as attorney in fact
         pursuant to a power of attorney previously filed


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on March 15, 2004.


                                     Koppers Australia Pty Ltd.


                                     By:    /s/ Anne B. Cherry
                                            Name:    Anne B. Cherry
                                            Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment #1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
*                                                   Managing Director and Director (Principal     March 15, 2004
--------------------------                          Executive Officer)
Ernest S. Bryon

/s/ Anne B. Cherry                                  Secretary (Principal Financial and            March 15, 2004
--------------------------                          Accounting Officer)
Anne B. Cherry

*                                                   Director                                      March 15, 2004
--------------------------
Brian H. McCurrie


By:    /s/ Anne B. Cherry
       * Anne B. Cherry, as attorney in fact
         pursuant to a power of attorney previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on March 15, 2004.


                              Koppers Carbon Materials & Chemicals Pty Ltd.


                              By:    /s/ Anne B. Cherry
                                     Name:    Anne B. Cherry
                                     Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
*                                                   General Manager (Principal Executive          March 15, 2004
--------------------------                          Officer)
John D. Lowcock

                                                    Secretary (Principal Financial and            March 15, 2004
/s/ Anne B. Cherry                                  Accounting Officer)
--------------------------
Anne B. Cherry

*                                                   Director                                      March 15, 2004
--------------------------
Ernest S. Bryon

*                                                   Director                                      March 15, 2004
-------------------------
Brian H. McCurrie

By:    /s/ Anne B. Cherry
       * Anne B. Cherry, as attorney in fact
         pursuant to a power of attorney previously filed


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on March 15, 2004.


                                    KOPPERS WOOD PRODUCTS PTY LTD.


                                    By:    /s/ Anne B. Cherry
                                           Name:    Anne B. Cherry
                                           Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
*                                                   General Manager (Principal Executive          March 15, 2004
---------------------------                         Officer)
Mark R. Boyle

                                                    Secretary (Principal Financial and            March 15, 2004
/s/ Anne B. Cherry                                  Accounting Officer)
---------------------------
Anne B. Cherry

*                                                   Director                                      March 15, 2004
---------------------------
Ernest S. Bryon

*                                                   Director                                      March 15, 2004
---------------------------
Brian H. McCurrie

By:    /s/ Anne B. Cherry
       * Anne B. Cherry, as attorney in fact
         pursuant to a power of attorney previously filed


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on March 15, 2004.


                            KOPPERS SHIPPING PTY LTD.


                            By:    /s/ Anne B. Cherry
                                   Name:    Anne B. Cherry
                                   Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
/s/ Anne B. Cherry                                  Secretary (Principal Executive, Financial     March 15, 2004
----------------------------                        and Accounting Officer)
Anne B. Cherry

*                                                   Director                                      March 15, 2004
----------------------------
Ernest S. Bryon

*                                                   Director                                      March 15, 2004
----------------------------
Brian H. McCurrie

By:    /s/ Anne B. Cherry
       * Anne B. Cherry, as attorney in fact
         pursuant to a power of attorney previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on March 15, 2004.


                                 CONTINENTAL CARBON AUSTRALIA PTY LTD.


                                 By:    /s/ Anne B. Cherry
                                        Name:    Anne B. Cherry
                                        Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
*                                                   General Manager (Principal Executive          March 15, 2004
-----------------------------                       Officer)
Richard Lyons

                                                    Secretary (Principal Financial and            March 15, 2004
/s/ Anne B. Cherry                                  Accounting Officer)
-----------------------------
Anne B. Cherry

*                                                   Director                                      March 15, 2004
-----------------------------
Ernest S. Bryon

*                                                   Director                                      March 15, 2004
-----------------------------
Brian H. McCurrie

By:    /s/ Anne B. Cherry
       * Anne B. Cherry, as attorney in fact
         pursuant to a power of attorney previously filed


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on March 15, 2004.


                                  KOPPERS INVESTMENT SUBSIDIARY PTY LTD.


                                  By:    /s/ Anne B. Cherry
                                         Name:    Anne B. Cherry
                                         Title:   Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
/s/ Anne B. Cherry                                  Secretary (Principal Executive, Financial     March 15, 2004
---------------------------                         and Accounting Officer)
Anne B. Cherry

*                                                   Director                                      March 15, 2004
---------------------------
Ernest S. Bryon

*                                                   Director                                      March 15, 2004
---------------------------
Walter W. Turner

*                                                   Director                                      March 15, 2004
---------------------------
Brian H. McCurrie



By:    /s/ Anne B. Cherry
       * Anne B. Cherry, as attorney in fact
         pursuant to a power of attorney previously filed